                                                                    EXHIBIT 4(a)



                DEBTOR IN POSSESSION LOAN AND SECURITY AGREEMENT

                            FLEET RETAIL FINANCE INC.
                              ADMINISTRATIVE AGENT
                               DOCUMENTATION AGENT
                                COLLATERAL AGENT


                                     LENDERS
                                  NAMED HEREIN


                              JACOBSON STORES INC.
                          THE BORROWERS' REPRESENTATIVE
                                      FOR:
                           THE BORROWERS NAMED HEREIN


                             as of January 30, 2002

                                TABLE OF CONTENTS


Article 1.  - Definitions:.................................................   1

Article 2.  - THE REVOLVING CREDIT:........................................  22
           2-1  -ESTABLISHMENT OF REVOLVING CREDIT.........................  22
           2-2  -ADVANCES IN EXCESS OF BORROWING BASE (OVERLOANS)..........  23
           2-3  -INITIAL RESERVES. CHANGES TO RESERVES.....................  23
           2-4  -RISKS OF VALUE OF COLLATERAL..............................  24
           2-5  -COMMITMENT TO MAKE REVOLVING CREDIT LOANS AND SUPPORT
                 LETTERS OF CREDIT.........................................  24
           2-6  -REVOLVING CREDIT LOAN REQUESTS............................  24
           2-7  -MAKING OF REVOLVING CREDIT LOANS..........................  25
           2-8  -SWINGLINE LOANS...........................................  26
           2-9  -THE LOAN ACCOUNT..........................................  26
           2-10  -THE REVOLVING CREDIT NOTES...............................  27
           2-11  -PAYMENT OF THE LOAN ACCOUNT..............................  27
           2-12  -INTEREST ON REVOLVING CREDIT LOANS.......................  28
           2-13  -CLOSING FEE..............................................  28
           2-14  -ADMINISTRATIVE AGENT'S FEES..............................  28
           2-15  -UNUSED LINE FEE..........................................  28
           2-16  -EARLY TERMINATION FEE....................................  28
           2-17  -CONCERNING FEES..........................................  29
           2-18  -AGENTS' AND LENDERS' DISCRETION..........................  29
           2-19  -PROCEDURES FOR ISSUANCE OF L/C's.........................  29
           2-20  -FEES FOR L/C's...........................................  31
           2-21  -CONCERNING L/C's.........................................  31
           2-22  -INTENTIONALLY OMITTED....................................  33
           2-23  -DESIGNATION OF BORROWERS' REPRESENTATIVE AS
                  BORROWERS' AGENT.........................................  33
           2-24  -LENDERS' COMMITMENTS.....................................  33

Article 3.- INTENTIONALLY OMITTED..........................................  34

Article 4.- CONDITIONS PRECEDENT:..........................................  34
           4-1  -CORPORATE DUE DILIGENCE...................................  35
           4-2  -OPINIONS..................................................  35
           4-3  -Taxes.....................................................  35
           4-4  -APPRAISALS OF REAL ESTATE ASSETS..........................  35
           4-5  -HAZARDOUS WASTE ASSESSMENTS...............................  35
           4-6  -LOAN DOCUMENTS.  ADDITIONAL DOCUMENTS.....................  35
           4-7  -OFFICERS' CERTIFICATE.....................................  36
           4-8  -INTERIM BORROWING ORDER; FINAL BORROWING ORDER............  36
           4-9  -REPRESENTATIONS AND WARRANTIES............................  36
           4-10  -INTENTIONALLY OMITTED....................................  36
           4-11  -ALL FEES AND EXPENSES PAID...............................  36
           4-12  -NO BORROWER INDEFAULT....................................  36
           4-13  -NO ADVERSE CHANGE........................................  36
           4-14  -VALIDITY OF LIENS........................................  36
           4-15  -INTENTIONALLY OMITTED....................................  37
           4-16  -BENEFIT OF CONDITIONS PRECEDENT..........................  37
           4-17   MISCELLANEOUS............................................  37


                                                                         Page ii

Article 5.-GENERAL REPRESENTATIONS, COVENANTS AND WARRANTIES:..............  37
           5-1  -PAYMENT AND PERFORMANCE OF LIABILITIES....................  37
           5-2  -DUE ORGANIZATION. AUTHORIZATION. NO CONFLICTS.............  37
           5-3  -TRADE NAMES...............................................  38
           5-4  -INFRASTRUCTURE............................................  38
           5-6  -LOCATIONS.................................................  39
           5-7  -STORES....................................................  40
           5-8  -TITLE TO ASSETS...........................................  40
           5-9  -INDEBTEDNESS..............................................  40
           5-10  -INSURANCE................................................  41
           5-11  -LICENSES.................................................  42
           5-12  -LEASES...................................................  42
           5-13  -REQUIREMENTS OF LAW......................................  42
           5-14  -LABOR RELATIONS..........................................  42
           5-15  -MAINTAIN PROPERTIES......................................  43
           5-16  -TAXES....................................................  43
           5-17  -NO MARGIN STOCK..........................................  44
           5-18  -ERISA....................................................  44
           5-19  -HAZARDOUS MATERIALS......................................  44
           5-20  -LITIGATION...............................................  44
           5-21  -DIVIDENDS. INVESTMENTS. CORPORATE ACTION.................  44
           5-22  -LOANS....................................................  45
           5-24  -LINE OF BUSINESS.........................................  45
           5-25  -AFFILIATE TRANSACTIONS...................................  45
           5-26  -ADDITIONAL MORTGAGES. HAZARDOUS WASTE ASSESSMENTS........  46
           5-27  -FURTHER ASSURANCES.......................................  46
           5-28  -ADEQUACY OF DISCLOSURE...................................  46
           5-29  -NO RESTRICTIONS ON LIABILITIES...........................  47
           5-30  -BANKRUPTCY PROTECTIONS...................................  47
           5-31  -NO REJECTION OF LEASES...................................  47
           5-32  -OTHER COVENANTS..........................................  47

Article 6. FINANCIAL REPORTING AND PERFORMANCE COVENANTS:..................  47
           6-1  -MAINTAIN RECORDS..........................................  47
           6-2  -ACCESS TO RECORDS.........................................  48
           6-3  -PROMPT NOTICE.............................................  49
           6-4  -BORROWING BASE CERTIFICATE................................  51
           6-5  -WEEKLY AND MONTHLY REPORTS................................  51
           6-6  -QUARTERLY REPORTS.........................................  51
           6-7  -ANNUAL REPORTS............................................  51
           6-8  -OFFICERS' CERTIFICATES....................................  51
           6-9  -INVENTORIES, APPRAISALS, AND AUDITS.......................  52
           6-10  -ADDITIONAL FINANCIAL INFORMATION.........................  53
           6-11  -MINIMUM SALES. MINIMUM INVENTORY PURCHASES...............  53
           6-12  -BUSINESS PLAN............................................  54

Article 7.- USE OF COLLATERAL:.............................................  54
           7-1  -USE OF INVENTORY COLLATERAL...............................  54
           7-2  -INVENTORY QUALITY.........................................  54
           7-3  -ADJUSTMENTS AND ALLOWANCES................................  54
           7-4  -VALIDITY OF ACCOUNTS......................................  54
           7-5  -NOTIFICATION TO ACCOUNT DEBTORS...........................  55

Article 8.- CASH MANAGEMENT. PAYMENT OF LIABILITIES:.......................  55
           8-1  -DEPOSITORY ACCOUNTS.......................................  55
           8-2  -CREDIT CARD RECEIPTS......................................  55


                                                                        Page iii

           8-3  -THE CONCENTRATION, BLOCKED, AND OPERATING ACCOUNTS........  56
           8-4  -PROCEEDS AND COLLECTIONS..................................  56
           8-5  -PAYMENT OF LIABILITIES....................................  57
           8-6  -THE OPERATING ACCOUNT.....................................  58

Article 9.- PRIORITY AND COLLATERAL SECURITY:..............................  58
           9-1  -SUPERPRIORITY CLAIMS AND COLLATERAL SECURITY..............  58
           9-2  -GRANT OF SECURITY INTEREST................................  58
           9-3  -COLLATERAL SECURITY PERFECTION............................  59
           9-4  -EXTENT AND DURATION OF SECURITY INTEREST..................  60

Article 10.- ADMINISTRATIVE AGENT AS BORROWER'S ATTORNEY-IN-FACT...........  60
           10-1  -APPOINTMENT AS ATTORNEY-IN-FACT..........................  60
           10-2  -NO OBLIGATION TO ACT.....................................  61

Article 11.- EVENTS OF DEFAULT:............................................  61
           11-1  -FAILURE TO PAY THE REVOLVING CREDIT......................  61
           11-2  -FAILURE TO MAKE OTHER PAYMENTS...........................  61
           11-3  -FAILURE TO PERFORM COVENANT OR LIABILITY (NO GRACE
                  PERIOD)..................................................  61
           11-4  -FAILURE TO PERFORM COVENANT OR LIABILITY (GRACE PERIOD)..  62
           11-5  -RESTRUCTURING CONSULTANT.................................  62
           11-6  -MISREPRESENTATION........................................  62
           11-7  -ACCELERATION OF OTHER DEBT...............................  63
           11-8  -DEFAULT UNDER OTHER AGREEMENTS...........................  63
           11-9  -UNINSURED CASUALTY LOSS..................................  63
           11-10  -ATTACHMENT. JUDGMENT. RESTRAINT OF BUSINESS.............  63
           11-11  -INDICTMENT - FORFEITURE.................................  63
           11-12  -CHALLENGE TO LOAN DOCUMENTS.............................  63
           11-13  -CHANGE IN CONTROL.......................................  63
           11-14  -CHANGE IN BORROWING ORDER...............................  64
           11-15  -APPOINTMENT OF TRUSTEE OR EXAMINER......................  64
           11-16  -CONVERSION OR DISMISSAL OF CASE.........................  64
           11-17  -RELIEF FROM STAY........................................  64
           11-18  TERMINATION OF BUSINESS..................................  64
           11-19  CERTAIN APPLICATIONS.....................................  64
           11-20  PAYMENT OF PREPETITION INDEBTEDNESS......................  64
           11-21  ADEQUATE PROTECTION ORDERS...............................  64
           11-22  MATERIAL ADVERSE ACTIONS.................................  64

Article 12: -RIGHTS AND REMEDIES UPON DEFAULT..............................  64
           12-1  ACCELERATION..............................................  64
           12-2  RIGHTS OF ENFORCEMENT.....................................  65
           12-3  SALE OF COLLATERAL........................................  65
           12-4  OCCUPATION OF BUSINESS LOCATION...........................  66
           12-5  GRANT OF NONEXCLUSIVE LICENSE.............................  67
           12-6  ASSEMBLY OF COLLATERAL....................................  67
           12-7  RIGHTS AND REMEDIES.......................................  67

Article 13:- REVOLVING CREDIT FUNDINGS AND DISTRIBUTIONS:..................  67
           13-1  -REVOLVING CREDIT FUNDING PROCEDURES......................  67
           13-2  -SWINGLINE LOANS..........................................  67
           13-3  -ADMINISTRATIVE AGENT'S COVERING OF FUNDINGS:.............  68
           13-4  -ORDINARY COURSE DISTRIBUTIONS: REVOLVING CREDIT..........  70

Article 14- ACCELERATION AND LIQUIDATION:..................................  71
           14-1  ACCELERATION NOTICES:.....................................  71


                                                                         Page iv

           14-2  -INTENTIONALLY OMITTED....................................  71
           14-3  - ACCELERATION:...........................................  71
           14-4  -INITIATION OF LIQUIDATION:...............................  71
           14-5  -ACTIONS AT AND FOLLOWING INITIATION OF LIQUIDATION:......  71
           14-6  -ADMINISTRATIVE AGENT'S CONDUCT OF LIQUIDATION:...........  71
           14-7  -DISTRIBUTION OF LIQUIDATION PROCEEDS:....................  72
           14-8  -RELATIVE PRIORITIES TO PROCEEDS OF A LIQUIDATION:........  72

Article 15:- THE AGENTS:...................................................  73
           15-1  -APPOINTMENT OF THE ADMINISTRATIVE AGENT:.................  73
           15-2  -RESPONSIBILITIES OF AGENTS:..............................  73
           15-3  -CONCERNING DISTRIBUTIONS BY THE AGENTS:..................  74
           15-4  -DISPUTE RESOLUTION:......................................  75
           15-5  -DISTRIBUTIONS OF NOTICES AND OF DOCUMENTS:...............  75
           15-6  -CONFIDENTIAL INFORMATION:................................  75
           15-7  -RELIANCE BY AGENTS:......................................  76
           15-8  -NON-RELIANCE ON AGENTS AND OTHER LENDERS:................  76
           15-9  -INDEMNIFICATION:.........................................  77
           15-10  -RESIGNATION OF AGENT:...................................  77

Article 16:- ACTION BY AGENTS - CONSENTS - AMENDMENTS - WAIVERS:...........  77
           16-1  -ADMINISTRATION OF CREDIT FACILITIES:.....................  77
           16-2  -ACTIONS REQUIRING OR ON DIRECTION OF MAJORITY LENDERS....  78
           16-3  -ACTIONS REQUIRING OR ON DIRECTION OF SUPERMAJORITY
                  LENDERS..................................................  78
           16-4  -ACTION REQUIRING CERTAIN CONSENT.........................  79
           16-5  -ACTIONS REQUIRING OR DIRECTED BY UNANIMOUS CONSENT.......  80
           16-6  -ACTIONS REQUIRING SWINGLINE LENDER CONSENT:..............  81
           16-7  -Intentionally Omitted:...................................  81
           16-8  -ACTIONS REQUIRING AGENTS' CONSENT:.......................  81
           16-9  -MISCELLANEOUS ACTIONS:...................................  81
           16-10  -ACTIONS REQUIRING BORROWERS' CONSENT:...................  82
           16-11  -NONCONSENTING LENDER:...................................  82

Article 17:-ASSIGNMENTS BY LENDERS:........................................  83
           17-1  -ASSIGNMENTS AND ACCEPTANCES..............................  83
           17-2  -ASSIGNMENT PROCEDURES....................................  83
           17-3  -EFFECT OF ASSIGNMENT:....................................  84

Article 18:- NOTICES:......................................................  84
           18-1  -NOTICE ADDRESSES.........................................  85
           18-2  -NOTICE GIVEN.............................................  85
           18-3  -WIRE INSTRUCTIONS........................................  85

Article 19:-TERM:..........................................................  86
           19-1  -TERMINATION OF REVOLVING CREDIT..........................  86
           19-2  -ACTIONS ON TERMINATION...................................  86

Article 20:- GENERAL.......................................................  87
           20-1  -PROTECTION OF COLLATERAL.................................  87
           20-2  -PUBLICITY................................................  87
           20-3  -SUCCESSORS AND ASSIGNS...................................  87
           20-4  -SEVERABILITY.............................................  87
           20-5  -AMENDMENTS.  COURSE OF DEALING...........................  87
           20-6  -POWER OF ATTORNEY........................................  88
           20-7  -APPLICATION OF PROCEEDS..................................  88


                                                                          Page v

           20-8  -INCREASED COSTS..........................................  88
           20-9  -COSTS AND EXPENSES OF AGENTS AND LENDERS.................  88
           20-10  -COPIES AND FACSIMILES...................................  89
           20-11  -MASSACHUSETTS LAW.......................................  89
           20-12  -INDEMNIFICATION.........................................  89
           20-13  -RULES OF CONSTRUCTION...................................  89
           20-14  -INTENT..................................................  91
           20-15  -PARTICIPATIONS..........................................  91
           20-16  -RIGHT OF SET-OFF........................................  91
           20-17  -PLEDGES TO FEDERAL RESERVE BANKS:.......................  92
           20-18  -MAXIMUM INTEREST RATE...................................  92
           20-19  -WAIVERS.................................................  92
           20-20  -COUNTERPARTS............................................  93


                                                                         Page vi

                                    EXHIBITS

1:1-1               :          Customs Broker Agreement
1:1-2               :          Eligible Real Estate Assets
1:1-3               :          Business Plan
2:2-8(c)            :          Form of SwingLine Note
2:2-10              :          Form of Revolving Credit Note
2:2-19(g)           :          Existing Letters of Credit
2:2-24              :          Lenders' Commitments
5:5-2               :          Corporate Information
5:5-3               :          Trade Names
5:5-6               :          Locations, Leases and Landlords
5:5-8(a)            :          Encumbrances
5:5-8(b)            :          Consigned Inventory
5:5-8(c)(ii)        :          Equipment Usage Agreement
5:5-9               :          Certain Indebtedness
5:5-10              :          Insurance Policies
5:5-12              :          Capital Leases
5:5-14(a)           :          Labor Relations
5:5-20              :          Litigation
5:5-28(b)           :          Contingent Obligations
6:6-4               :          Borrowing Base Certificate
6:6-5               :          Weekly and Monthly Financial Reporting Requirements
8:8-1               :          DDA's
8:8-2               :          Credit Card Arrangements
17:17-1             :          Assignment and Acceptance


                                                                        Page vii

DEBTOR IN POSSESSION
LOAN AND SECURITY AGREEMENT                            FLEET RETAIL FINANCE INC.
                              ADMINISTRATIVE, DOCUMENTATION AND COLLATERAL AGENT



                                                          as of January 30, 2002



            THIS AGREEMENT is made amongst

            Fleet Retail Finance Inc., a Delaware corporation with offices at 40 Broad Street, Boston, Massachusetts 02109, as Administrative Agent (in such capacity, the "ADMINISTRATIVE AGENT"), Collateral Agent (in such capacity, the "COLLATERAL AGENT") and Documentation Agent (in such capacity, the "DOCUMENTATION AGENT"), for the benefit of (i) the Collateral Agent, (ii) the Documentation Agent and (iii) the "LENDERS",

      and

            The Lenders, who are, at present, those financial institutions identified on the signature pages of this Agreement and any Person who becomes a "Lender" in accordance with the provisions of Article 17:17-1 of this Agreement;

      and

            Jacobson Stores Inc., Jacobson Credit Corp. and Jacobson Stores Realty Company, each a debtor and debtor-in-possession and a Michigan corporation with their principal executive offices at 3333 Sargent Road, Jackson, Michigan 49201 (each individually, a "BORROWER" and collectively, the "BORROWERS");

in consideration of the mutual covenants contained herein and benefits to be derived herefrom,

                                   WITNESSETH:

      ARTICLE 1.- DEFINITIONS:

      As used herein, the following terms have the following meanings or are defined in the section of this Agreement so indicated:

      "ACCELERATION": The making of demand or declaration that any indebtedness, not otherwise due and payable, is due and payable. Derivations of the word "Acceleration" (such as "Accelerate") are used with like meaning in this Agreement.

      "ACCELERATION NOTICE": Written notice as follows:

            (a) From the Administrative Agent to the Lenders, as provided in
            Section 14:14-1(a).

            (b) From the SuperMajority Lenders to the Administrative Agent, as provided in Section 14:14-1(b).

      "ACCOUNT DEBTOR": Has the meaning given that term in the UCC.

      "ACCOUNTS"and "ACCOUNTS RECEIVABLE": "Accounts" as defined in the UCC, and also includes, without limitation, all: accounts, accounts receivable, receivables, and rights to payment (whether or not earned by performance) for: property that has been or is to be sold, leased, licensed, assigned, or otherwise disposed of; services rendered or to be rendered; a policy of insurance issued or to be issued; a secondary obligation incurred or to be incurred; energy provided or to be provided; for the use or hire of a vessel; arising out of the use of a credit or charge card or information contained on or used with that card; winnings in a lottery or other game of chance; and also all Inventory which gave rise thereto, and all rights associated with such Inventory, including the right of stoppage in transit; all reclaimed, returned, rejected or repossessed Inventory (if any) the sale of which gave rise to any Account.

      "ACH": Automated clearing house.

      "ADMINISTRATIVE AGENT": Defined in the Preamble.

      "ADMINISTRATIVE AGENT'S COVER": Defined in Section 13:13-3(c)(i).

      "ADMINISTRATIVE AGENT'S FEES": Defined in Section 2:2-14.

      "AFFILIATE": With respect to any two (2) Persons, a relationship in which
            (i) one holds, directly or indirectly, not less than twenty-five percent (25%) of the capital stock, beneficial interests, partnership interests or other equity interests of the other; (ii) one has, directly or indirectly, the right, under ordinary circumstances, to vote for the election of a majority of the directors (or other body or Person who has those powers customarily vested in a board of directors of a corporation); or (iii) not less than twenty-five percent (25%) of their respective ownership is directly or indirectly held by the same third Person.

      "AGENT": When not preceded by "Administrative", "Collateral" or "Documentation", the term "Agent" refers collectively and individually to the Administrative Agent, the Collateral Agent and the Documentation Agent.

      "AGENT FEE LETTER": The letter dated the date hereof and styled "Agent Fee
            Letter" between the Borrowers and FRFI, as such letter may from time to time be amended.

      "AGENT'S RIGHTS AND REMEDIES": Is defined in Section 12:12-7.

      "APPLICABLE LAW": As to any Person: (i) All statutes, rules, regulations, orders, or other requirements having the force of law and (ii) all court orders and injunctions, arbitrator's decisions, and/or similar rulings, in each instance ((i) and (ii)) of or by any federal, state, municipal, and other governmental authority, or court, tribunal, panel, or other body which has or claims jurisdiction over such Person, or any property of such Person, or of any other Person for whose conduct such Person would be responsible.

      "APPRAISED INVENTORY LIQUIDATION VALUE": The product of (a) the Cost of
            Eligible Inventory (net of Inventory Reserves) multiplied by (b) that percentage, determined by the Administrative Agent from the then most recent appraisal of the Borrowers' Inventory undertaken at the request of the Administrative Agent, to reflect the appraiser's estimate of the net recovery on the Borrowers' Inventory in the event of an in-store liquidation of that Inventory.

      "APPRAISED INVENTORY PERCENTAGE": Eighty-five percent (85%).

      "APPROVED CUSTOMS BROKER": A customs broker satisfactory to the Administrative Agent which has entered into a Customs Broker Agreement with the Administrative Agent and the Borrowers.

      "ASSIGNEE LENDER": Defined in Section 17:17-1(a).

      "ASSIGNING LENDER": Defined in Section 17:17-1(a).

      "ASSIGNMENT AND ACCEPTANCE": Defined in Section 17:17-2.

      "AVAILABILITY": The lesser of (a) or (b), where:

            (a)   is the result of

                  (i)   The Revolving Credit Ceiling.

                        Minus

                  (ii)  The aggregate unpaid balance of the Loan Account.

                        Minus

                  (iii) The aggregate undrawn Stated Amount of all then
                        outstanding L/C's.

            (b)   is the result of

                  (i)   The Borrowing Base.

                        Minus

                  (ii)  The aggregate unpaid balance of the Loan Account.

                        Minus

                  (iii) The aggregate undrawn Stated Amount of all then
                        outstanding L/C's.

                        Minus

                  (iv)  The aggregate of the Availability Reserves.

                        Minus

                  (v)   The Carve Out Reserve.

      "AVAILABILITY RESERVES": Such reserves as the Administrative Agent from time to time determines in the Administrative Agent's reasonable discretion as being appropriate to reflect the impediments to the Administrative Agent's ability to realize upon the Collateral. Without limiting the generality of the foregoing, Availability Reserves may include (but are not limited to) reserves based on the following:

                  (i) Customer Credit Liabilities; provided, however, as of the date hereof, the amount of Availability Reserves with respect to gift certificates shall not exceed fifty percent (50%) of the amount attributable to such gift certificates provided that the Administrative Agent shall have the right to modify such Availability Reserves in the future.

                  (ii) Taxes and other governmental charges, including, ad valorem, personal property and other taxes which might have priority over the Collateral Interests of the Administrative Agent in the Collateral.

                  (iii) L/C Landing Costs.

      "AVERAGE AVAILABILITY": The average of Availability at the close of each day of the period in respect of which Average Availability is being determined.

      "AVOIDANCE ACTIONS": Avoidance actions of the Borrowers under Chapter 5 or
            Section 724(a) of the Bankruptcy Code and proceeds thereof.

      "BANKRUPTCY BREACH": Any of the following: (a) any breach of Section
            5:5-30; or (b) the occurrence of any Event of Default described in any of Sections 11:11-14 through and including 11:11-22.

      "BANKRUPTCY CODE": Title 11, U.S.C., as amended from time to time.

      "BANKRUPTCY COURT": The United States Bankruptcy Court for the Eastern
            District of Michigan (Southern Division) or such other court having jurisdiction over the Proceedings.

      "BASE": The Base Rate announced from time to time by Fleet National Bank
            (or any successor in interest to Fleet National Bank). In the event that said bank (or any such successor) ceases to announce such a rate, "Base" shall refer to that rate or index announced or published from time to time as the Administrative Agent, in good faith, designates as the functional equivalent to said Base Rate. Any change in "Base" shall be effective, for purposes of the calculation of interest due hereunder, when such change is made effective generally by the bank on whose rate or index "Base" is being set.

      "BASE MARGIN": 1.50%.

      "BASE MARGIN RATE": The aggregate of Base plus the Base Margin.

      "BLOCKED ACCOUNT": Any DDA, including, without limitation, the Local
            Accounts or the Interim Concentration Accounts.

      "BLOCKED ACCOUNT AGREEMENT": An agreement, in form and substance satisfactory to the Administrative Agent, which agreement recognizes the Administrative Agent's Collateral Interest in the contents of the DDA which is the subject of such agreement and agrees that such contents shall be controlled by the Administrative Agent and shall be transferred only to the Concentration Account or the Interim Concentration Account, as applicable, as required by Section 8:8-4 or as otherwise instructed by the Administrative Agent.

      "BORROWER" and "BORROWERS": Defined in the Preamble.

      "BORROWERS REPRESENTATIVE": Jacobson Stores Inc.

      "BORROWING BASE": The aggregate of the following:

            (a) The face amount of Eligible Credit Card Receivables multiplied by the Credit Card Advance Rate.

            Plus

            (b) The lesser of (i) the Cost of Eligible Inventory (net of Inventory Reserves) multiplied by the Inventory Advance Rate and
            (ii) the Appraised Inventory Percentage of the Appraised Inventory Liquidation Value.

            Plus

            (c) The Determined Value of Eligible Real Estate Assets multiplied by the Real Estate Advance Rate; provided, however, the amount included in the Borrowing Base pursuant to this paragraph (c) shall never exceed twenty percent (20%) of the entire Borrowing Base minus the Availability Reserves minus the Carve Out Reserve; provided, further, no single Eligible Real Estate Asset shall be included in the Borrowing Base pursuant to this paragraph (c) to the extent that it exceeds thirty percent (30%) of the entire amount of this paragraph (c) included in the Borrowing Base.

      "BORROWING BASE CERTIFICATE": Defined in Section 6:6-4.

      "BORROWING ORDERS": The Interim Borrowing Order and the Final Borrowing
            Order.

      "BUSINESS DAY": Any day other than (a) a Saturday or Sunday; (b) any day on which banks in Boston, Massachusetts generally are not open to the general public for the purpose of conducting commercial banking business; or (c) a day on which the principal office of the Administrative Agent is not open to the general public to conduct business.

      "BUSINESS PLAN": The Borrowers' business plan attached hereto as EXHIBIT
            1:1-3, as such Business Plan shall be revised in accordance with
            Section 5:5-23 and as such Business Plan may be amended from time to time with the prior written consent of the Administrative Agent and each of the Lenders.

      "CAPITAL EXPENDITURES": The expenditure of funds or the incurrence of liabilities which may be capitalized as capital expenditures in accordance with GAAP.

      "CAPITAL LEASE": Any lease which may be capitalized in accordance with GAAP.

      "CARVE OUT RESERVE": At the time of reference thereto, the sum of (i) allowed administrative expenses payable pursuant to 28
            U.S.C. Section 1930(a)(6) and (ii) Priority Professional Expenses.

      "CHANGE IN CONTROL": The occurrence of either of the following:

            (a) The acquisition by any group of persons (within the meaning of the Securities Exchange Act of 1934, as amended) or by any Person of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission) of twenty percent (20%) or more of the issued and outstanding capital stock of the Borrowers' Representative having the right, under ordinary circumstances, to vote for the election of directors of Jacobson Stores Inc.

            (b) Any failure of Jacobson Stores Inc., directly or indirectly, to own, beneficially and of record, one hundred percent (100%) of the capital stock of all other Borrowers; provided, however, it shall not constitute a "Change of Control" under this Agreement if Jacobson Stores Inc. no longer owns one hundred percent (100%) of the capital stock of any other Borrower as a result of a merger or consolidation of such other Borrower with and into Jacobson Stores Inc. (with Jacobson Stores Inc. being the survivor thereof).

      "CHATTEL PAPER": Has the meaning given that term in the UCC.

      "CLOSING FEE": Defined in Section 2:2-13.

      "COLLATERAL": Defined in Section 9:9-2.

      "COLLATERAL AGENT": Defined in the Preamble.

      "COLLATERAL INTEREST": Any interest in property to secure an obligation, including, without limitation, a security interest, mortgage and deed of trust.

      "CONCENTRATION ACCOUNT": Defined in Section 8:8-3.

      "CONSENT":Actual consent given by the Lender from whom such consent is sought; or the passage of seven (7) Business Days from receipt of written notice to a Lender from the Administrative Agent of a proposed course of action to be followed by the Administrative Agent without such Lender's giving the Administrative Agent written notice of that Lender's objection to such course of action, provided that the Administrative Agent may rely on such passage of time as consent by a Lender only if such written notice states that consent will be deemed effective if no objection is received within such time period.

      "CONSOLIDATED": When used to modify a financial term, test, statement or report, refers to the application or preparation of such term, test, statement or report (as applicable) based upon the consolidation, in accordance with GAAP, with any adjustments or modifications acceptable to the Administrative Agent, of the financial condition or operating results of the Borrowers.

      "COST": The lower of (a) or (b), where:

            (a) is the calculated cost of purchases, based upon a Borrower's accounting practices on a first-in, first-out (FIFO) basis, known to the Administrative Agent, which practices are in effect on the date on which this Agreement was executed as such calculated cost is determined from: invoices received by such Borrower; such Borrower's purchase journal; or such Borrower's stock ledger; and

            (b) is the cost equivalent of the lowest ticketed or promoted price at which the subject Inventory is offered to the public, after all mark-downs (whether or not such price is then reflected on such Borrower's accounting system), which cost equivalent is determined in accordance with the retail method of accounting, reflecting such Borrower's historic business practices;

            provided that "Cost" does not include inventory capitalization costs or other non-purchase price charges (such as freight) used in such Borrower's calculation of cost of goods sold.

      "COSTS OF COLLECTION": Includes, without limitation, all attorneys' reasonable fees and reasonable out-of-pocket expenses incurred by any Agent's attorneys, and all reasonable out-of-pocket costs incurred by any Agent in the administration of the Liabilities and/or the Loan Documents, including, without limitation, reasonable costs and expenses associated with travel on behalf of any Agent, where such costs and expenses are directly or indirectly related to or in respect of any Agent's: administration and management of the Liabilities; negotiation, documentation, and amendment of any Loan Document; or efforts to preserve, protect, collect, or enforce the Collateral, the Liabilities and/or the Agent's Rights and Remedies and/or any of the rights and remedies of any Agent against or in respect of any guarantor or other person liable in respect of the Liabilities (whether or not suit is instituted in connection with such efforts). "Costs of Collection" also includes the reasonable fees and expenses of Lenders' Special Counsel. The Costs of Collection are Liabilities, and at the Administrative Agent's option may bear interest at the Base Margin Rate.

      "CREDIT CARD ADVANCE RATE": Eighty-five percent (85%).

      "CREDITORS' COMMITTEE": The official unsecured creditors' committee, if any, appointed in the Proceedings.

      "CUSTOMER CREDIT LIABILITY": Gift certificates, customer deposits, merchandise credits, layaway obligations, frequent shopping programs and similar liabilities of any Borrower to its retail customers and prospective customers.

      "CUSTOMS BROKER AGREEMENT": A Customs Broker Agreement, substantially in the form of EXHIBIT 1:1-1 hereto, entered into among the Administrative Agent, the Borrowers and an Approved Customs Broker.

      "DDA": Any checking or other demand daily depository account, other than an Exempt DDA, maintained by any Borrower.

      "DELINQUENT LENDER": Defined in Section 13:13-3(c).

      "DEPOSIT ACCOUNT": Has the meaning given that term in the UCC.

      "DETERMINED VALUE": At the relevant time of reference thereto, the appraised value of such assets on a forced liquidation basis determined by the most recent appraisal thereof conducted pursuant to Section 6:6-9(d). To the extent that any Eligible Real Estate Asset is encumbered by a lien or encumbrance which is a Permitted Encumbrance not securing the Liabilities, the amount of the Indebtedness secured by such lien or encumbrance shall be deducted from the value determined in accordance with the immediately preceding sentence of this definition of the term "Determined Value". Notwithstanding the foregoing, Determined Value shall not exceed the maximum amount which may be recovered by the Administrative Agent in connection with a realization on, or enforcement of, its security interest in any Eligible Real Estate Assets.

      "DOCUMENTATION AGENT": Defined in the Preamble.

      "DOCUMENTS": Has the meaning given that term in the UCC.

      "DOCUMENTS OF TITLE": Has the meaning given that term in the UCC.

      "ELIGIBLE ASSIGNEE": With respect to an assignee of a Lender, (i) a bank, insurance company, or company engaged in the business of making commercial loans having a combined capital and surplus in excess of $300,000,000, (ii) any Affiliate of any Lender, (iii) any Person to whom a Lender assigns its rights and obligations under this Agreement as part of a programmed assignment and transfer of such Lender's rights in and to a material portion of such Lender's portfolio of asset-based credit facilities or (iv) if the Borrowers are InDefault, any Person.

      "ELIGIBLE CREDIT CARD RECEIVABLES": (a) Accounts due in less than four (4)
            Business Days on a non-recourse basis from major credit card processors and (b) Eligible Private Label Credit Card Receivables.

      "ELIGIBLE INVENTORY": All of the following: (a) Any Borrower's Inventory
            (not duplicative of Eligible L/C Inventory) at such locations, and of such types, character, qualities and quantities, as the Administrative Agent in its reasonable discretion from time to time determines to be acceptable for borrowing, as to which Inventory the Administrative Agent has a perfected security interest for the benefit of itself and the Lenders which is prior and superior to all security interests, claims, and Encumbrances (other than Permitted Encumbrances) and (b) Eligible L/C Inventory.

      "ELIGIBLE L/C INVENTORY": Inventory (without duplication as to
            Eligible Inventory) which has then been shipped from a foreign location for receipt, within 60 days, at a warehouse of any Borrower located in a jurisdiction in the United States in which the Administrative Agent will have a first and only perfected security interest in such Inventory and payment for the underlying Inventory is to be made by an L/C, provided that

            (a) Such Inventory is of such types, character, qualities and quantities (net of Inventory Reserves) as the Administrative Agent in its discretion from time to time determines to be eligible for borrowing; and

            (b) The documents which relate to such shipment names the Administrative Agent as consignee of the subject Inventory and the Administrative Agent has control over the documents which evidence ownership of the subject Inventory (such as by the providing to the Administrative Agent of a Customs Broker Agreement).

      "ELIGIBLE PRIVATE LABEL CREDIT CARD RECEIVABLES": Accounts due on private label credit card programs, which are deemed in the reasonable discretion of the Administrative Agent to be eligible.

      "ELIGIBLE REAL ESTATE ASSETS": Those fixed assets set forth on EXHIBIT
            1:1-2 hereof to the extent such assets are owned by a Borrower and are subject to a Mortgage.

      "EMPLOYEE BENEFIT PLAN": As defined in ERISA.

      "ENCUMBRANCE": A Collateral Interest or agreement to create or grant a Collateral Interest; the interest of a lessor under a Capital Lease; conditional sale or other title retention agreement; sale of accounts receivable or chattel paper; or other arrangement pursuant to which any Person is entitled to any preference or priority with respect to the property or assets of another Person or the income or profits of such other Person; each of the foregoing whether consensual or non-consensual and whether arising by way of agreement, operation of law, legal process or otherwise.

      "END DATE": The date upon which both (a) all Liabilities have been paid in full and (b) all obligations of any Lender to make loans and advances and to provide other financial accommodations to the Borrowers hereunder shall have been irrevocably terminated.

      "ENVIRONMENTAL LAWS": All of the following:

            (a) Applicable Law which regulates or relates to, or imposes any standard of conduct or liability on account of or in respect to environmental protection matters, including, without limitation, Hazardous Materials, as are now or hereafter in effect.

            (b) The common law relating to damage to Persons or property from Hazardous Materials.

      "EQUIPMENT": Includes, without limitation, "equipment" as defined in the UCC, and also all furniture, store fixtures, motor vehicles, rolling stock, machinery, office equipment, plant equipment, tools, dies, molds, and other goods, property, and assets which are used and/or were purchased for use in the operation or furtherance of a Borrower's business, and any and all accessions or additions thereto, and substitutions therefor.

      "ERISA": The Employee Retirement Income Security Act of 1974, as amended.

      "ERISA AFFILIATE": Any Person which is under common control with a Borrower within the meaning of Section 4001 of ERISA or is part of a group which includes any Borrower and which would be treated as a single employer under Section 414 of the Internal Revenue Code of 1986, as amended.

      "EVENTS OF DEFAULT": Defined in Article 11: hereof. An "Event of Default" shall be deemed to have occurred and to be continuing unless and until that Event of Default has been duly waived by the requisite Lenders or by the Administrative Agent as applicable. In the event of such due waiver, the so-waived Event of Default shall be deemed never to have occurred (other than with respect to any Costs of Collection or any increase in the applicable interest rate pursuant to Section 2:2-12(f) up to the date of such waiver for which the Borrowers are obligated to reimburse any Agent or the Lenders, which reimbursement obligation is not specifically duly waived).

      "EXCESS AVAILABILITY": The difference of (a) Availability minus (b) all then past due obligations of the Borrowers arising subsequent to the Filing Date, including accounts payable which are beyond customary trade practices and rent obligations for leases which have not been rejected in the Proceedings which are beyond applicable grace periods.

      "EXEMPT DDA": A depository account maintained by any Borrower, the only contents of which may be transfers from the Operating Account and actually used solely (i) for petty cash purposes or (ii) for payroll.

      "EXISTING L/CS": The letters of credit issued pursuant to the Prepetition
            Loan Agreement and listed on EXHIBIT 2:2-19(G) hereto.

      "FARM PRODUCTS": Has the meaning given that term in the UCC.

      "FILING DATE": The date of the commencement of the Proceedings: January
            15, 2002.

      "FINAL BORROWING ORDER": A final order of the Bankruptcy Court in the Proceedings authorizing and approving this Agreement and the other Loan Documents under Sections 364(c) of the Bankruptcy Code and entered at or after a final hearing, in form and substance reasonably satisfactory to the Administrative Agent and the Borrowers and their counsel. The Final Borrowing Order shall, among other things, have:

            (i) authorized the transactions contemplated by this Agreement and the extensions of credit under this Agreement in an amount not greater than the Revolving Credit Ceiling after entry of the Final Borrowing Order;

            (ii) granted the claim status and Collateral Interests described in
            Article 9: hereof, and prohibited the granting of additional Encumbrances on the assets of the Borrowers other than Permitted Encumbrances;

            (iii) provided that such Collateral Interests are automatically perfected by the entry of the Interim Borrowing Order and also granted to the Administrative Agent for the benefit of the Administrative Agent and the Lenders, relief from the automatic stay of Section 362(a) of the Bankruptcy Code to enable the Administrative Agent, if the Administrative Agent elects to do so in its discretion, to make all filings and recordings and to take all other actions considered necessary or advisable by the Administrative Agent to perfect, protect and insure the priority of its Collateral Interests upon the Collateral as a matter of nonbankruptcy law;

            (iv) authorized the use of cash collateral in accordance with the terms of this Agreement;

            (v) provided for the preservation of certain challenges to the payment of the Prepetition Senior Debt and the Encumbrances securing the Prepetition Senior Debt but subject to the requirement that any such challenges be commenced no later than the date which falls on the 90th day following the date of entry of the Interim Borrowing Order (or if such day is not a Business Day, on the next succeeding Business Day); and

            (vi) provided that the Collateral shall not be charged under Section 506(c) of the Bankruptcy Code.

      "FINANCIAL COVENANT BREACH": The breach of either of the financial performance covenants provided for in Sections 6:6-11 and 6:6-12.

      "FISCAL": When followed by "month" or "quarter", it refers to the relevant fiscal period based on the Borrowers' fiscal year and accounting conventions (e.g. reference to the Borrowers' "Fiscal June, 2001" is to the Borrowers' fiscal month of June in the calendar year 2001). When followed by reference to a specific year, it refers to the fiscal year which ends in a month of the following year to which reference is being made (e.g. if the Borrowers' fiscal year ends in January 2002 reference to that year would be to the Borrowers' "Fiscal 2001").

      "FIXTURES": Has the meaning given that term in the UCC.

      "FRFI": Fleet Retail Finance Inc., in its individual capacity.

      "GAAP": Principles which are consistent with those promulgated or adopted by the Financial Accounting Standards Board and its predecessors (or successors) in effect and applicable to that accounting period in respect of which reference to GAAP is being made, provided, however, in the event of a Material Accounting Change, then unless otherwise specifically agreed to by the Administrative Agent, (a) the Borrowers' compliance with the financial performance covenants imposed pursuant to Sections 6:6-11 and 6:6-12 shall be determined as if such Material Accounting Change had not taken place and (b) the Borrowers' Representative shall include, with its monthly, quarterly, and annual financial statements a schedule, certified by the Borrowers' Representative's chief financial officer, on which the effect of such Material Accounting Change on that statement shall be described.

      "GENERAL INTANGIBLES": Includes, without limitation, "general intangibles" as defined in the UCC; and also all: rights to payment for credit extended; deposits; amounts due to any Borrower; credit memoranda in favor of any Borrower; warranty claims; tax refunds and abatements; insurance refunds and premium rebates; all means and vehicles of investment or hedging, including, without limitation, options, warrants, and futures contracts; records; customer lists; telephone numbers; goodwill; causes of action; judgments; payments under any settlement or other agreement; literary rights; rights to performance; royalties; license and/or franchise fees; rights of admission; licenses; franchises; license agreements, including all rights of any Borrower to enforce same; permits, certificates of convenience and necessity, and similar rights granted by any governmental authority; patents, patent applications, patents pending, and other intellectual property; internet addresses and domain names; developmental ideas and concepts; proprietary processes; blueprints, drawings, designs, diagrams, plans, reports, and charts; catalogs; manuals; technical data; computer software programs (including the source and object codes therefor), computer records, computer software, rights of access to computer record service bureaus, service bureau computer contracts, and computer data; tapes, disks, semi-conductors chips and printouts; trade secrets rights, copyrights, mask work rights and interests, and derivative works and interests; user, technical reference, and other manuals and materials; trade names, trademarks, service marks, and all goodwill relating thereto; applications for registration of the foregoing; and all other general intangible property of any Borrower in the nature of intellectual property; proposals; cost estimates, and reproductions on paper, or otherwise, of any and all concepts or ideas, and any matter related to, or connected with, the design, development, manufacture, sale, marketing, leasing, or use of any or all property produced, sold, or leased, by any or credit extended or services performed, by any Borrower, whether intended for an individual customer or the general business of any Borrower, or used or useful in connection with research by any Borrower.

      "GOODS": Has the meaning given that term in the UCC, and also includes all things movable when a security interest therein attaches and also all computer programs embedded in goods and any supporting information provided in connection with a transaction relating to the program if (i) the program is associated with the goods in such manner that it customarily is considered part of the goods or (ii) by becoming the owner of the goods, a Person acquires a right to use the program in connection with the goods.

      "HAZARDOUS MATERIALS": Any (a) substance which is defined or regulated as a hazardous material in or under any Environmental Law and (b) petroleum or any fraction thereof or by-products thereof, asbestos, polychlorinated biphenyls (PCB's) or any radioactive substance in any physical state.

      "INDEBTEDNESS": All indebtedness and obligations of or assumed by any Person on account of or in respect to any of the following:

            (a) In respect of money borrowed (including any indebtedness which is non-recourse to the credit of such Person but which is secured by an Encumbrance on any asset of such Person) whether or not evidenced by a promissory note, bond, debenture or other written obligation to pay money.

            (b) In connection with any letter of credit or acceptance transaction (including, without limitation, the face amount of all letters of credit and acceptances issued for the account of such Person or reimbursement on account of which such Person would be obligated).

            (c) In connection with the sale or discount of accounts receivable or chattel paper of such Person.

            (d) On account of deposits or advances.

            (e) As lessee under Capital Leases.

            (f) In connection with any sale and leaseback transaction.

            "Indebtedness" of any Person also includes:

                  (i) Indebtedness of others secured by an Encumbrance on any asset of such Person, whether or not such Indebtedness is assumed by such Person.

                  (ii) Any guaranty, endorsement, suretyship or other undertaking pursuant to which that Person may be liable on account of any obligation of any third party other than on account of the endorsement of checks and other items in the ordinary course.

                  (iii) The Indebtedness of a partnership or joint venture for which such Person is liable as a general partner or joint venturer.

      "INDEFAULT": Any occurrence, circumstance, or state of facts with respect to a Borrower which (a) is an Event of Default; or (b) would become an Event of Default if any requisite notice were given and/or any requisite period of time were to run and such occurrence, circumstance, or state of facts were not cured within any applicable grace period.

      "INDEMNIFIED PERSON": Defined in Section 20:20-12.

      "INELIGIBLE PROFESSIONAL EXPENSES": Fees or expenses incurred by any Person, including the Creditors' Committee, in (A) preventing, hindering or delaying the Lenders' or the Administrative Agent's enforcement or realization upon any of the Collateral once Borrowers are InDefault, (B) using or seeking to use cash collateral or selling any other Collateral without the Administrative Agent's consent (except to the extent permitted by this Agreement), (C) incurring Indebtedness without the Administrative Agent's consent (except to the extent permitted by this Agreement) and (D) objecting to or contesting in any manner, or in raising any defenses to, the validity, extent, amount, perfection, priority or enforceability of the Prepetition Senior Debt or the Liabilities or any mortgages, Encumbrances, liens or security interests with respect thereto or any other rights or interests of the Prepetition Lenders, the Prepetition Agent, the Administrative Agent and the Lenders with respect thereto and hereto, or in asserting or prosecuting any claims or causes of action, including, without limitation, Avoidance Actions.

      "INSTRUMENTS": Has the meaning given that term in the UCC.

      "INTERIM BORROWING ORDER": An order of the Bankruptcy Court in the
            Proceedings authorizing and approving this Agreement on an interim basis under Sections 364(c) of the Bankruptcy Code and entered at a preliminary hearing under Bankruptcy Rule 4001, in form and substance reasonably satisfactory to the Administrative Agent and the Borrowers and their counsel. The Interim Borrowing Order shall, among other things, have:

            (i) authorized the transactions contemplated by this Agreement and the extensions of credit under this Agreement in an amount not greater than the Revolving Credit Ceiling provided for herein prior to the entry of the Final Borrowing Order;

            (ii) granted the claim status and Collateral Interests described in
            Article 9: hereof, and prohibited the granting of additional Encumbrances on the assets of the Borrowers other than Permitted Encumbrances;

            (iii) provided that such Collateral Interests are automatically perfected by the entry of the Interim Borrowing Order and also granted to the Administrative Agent for the benefit of the Administrative Agent and the Lenders, relief from the automatic stay of Section 362(a) of the Bankruptcy Code to enable the Administrative Agent, if the Administrative Agent elects to do so in its discretion, to make all filings and recordings and to take all other actions considered necessary or advisable by the Administrative Agent to perfect, protect and insure the priority of its Collateral Interests upon the Collateral as a matter of nonbankruptcy law;

            (iv) authorized the use of cash collateral in accordance with the terms of this Agreement;

            (v) provided for the preservation of certain challenges to the payment of the Prepetition Senior Debt and the Encumbrances securing the Prepetition Senior Debt but subject to the requirement that any such challenges be commenced no later than the date which falls on the 90th day following the date of entry of the Interim Borrowing Order (or if such day is not a Business Day, on the next succeeding Business Day); and

            (vi) provided that the Collateral shall not be charged under Section 506(c) of the Bankruptcy Code.

      "INTERIM CONCENTRATION ACCOUNT": Any DDA into which the contents of any other DDA is transferred (other than the Concentration Account).

      "INVENTORY": Includes, without limitation, "inventory" as defined in the UCC and also all: (a) Goods which are leased by a Person as lessor; are held by a Person for sale or lease or to be furnished under a contract of service; are furnished by a Person under a contract of service; or consist of raw materials, work in process, or materials used or consumed in a business; (b) Goods of said description in transit; (c) Goods of said description which are returned, repossessed and rejected; (d) packaging, advertising, and shipping materials related to any of the foregoing; (e) all names, marks, and General Intangibles affixed or to be affixed or associated thereto; and (f) Documents and Documents of Title which represent any of the foregoing.

      "INVENTORY ADVANCE RATE": The following percentages during the periods indicated:

                             Period                           Percentage
                             ------                           ----------
             December 15 through September 14 of any            62.5%
             year

             September 15 through December 14 of any            66.5%
             year


      "INVENTORY RESERVES": Such Reserves as may be established from time to time by the Administrative Agent in the Administrative Agent's reasonable discretion with respect to the determination of the saleability, at retail, of the Eligible Inventory or which reflect such other factors as affect the market value of the Eligible Inventory. Without limiting the generality of the foregoing, Inventory Reserves may include (but are not limited to) reserves based on the following:

            (a) Obsolescence (based upon Inventory on hand beyond a given number of days).

            (b) Seasonality.

            (c) Shrinkage.

            (d) Imbalance.

            (e) Change in Inventory character.

            (f) Change in Inventory composition.

            (g) Change in Inventory mix.

            (h) Markdowns (both permanent and point of sale).

            (i) Retail markons and markups inconsistent with prior period practice and performance; industry standards; current business plans; or advertising calendar and planned advertising events.

      "INVESTMENT PROPERTY": Has the meaning given that term in the UCC.

      "ISSUER": The issuer of any L/C.

      "L/C": Any letter of credit, the issuance of which is procured by the Administrative Agent for the account of any Borrower and any acceptance made on account of such letter of credit.

      "L/C LANDING COSTS": To the extent not included in the Stated Amount of an L/C, customs, duty, freight, and other out-of-pocket costs and expenses which will be expended to "land" the Inventory, the purchase of which is supported by such L/C.

      "LEASE": Any lease or other agreement, no matter how styled or structured, pursuant to which a Borrower is entitled to the use or occupancy of any space.

      "LEASEHOLD INTEREST": Any interest of a Borrower as lessee under any Lease.

      "LENDERS": Each Lender to which reference is made in the Preamble of this Agreement and any other Person who becomes a "Lender" in accordance with the provisions of this Agreement.

      "LENDERS' SPECIAL COUNSEL": A single counsel, selected by Lenders holding more than fifty-one percent (51%) of the Loan Commitments (other than any Loan Commitments held by Delinquent Lenders) following the occurrence of an Event of Default to represent their interests in connection with the preparation, negotiation, administration, enforcement, attempted enforcement or preservation of any rights and remedies under this Agreement or any other Loan Document.

      "LETTER-OF-CREDIT RIGHT": Has the meaning given that term in UCC and also refers to any right to payment or performance under an L/C, whether or not the beneficiary has demanded or is at the time entitled to demand payment or performance.

      "LIABILITIES":

            (a) All and each of the following, whether now existing or hereafter arising under this Agreement or under any of the other Loan Documents, including, without limitation, the following:

                  (i) Any and all direct and indirect liabilities, debts, and obligations of each Borrower to any Agent or any Lender, each of every kind, nature, and description owing on account of this Agreement or any other Loan Document.

                  (ii) Each obligation to repay any loan, advance, indebtedness, note, obligation, overdraft, or amount now or hereafter owing by any Borrower to any Agent or any Lender (including all future advances whether or not made pursuant to a commitment by any Agent or any Lender), whether or not any of such are liquidated, unliquidated, primary, secondary, secured, unsecured, direct, indirect, absolute, contingent, or of any other type, nature, or description, or by reason of any cause of action which any Agent or any Lender may hold against any Borrower.

                  (iii) All notes and other obligations of each Borrower now or hereafter assigned to or held by any Agent or any Lender, each of every kind, nature, and description.

                  (iv) All interest, fees, and charges and other amounts which may be charged by any Agent or any Lender to any Borrower and/or which may be due from any Borrower to any Agent or any Lender from time to time.

                  (v) All costs and expenses incurred or paid by any Agent in respect of any agreement between any Borrower and any Agent or instrument furnished by any

                  Borrower to any Agent (including, without limitation, Costs of Collection, attorneys' reasonable fees, and all court and litigation costs and expenses).

                  (vi) Any and all covenants of each Borrower to or with any Agent or any Lender and any and all obligations of each Borrower to act or to refrain from acting in accordance with any agreement between that Borrower and any Agent or any Lender or instrument furnished by that Borrower to any Agent or any Lender.

                  (vii) Each of the foregoing as if each reference to the "any Agent or any Lender" were to each Affiliate of the Administrative Agent.

            (b) Any and all direct or indirect liabilities, debts, and obligations of each Borrower to any Agent or any Affiliate of any Agent, each of every kind, nature, and description owing on account of any service or accommodation provided to, or for the account of any Borrower pursuant to this or any other Loan Document, including cash management services and the issuances of L/C's.

      "LIQUIDATION": The exercise, by the Administrative Agent, of those rights accorded to the Administrative Agent under the Loan Documents as a creditor of the Borrowers following and on account of the occurrence of an Event of Default looking towards the realization on the Collateral. Derivations of the word "Liquidation" (such as "Liquidate") are used with like meaning in this Agreement.

      "LOAN ACCOUNT": Defined in Section 2:2-9.

      "LOAN COMMITMENT": With respect to each Lender, that respective Lender's
            Revolving Credit Dollar Commitment.

      "LOAN DOCUMENTS": This Agreement, the Mortgages, each instrument and document executed as contemplated by Article 4: below, and each other instrument or document from time to time executed and/or delivered in connection with the arrangements contemplated hereby or in connection with any transaction with the Administrative or any Affiliate of the Administrative Agent, including, without limitation, any transaction which arises out of any cash management, depository, investment, letter of credit, interest rate protection or equipment leasing services provided by the Administrative Agent or any Affiliate of the Administrative Agent, as each may be amended from time to time.

      "LOCAL ACCOUNT": A local depository account subject to a Blocked Account
            Agreement.

      "MAJORITY LENDERS": Lenders (other than Delinquent Lenders) holding fifty-one percent (51%) or more of the Loan Commitments (other than any Loan Commitments held by Delinquent Lenders).

      "MATERIAL ACCOUNTING CHANGE": Any change in GAAP applicable to accounting periods subsequent to the Borrowers' fiscal year most recently completed prior to the execution of this Agreement, which change has a material effect on the Borrowers' Consolidated financial condition or operating results, as reflected on financial statements and reports prepared by or for the Borrowers, when compared with such condition or results as if such change had not taken place or where preparation of the Borrowers' statements and reports in compliance with such change results in the breach of the financial performance covenants imposed pursuant to Section 6:6-11 and 6:6-12 where such a breach would not have occurred if such change had not taken place or visa versa.

      "MATURITY DATE": January 30, 2003.

      "MORTGAGED PROPERTY": Any Real Estate which is subject to any Mortgage.

      "MORTGAGES": The several mortgages and deeds of trust from any Borrower to the Administrative Agent with respect to the fee interests of such Borrower in the Real Estate and in form and substance satisfactory to the Administrative Agent.

      "NET CASH PROCEEDS": With respect to any sale or other disposition of assets of any of the Borrowers, the cash proceeds received by such Borrower from such sale or other disposition, net of (a) all reasonable costs of sale or other disposition and property transfer or sales taxes paid or payable as a result thereof by such Borrower and (b) any amounts paid to Indebtedness secured by Permitted Prior Liens, and with respect to the incurrence of any Indebtedness, the cash proceeds received from such incurrence, net of all reasonable costs thereof and reasonable fees and all expenses payable in connection therewith by the Borrowers. The term does not include rental payments received by a Borrower on Inventory leased by such Borrower in the ordinary course of its business consistent with past practices.

      "NOMINEE": A business entity (such as a corporation or limited partnership) formed by the Administrative Agent to own or manage any Post Foreclosure Asset.

      "NONCONSENTING LENDER": Defined in Section 16:16-11.

      "OPERATING ACCOUNT": Defined in Section 8:8-3.

      "OVERLOAN": A loan, advance or providing of credit support (such as the issuance of any L/C) to the extent that, immediately after its having been made, Availability is less than zero.

      "PARTICIPANT": Defined in Section 20:20-15.

      "PAYMENT INTANGIBLE": Has the meaning given that term in UCC and also refers to any general intangible under which the Account Debtor's primary obligation is a monetary obligation.

      "PERMITTED ASSET DISPOSITION": Any of the following:

            (a) The sale of Inventory in compliance with this Agreement.

            (b) The disposal of property which is obsolete, worn out, or damaged beyond repair in the ordinary course of business and consistent with past practices.

            (c) Any sale of the Real Estate set forth in the table below provided that (i) no Borrower shall be InDefault, (ii) the Borrowers shall have received Net Cash Proceeds in connection with such sale of not less than the amount set forth opposite such Real Estate in the table below, or if less, the Administrative Agent shall have provided its prior written consent to such lesser amount; provided, however, in no event shall the Net Cash Proceeds received in connection with such sale be less than the Determined Value of such Real Estate multiplied by the Real Estate Advance Rate, (iii) immediately upon receipt thereof, such Net Cash Proceeds shall be delivered to the Administrative Agent for application as provided in
            Section 8:8-5(a), and (iv) any order submitted to the Bankruptcy Court in connection with such sale is in a form satisfactory to the Administrative Agent.

                     Real Estate                 Minimum Net Cash Proceeds
                     -----------                 -------------------------
                     Toledo, Ohio                      $7,500,000

         Birmingham, Michigan (2 properties)           $9,000,000 (aggregate)

             East Grand Rapids, Michigan               $3,500,000

               Grosse Pointe, Michigan                 $3,500,000

                  Saginaw, Michigan                    no minimum

                    Columbus, Ohio                     no minimum

            (d) Any sale or discount of Accounts Receivable, in the ordinary course of business and consistent with past practices, without recourse only in connection with the compromise thereof or the assignment of past due Accounts Receivable for collection provided, however, that after such sale, such Accounts Receivable shall no longer constitute Eligible Private Label Credit Card Receivables.

            (e) The sale, lease or other disposition of Collateral among Borrowers.

            (f) A going-out-of-business sale of Inventory at the Stores located in (i) Tampa, Florida, (ii) Clearwater, Florida, (iii) Osprey, Florida, (iv) Toledo, Ohio, (v) Columbus, Ohio, and (vi) any other location consented to by the Administrative Agent, provided that (A) the Borrowers shall have engaged a liquidator acceptable to the Administrative Agent to conduct each such sale, (B) the terms of each such sale are satisfactory to the Administrative Agent, and (C) any order submitted to the Bankruptcy Court in connection with such sales is in a form satisfactory to the Administrative Agent.

            (g) Any other disposition of any asset consented to by the Administrative Agent, provided that (i) the Net Cash Proceeds in connection with such disposition shall be (A) acceptable to the Administrative Agent, and to the extent they relate to Real Estate assets, the Net Cash Proceeds received by the Borrowers shall not be less than the Determined Value of such Real Estate multiplied by the Real Estate Advance Rate, and (B) delivered to the Administrative Agent for application as provided in Section 8:8-5(a) and (ii) no Borrower is in InDefault.

      "PERMITTED ENCUMBRANCES": The following:

            (a) Those Encumbrances permitted as provided in Section 5:5-8(a) hereof.

            (b) (i) Encumbrances to secure taxes, assessments and other government charges or claims for labor, material or supplies in respect of obligations not then overdue; (ii) deposits or pledges made in connection with, or to secure payment of, workmen's compensation, unemployment insurance, old age pensions or other social security obligations, performance bonds in connection with the construction of any Store to be located in North Palm Beach, Florida, or obligations on appeal bonds, in each case incurred or otherwise arising in the ordinary course of business and to secure obligations that are not past due; (iii) Encumbrances of carriers, warehousemen, mechanics and materialmen, and other like Encumbrances in respect of obligations not overdue more than 120 days or which are being contested in good faith by appropriate proceedings; and
            (iv) Encumbrances on properties consisting of easements, rights of way, zoning restrictions, restrictions on the use of real property and defects and irregularities in the title thereto, landlord's or lessor's Encumbrances, and other minor Encumbrances or encumbrances none of which interferes materially with the use of the property affected in the ordinary conduct of the business of the Borrowers, which defects do not individually or in the aggregate have a materially adverse effect on the business of any Borrower individually or of the Borrowers as a whole or which are being actively contested in good faith by appropriate proceedings as to which the Borrowers have established reasonable reserves, it being understood, however, that the filing of a tax lien which includes any Inventory or Accounts does not constitute a "Permitted Encumbrance", even if being so contested.

            (c) Permitted Prior Liens.

      "PERMITTED INDEBTEDNESS": The following Indebtedness:

            (a) Indebtedness on account of the Revolving Credit.

            (b) Indebtedness arising prior to the Filing Date and set forth on
            EXHIBIT 5:5-9.

            (c) The 6.75% Senior Unsecured Notes.

            (d) Indebtedness of any Borrower as lessee under any Capital Lease arising in connection with sale-leaseback transactions involving the Stores located in East Grand Rapids, Michigan and Grosse Pointe, Michigan and any other location consented to in writing by the Administrative Agent.

            (e) Endorsements for collection, deposit or negotiation and warranties of products or services, in each case incurred in the ordinary course of business.

            (f) Any guarantee by any Borrower of any Permitted Indebtedness of any other Borrower.

      "PERMITTED INVESTMENTS": Marketable direct or guaranteed obligations of the United States of America that mature within one (1) year from the date of purchase by a Borrower; demand deposits, certificates of deposit, bankers acceptances and time deposits of United States banks having total assets in excess of $1,000,000,000; securities commonly known as "commercial paper" issued by a corporation organized and existing under the laws of the United States of America or any state thereof that at the time of purchase have been rated and the ratings for which are not less than "P 1" if rated by Moody's Investors Services, Inc., and not less than "A 1" if rated by Standard and Poor's; investments (not to exceed $100,000 at any one time) in common and preferred stock traded on national securities exchanges; additional investments in the capital stock of any other Borrower; loans permitted pursuant to Section 5:5-22(c); and the existing investments of Jacobson Stores Inc. in the other Borrowers and transactions between any of them in the ordinary course of business.

      "PERMITTED PRIOR LIENS": Valid, perfected and otherwise unavoidable
            Encumbrances existing as of the Filing Date, senior to the Encumbrances in respect of the Prepetition Senior Debt.

      "PERMITTED PROTECTIVE OVERADVANCE": Defined in Section 16:16-3(a).

      "PERSON": Any natural person, corporation, limited liability company, trust, partnership, joint venture or other enterprise or entity.

      "POST FORECLOSURE ASSET": All or any part of the Collateral, ownership of which is acquired by the Administrative Agent or a Nominee on account of the "bidding in" at a disposition as part of a Liquidation or by reason of a "deed in lieu" type of transaction.

      "PREPETITION AGENT": Fleet Retail Finance Inc., in its capacity as
            Administrative Agent, as Collateral Agent and as Documentation Agent for the Prepetition Lenders under and pursuant to the Prepetition Loan Agreement.

      "PREPETITION LENDERS": The lenders party to the Prepetition Loan
            Agreement.

      "PREPETITION LOAN AGREEMENT": That certain Amended and Restated Loan and
            Security Agreement, dated as of July 18, 2001, as amended, by and among the Borrowers, the Prepetition Lenders and the Prepetition Agent.

      "PREPETITION SENIOR DEBT": The Borrowers' indebtedness under and on account of the Prepetition Loan Agreement. The principal amount of Prepetition Senior Debt as of the Filing Date was equal to $91,728,538.

      "PRIORITY PROFESSIONAL EXPENSES": At the time of reference thereto, allowed and unpaid fees, costs and reasonable expenses of professionals retained in the Proceedings pursuant to Sections 327 and 1103 of the Bankruptcy Code consisting of attorneys, accountants, financial advisors and consultants retained by the Borrowers or the Creditors' Committee; provided, however, that the amount of Priority Professional Expenses shall not exceed the Professional Expense Cap for purposes of the Carve Out Reserve. The term does not include any Ineligible Professional Expenses or the expenses of any professionals engaged by individual members of the Creditors' Committee.

      "PROCEEDINGS": The cases, pursuant to Chapter 11 of the Bankruptcy Code, respectively initiated by the Borrowers in the United States Bankruptcy Court for the Eastern District of Michigan (Southern Division).

      "PROCEEDS": Includes, without limitation, "Proceeds" as defined in the UCC and each type of property described in Section 9:9-2 hereof.

      "PROFESSIONAL EXPENSE CAP": $1,500,000 minus any payments of Priority
            Professional Expenses made during the continuance of any Event of Default other than payments made from retainers paid prior to the commencement of the Proceedings.

      "PRO-RATA": A proportional distribution based upon a Person's percentage claim to the overall aggregate amount being distributed.

      "PROTECTIVE OVERADVANCES": Revolving Credit Loans which are OverLoans, but as to which each of the following conditions is satisfied: (a) the Revolving Credit Ceiling is not exceeded; (b) when aggregated with all other Protective OverAdvances, such Revolving Credit Loans do not aggregate more than ten percent (10%) of (i) the Borrowing Base minus (ii) the sum of the Availability Reserves and the Carve Out Reserve; (c) such Revolving Credit Loans are made or undertaken in the Administrative Agent's discretion to (i) protect and preserve the Collateral and (ii) protect and preserve the interests of the Lenders.

      "REAL ESTATE": All real property at any time owned or leased (as lessee or sublessee) by any Borrower.

      "REAL ESTATE ADVANCE RATE": Fifty percent (50%).

      "RECEIPTS": All cash, cash equivalents, money, checks, credit card slips, receipts and other Proceeds from any sale of the Collateral.

      "RECEIVABLES COLLATERAL": That portion of the Collateral which consists of Accounts, Accounts Receivable, General Intangibles, Chattel Paper, Instruments, Documents of Title,

            Documents, Investment Property, Payment Intangibles,
            Letter-of-Credit Rights, bankers' acceptances and all other rights to payment.

      "REGISTER": Defined in Section 17:17-2(c).

      "REORGANIZATION PLAN": A plan or plans of reorganization in the Proceedings.

      "REQUIREMENTS OF LAW": As to any Person:

            (a) Applicable Law.

            (b) That Person's organizational documents.

            (c) That Person's by-laws and/or other instruments which deal with corporate or similar governance, as applicable.

            (d) Without limiting the generality of the foregoing, "Requirements of Law" includes all requirements of the Bankruptcy Code; all rules adopted pursuant to the Bankruptcy Code or otherwise and applicable to the Borrowers and/or the Proceedings; the Borrowing Orders; and all other orders or rulings formally or informally entered in the Proceedings or in any action or proceeding which relates thereto.

      "RESERVES": The following: Carve Out Reserve, Availability Reserves and
            Inventory Reserves.

      "RESTRUCTURING CONSULTANT": A consultant with a nationally recognized practice in addressing issues related to the restructuring of companies which are debtors in cases pursuant to Chapter 11 of the Bankruptcy Code.

      "REVOLVING CREDIT": Defined in Section 2:2-1.

      "REVOLVING CREDIT CEILING": $100,000,000.

      "REVOLVING CREDIT DEBT": At any time, the lesser of (a) or (b), where

            (a) is the Revolving Credit Ceiling.

            (b) is Indebtedness of the Borrowers on account of loans and advances under the Revolving Credit which Indebtedness, when incurred or when Acceleration takes place, is within amounts available to be borrowed under the Revolving Credit or constitutes Protective OverAdvances, as reflected on the Borrowing Base Certificate (if any) in reliance on which the subject loan or advance was made, it being understood that, (i) in the absence of manifest computational error by the Borrowers' Representative, the Administrative Agent may rely on the determination of such availability as reflected on such Borrowing Base Certificate, and
            (ii) the status of indebtedness as "Revolving Credit Debt" is determined without regard to any subsequent declination in the appraised value of the Inventory or other assets on which such availability had been so determined. (For purposes of the determination of whether a loan or advance to cover the honoring of a L/C constitutes "Revolving Credit Debt", the date of issuance of the subject L/C shall constitute the date on which the subject indebtedness was incurred).

      "REVOLVING CREDIT DOLLAR COMMITMENT": As set forth on EXHIBIT 2:2-24 annexed hereto (as such amounts may change in accordance with the provisions of this Agreement).

      "REVOLVING CREDIT EARLY TERMINATION FEE": Defined in Section 2:2-16.

      "REVOLVING CREDIT FEES": The Unused Line Fee, Closing Fee, Revolving
            Credit Early Termination Fee, fees for L/C's which are specifically for the account of the Lenders and all other fees (such as a fee (if any) on account of the execution of an amendment of a Loan Document) payable by any Borrower in respect of the Revolving Credit other than any amount payable to any Agent as reimbursement for any cost or expense incurred by such Agent on account of the discharge of such Agent's duties under the Loan Documents.

      "REVOLVING CREDIT LOANS": Loans made under the Revolving Credit.

      "REVOLVING CREDIT NOTE": Defined in Section 2:2-10.

      "REVOLVING CREDIT OBLIGATIONS": The aggregate of the Borrowers' liabilities, obligations, and indebtedness of any character on account of or in respect to the Revolving Credit.

      "REVOLVING CREDIT PERCENTAGE COMMITMENT": As set forth on EXHIBIT 2:2-24, annexed hereto (as such amounts may change in accordance with the provisions of this Agreement).

      "SEC": The Securities and Exchange Commission.

      "STATED AMOUNT": The maximum amount for which an L/C may be honored.

      "STORE": Each location at which a Borrower regularly offers Inventory for sale to the public.

      "SUPERMAJORITY LENDERS": Lenders (other than Delinquent Lenders) holding sixty six and two-thirds percent (66-2/3%) or more the Loan Commitments (other than Loan Commitments held by a Delinquent Lender).

      "SUPERPRIORITY CLAIM". A claim against a Borrower or its estate in the Proceeding which is an administrative expense claim having priority over (i) any and all allowed administrative expenses and (ii) unsecured claims now existing or hereafter arising, including, without limitation, administrative expenses of the kind specified in Sections 503(b), 506(c), 507(b), 1113 or 1114 of the Bankruptcy Code.

      "SUPPORTING OBLIGATION": Has the meaning given that term in the UCC and also refers to a Letter-of-Credit Right or secondary obligation which supports the payment or performance of an Account, Chattel Paper, a Document, a General Intangible, an Instrument or Investment Property.

      "SWINGLINE": The facility pursuant to which the SwingLine Lender may advance Revolving Credit Loans aggregating up to the SwingLine Loan Ceiling.

      "SWINGLINE LENDER": FRFI.

      "SWINGLINE LOAN CEILING": $5,000,000.

      "SWINGLINE LOANS": Defined in Section 2:2-8.

      "TERMINATION DATE": The earliest of (a) the Maturity Date; (b) the
            Administrative Agent's notice to the Borrowers' Representative setting the Termination Date on account of the occurrence of any Event of Default; (c) that date specified by the Borrowers' Representative to the Administrative Agent by an irrevocable written notice at least ninety (90) days prior to such date, (d) the date of substantial consummation (as defined in Section 1101 of the Bankruptcy Code) of a plan of reorganization in the Proceedings that has been confirmed pursuant to an order of the Bankruptcy Court in the Proceedings or (e) March 15, 2002 if the Bankruptcy Court shall not have entered the Final Borrowing Order on or prior to such date.

      "TITLE INSURANCE COMPANY": Any of (a) Commonwealth Land Title Company, (b)
            Lawyers Title Insurance Company and (c) Transnation Title Insurance Company.

      "TITLE POLICY": In relation to each Mortgaged Property, an ALTA standard form title insurance policy issued by the Title Insurance Company (with such reinsurance or co-insurance as the Administrative Agent may require and is available from the Title Insurance Company, any such reinsurance to be with direct access endorsements) in such amount as may be determined by agreement of the Borrowers' Representative and the Administrative Agent insuring the priority of the Mortgage of such Mortgaged Property and that a Borrowers or one of its Affiliates holds marketable fee simple title to or a leasehold interest in such Mortgaged Property, subject only to the encumbrances permitted by such Mortgage and which shall not contain exceptions for mechanics liens, persons in occupancy or matters which would be shown by a survey (except as may be permitted by such Mortgage), shall not insure over any matter except to the extent that any such affirmative insurance is acceptable to the Administrative Agent in its sole discretion, and shall contain such endorsements and affirmative insurance as the Administrative Agent in its discretion may require which is available from the Title Insurance Company, including but not limited to (i) comprehensive endorsement, (ii) variable rate of interest endorsement, (iii) usury endorsement, (iv) revolving credit endorsement, (v) tie-in endorsement, (vi) doing business endorsement and (vii) if customarily required or not cost-prohibitive in the reasonable judgment of the Administrative Agent, an ALTA form 3.1 zoning endorsement.

      "TRANSFER": Wire transfer pursuant to the wire transfer system maintained by the Board of Governors of the Federal Reserve Board, or as otherwise may be agreed to from time to time by the Administrative Agent making such Transfer and the subject Lender. Wire instructions may be changed in the same manner that Notice Addresses may be changed (Section 18:18-1), except that no change of the wire instructions for Transfers to any Lender shall be effective without the consent of the Administrative Agent.

      "UCC": The Uniform Commercial Code as in effect from time to time in Massachusetts.

      "UNANIMOUS CONSENT": Consent of Lenders (other than Delinquent Lenders) holding one hundred percent (100%) of the Loan Commitments (other than Loan Commitments held by a Delinquent Lender).

      "UNUSED LINE FEE": Defined in Section 2:2-15.

      "6.75% SENIOR UNSECURED NOTES": The 6.75% Senior Unsecured Notes issued by
            Jacobson Stores Inc. in the original principal amount of $34,500,000 issued pursuant to the Indenture dated December 15, 1986, in the form previously delivered to the Administrative Agent.

      ARTICLE 2. - THE REVOLVING CREDIT:

      2-1 -ESTABLISHMENT OF REVOLVING CREDIT.

            (a) The Lenders hereby establish a revolving line of credit (the "REVOLVING CREDIT") in the Borrowers' favor pursuant to which each Lender, subject to, and in accordance with, this Agreement, acting through the Administrative Agent, shall make loans and advances and otherwise provide financial accommodations to, and for the account of, the Borrowers as provided herein.

            (b) Loans, advances and financial accommodations under the Revolving Credit shall be subject to Availability. The Borrowing Base and Availability shall be determined by the Administrative Agent by reference to the Borrowing Base Certificate most recently delivered to the Administrative Agent, and shall be subject to the following:

                  (i) Such determination shall take into account such Reserves as the Administrative Agent may determine as being applicable thereto.

                  (ii) The Cost of Eligible Inventory will be determined in a manner consistent with current tracking practices, based on such Borrower's stock ledger inventory.

                  (iii) The Cost of Eligible L/C Inventory will be calculated at the Cost of such Inventory.

            (c) The commitment of each Lender to provide such loans, advances and financial accommodations is subject to Section 2:2-24.

            (d) The proceeds of borrowings under the Revolving Credit shall be used solely as follows:

                  (i) For the issuance of L/Cs to the extent permitted by this Agreement.

                  (ii) For the purposes set forth in the Business Plan in accordance with Section 6:6-12.

                  (iii) Towards the retirement of the Prepetition Senior Debt.

      2-2 -ADVANCES IN EXCESS OF BORROWING BASE (OVERLOANS).

            (a) No Lender has any obligation to make any loan or advance, or otherwise to provide any credit to or for the benefit of the Borrowers where the result of such loan, advance, or credit is an OverLoan.

            (b) The Lenders' obligations, among themselves, are subject to
            Section 13:13-3(a) (which relates to each Lender's making amounts available to the Administrative Agent) and to Section 16:16-3(a) (which relates to Protective OverAdvances).

            (c) The Lenders' providing of an OverLoan on any one occasion does not affect the obligations of any Borrower hereunder (including such Borrower's obligation to immediately repay any amount which otherwise constitutes an OverLoan) nor obligate the Lenders to do so on any other occasion.

      2-3 -INITIAL RESERVES. CHANGES TO RESERVES.

            (a) As of the date hereof, the only Reserves are as reflected on the Borrowing Base Certificate dated as of the date hereof, a specimen of which is annexed hereto as EXHIBIT 6:6-4.

            (b) The Administrative Agent shall provide not less than seven (7) days prior notice to the Borrowers' Representative of the establishment of any Reserve (other than those established at the execution of this Agreement) except that the following may be undertaken without such prior notice:

                  (i) a change to the amount of a then existing Reserve (as distinguished from a change by which such Reserve is measured or determined), which


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
                  change reasonably reflects changed circumstances (e.g. the amount of the Reserve for Customer Credit Liability will change based on the aggregate of Customer Credit Liability at any one time); and

                  (ii) the creation of, or a change to an existing Reserve on account of circumstances which the Administrative Agent reasonably determines as having a material adverse change on the maintenance of loan to collateral values.

      2-4 -RISKS OF VALUE OF COLLATERAL. The Administrative Agent's reference to a given asset in connection with the making of loans, credits, and advances and the providing of financial accommodations under the Revolving Credit and/or the monitoring of compliance with the provisions hereof shall not be deemed a determination by the Administrative Agent or any Lender relative to the actual value of the asset in question. All risks concerning the value of the Collateral are and remain upon the Borrowers. All Collateral secures the prompt, punctual and faithful performance of the Liabilities whether or not relied upon by the Administrative Agent in connection with the making of loans, credits and advances and the providing of financial accommodations under the Revolving Credit.

      2-5 -COMMITMENT TO MAKE REVOLVING CREDIT LOANS AND SUPPORT LETTERS OF CREDIT. Subject to the provisions of this Agreement, the Lenders shall make a loan or advance under the Revolving Credit and the Administrative Agent shall cause L/C's to be issued for the account of the Borrowers' Representative, in each instance if duly and timely requested by the Borrowers' Representative as provided herein provided that:

            (a) No OverLoan is then outstanding and none will result therefrom.

            (b) No Borrower is then InDefault and none will thereby become InDefault.

      2-6 -REVOLVING CREDIT LOAN REQUESTS.

            (a) Requests for loans and advances under the Revolving Credit may be requested by the Borrowers' Representative in such manner as may from time to time be reasonably acceptable to the Administrative Agent.

            (b) Subject to the provisions of this Agreement, the Borrowers' Representative may request a Revolving Credit Loan by giving notice to the Administrative Agent by no later than 1:00PM on the Business Day on which the subject Revolving Credit Loan is to be made. Revolving Credit Loans requested by the Borrowers' Representative shall not be less than $10,000.

            (c) Any request for a Revolving Credit Loan which is made after the deadline therefor as set forth above shall be deemed to have been made at the opening of business on the then next Business Day unless the Administrative Agent, in its discretion, determines to deem it to have been made earlier. Each request for a Revolving Credit Loan shall be made in such manner as may from time to time be acceptable to the Administrative Agent.

            (d) The Borrowers' Representative may request that the Administrative Agent cause the issuance by the Issuer of L/C's for the account of a Borrower as provided in Section 2:2-19.

            (e) The Administrative Agent may rely on any request for a loan or advance, or other financial accommodation under the Revolving Credit which the Administrative Agent, in good faith, believes to have been made by a Person duly authorized to act on behalf of the Borrowers' Representative and may decline to make any such requested loan or advance, or issuance, or to provide any such financial accommodation pending the

            Administrative Agent's being furnished with such documentation concerning that Person's authority to act as reasonably may be satisfactory to the Administrative Agent.

            (f) A request by the Borrowers' Representative for loan or advance, or other financial accommodation under the Revolving Credit shall be irrevocable and shall constitute certification by each Borrower that as of the date of such request, each of the following is true and correct:

                  (i) There has been no material adverse change in the Borrowers' financial condition (taken as a whole) from the most recent financial information furnished to the Administrative Agent or any Lender pursuant to this Agreement.

                  (ii) Each representation, not relating to a specific date, which is made herein or in any of the Loan Documents is then true and correct in all material respects as of and as if made on the date of such request (except (A) to the extent of changes resulting from transactions contemplated or permitted by this Agreement or the other Loan Documents and changes occurring in the ordinary course of business which singly or in the aggregate are not materially adverse and (B) to the extent that such representations and warranties expressly relate to an earlier date).

                  (iii) Unless accompanied by the Certificate of the Borrowers' Representative's Chief Executive Officer, President, Chief Financial Officer or other authorized representative describing (in reasonable detail) the facts and circumstances thereof and the steps (if any) being taken to remedy such condition, no Borrower is InDefault.

            (g) If, at any time or from time to time, any Borrower is InDefault, the Administrative Agent may suspend the Revolving Credit immediately, in which event neither the Administrative Agent nor any Lender shall be obligated during such suspension to make any loans or advances or to provide any financial accommodation hereunder or to seek the issuance of any L/C.

      2-7 -MAKING OF REVOLVING CREDIT LOANS.

            (a) A loan or advance under the Revolving Credit shall be made by the transfer of the proceeds of such loan or advance to the Operating Account or as otherwise instructed by the Borrowers' Representative.

            (b) A loan or advance shall be deemed to have been made under the Revolving Credit (and the Borrowers shall be indebted to the Administrative Agent and the Lenders for the amount thereof immediately) upon any of the following:

                  (i) The Administrative Agent's initiation of the transfer of the proceeds of such loan or advance in accordance with the Borrowers' Representative's instructions (if such loan or advance is of funds requested by the Borrowers'
                  Representative).

                  (ii) The charging of the amount of such loan to the Loan Account (in all other circumstances).

            (c) There shall not be any recourse to or liability of any Agent or any Lender on account of:

                  (i) Any delay, beyond the reasonable control of such Agent or such Lender, in the making of any loan or advance requested under the Revolving Credit.

                  (ii) Any delay, beyond the reasonable control of such Agent or such Lender, by any bank or other depository institution in treating the proceeds of any such loan or advance as collected funds.

                  (iii) Any delay in the receipt, and/or any loss, of funds which constitute a loan or advance under the Revolving Credit, the wire transfer of which was properly initiated by the Administrative Agent in accordance with wire instructions provided to the Administrative Agent by the Borrowers' Representative.

      2-8 -SWINGLINE LOANS.

            (a) For ease of administration, Revolving Credit Loans may be made by the SwingLine Lender (in the aggregate, the "SWINGLINE LOANS") in accordance with the procedures set forth in this Agreement for the making of loans and advances under the Revolving Credit. The unpaid principal balance of the SwingLine Loans shall not at any time exceed the SwingLine Loan Ceiling.

            (b) The aggregate unpaid principal balance of SwingLine Loans shall bear interest at the rate applicable to Revolving Credit Loans and shall be repayable as a loan under the Revolving Credit.

            (c) The Borrowers' obligation to repay SwingLine Loans shall be evidenced by a Note in the form of EXHIBIT 2:2-8(C), annexed hereto, executed by the Borrowers, and payable to the SwingLine Lender. Neither the original nor a copy of that Note shall be required, however, to establish or prove any Liability. Upon the Borrowers' Representative's being provided with an affidavit from the Administrative Agent to the effect that said Note has been lost, mutilated or destroyed, the Borrowers shall promptly execute a replacement thereof and deliver such replacement to the SwingLine Lender.

            (d) For all purposes of this Agreement, the SwingLine Loans and the Borrowers' obligations to the SwingLine Lender constitute Revolving Credit Loans and are secured as "Liabilities".

            (e) SwingLine Loans may be subject to periodic settlement with the Lenders as provided in this Agreement.

      2-9 -THE LOAN ACCOUNT.

            (a) An account ("LOAN ACCOUNT") shall be opened on the books of the Administrative Agent in which a record shall be kept of all loans and advances made under the Revolving Credit.

            (b) The Administrative Agent shall also keep a record (either in the Loan Account or elsewhere, as the Administrative Agent may from time to time elect) of all interest, fees, service charges, costs, expenses and other debits owed to the Administrative Agent and each Lender on account of the Liabilities and of all credits against such amounts so owed.

            (c) All credits against the Liabilities shall be conditional upon final payment to the Administrative Agent for the account of each Lender of the items giving rise to such credits. The amount of any item credited against the Liabilities which is charged back against the Administrative Agent or any Lender for any reason or is not so paid shall be a

            Liability and shall be added to the Loan Account, whether or not the item so charged back or not so paid is returned.

            (d) Except as otherwise provided herein, all fees, service charges, costs and expenses for which any Borrower is obligated hereunder are payable on demand. In the determination of Availability, the Administrative Agent may deem fees, service charges, accrued interest and other payments which will be due and payable between the date of such determination and the first day of the then next succeeding month as having been advanced under the Revolving Credit whether or not such amounts are then due and payable.

            (e) The Administrative Agent may, in its discretion, advance under the Revolving Credit any interest, fee, service charge, or other payment to which any Agent or any Lender is entitled from any Borrower pursuant hereto and may charge the same to the Loan Account notwithstanding that an OverLoan may result thereby. Such action on the part of the Administrative Agent shall not constitute a waiver of the Administrative Agent's rights or the Borrowers' obligations under Section 2:2-11(b). Any amount which is added to the principal balance of the Loan Account as provided in this Section 2:2-9(e) shall bear interest at the interest rate then and thereafter applicable to Revolving Credit Loans.

            (f) In the absence of manifest error, a statement rendered by the Administrative Agent or any Lender to the Borrowers' Representative concerning the Liabilities shall be considered correct and accepted by each Borrower, and shall be conclusively binding upon each Borrower, unless the Borrowers' Representative provides the Administrative Agent with written objection thereto within thirty
            (30) days from the Borrowers' Representative's receipt of such statement, which written objection shall indicate, with particularity, the reason for such objection. In the absence of manifest error, the Loan Account and the Administrative Agent's books and records concerning the loan arrangement contemplated herein and the Liabilities shall be prima facie evidence and proof of the items described therein.

      2-10 -THE REVOLVING CREDIT NOTES. The Borrowers' obligation to repay loans and advances under the Revolving Credit, with interest as provided herein, may be evidenced by Notes (each, a "REVOLVING CREDIT NOTE") in the form of EXHIBIT 2:2-10 annexed hereto, executed by each Borrower, one payable to each Lender. Neither the original nor a copy of any Revolving Credit Note shall be required, however, to establish or prove any Liability. Upon the Administrative Agent's presentation to the Borrowers' Representative of an affidavit to the effect that any Revolving Credit Note has been lost, mutilated or destroyed, the Borrowers shall execute a replacement thereof and deliver such replacement to the Administrative Agent.

      2-11 -PAYMENT OF THE LOAN ACCOUNT.

            (a) The Borrowers may repay all or any portion of the principal balance of the Loan Account from time to time until the Termination Date.

            (b) The Borrowers, without notice or demand from the Administrative Agent or any Lender, shall pay the Administrative Agent that amount, from time to time, which is necessary so that there is no OverLoan outstanding.

            (c) The Borrowers shall repay the then entire unpaid balance of the Loan Account and all other Liabilities on the Termination Date.

            (d) The Administrative Agent shall endeavor to cause the application of payments (if any) pursuant to Sections 2:2-11(a) and 2:2-11(b) against Loans then outstanding in such manner as results in the least cost to the Borrowers, but shall not have any affirmative obligation to do so nor liability on account of the Administrative Agent's failure to have done so. In no event shall action or inaction taken by the Administrative Agent excuse any Borrower from any indemnification obligation under Section 2:2-11(e).

            (e) The Borrowers shall indemnify the Administrative Agent and each Lender and hold the Administrative Agent and each Lender harmless from and against any loss, cost or expense (including loss of anticipated profits) which the Administrative Agent or such Lender may sustain or incur (including, without limitation, by virtue of acceleration after the occurrence of any Event of Default) as a consequence of Default by any Borrower in making a borrowing after the Borrowers' Representative has given (or is deemed to have given) a request for a Revolving Credit Loan.

      2-12 -INTEREST ON REVOLVING CREDIT LOANS.

            (a) Each Revolving Credit Loan shall bear interest at the Base Margin Rate.

            (b) The Borrowers shall pay accrued and unpaid interest on each Revolving Credit Loan in arrears as follows:

                  (i) On the first Business Day of each month.

                  (ii) Following the occurrence of any Event of Default upon demand by the Administrative Agent.

            (c) Following the occurrence of any Event of Default (and whether or not the Administrative Agent exercises the Administrative Agent's rights on account thereof), all Revolving Credit Loans shall bear interest, at the option of the Administrative Agent or at the instruction of the SuperMajority Lenders at rate which is the aggregate of the Base Margin Rate plus two percent (2%) per annum.

      2-13 -CLOSING FEE. In consideration of the commitment to make loans and advances to the Borrowers under the Revolving Credit, and to maintain sufficient funds available for such purpose, the Borrowers agree to pay the "CLOSING FEE" (so referred to herein) to the Administrative Agent in the amount and payable as provided in the Agent Fee Letter.

      2-14 -ADMINISTRATIVE AGENT'S FEES. In addition to any other fee or expense to be paid by the Borrowers on account of the Revolving Credit, the Borrowers shall pay the Administrative Agent the amounts (the "ADMINISTRATIVE AGENT'S FEES") at the times as set forth in the Agent Fee Letter.

      2-15 -UNUSED LINE FEE. In addition to any other fee to be paid by the Borrowers on account of the Revolving Credit, the Borrowers shall pay the Administrative Agent, for the benefit of the Lenders, the "UNUSED LINE FEE" (so referred to herein) of 0.50% per annum of the average difference, during the fiscal quarter just ended (or relevant period with respect to the payment being made on the Termination Date) between (a) the Revolving Credit Ceiling and (b) the sum of (i) the unpaid principal balance of the Loan Account and (ii) the undrawn Stated Amount of L/C's outstanding during such fiscal quarter. The Unused Line Fee shall be paid in arrears on the first day of each fiscal quarter after the execution of this Agreement and on the Termination Date.

      2-16 -EARLY TERMINATION FEE.

            (a) In the event that the Termination Date occurs for any reason (whether by virtue of Acceleration or otherwise) prior to the Maturity Date, then except as provided in Section 2:2-16(b), the Borrowers shall pay the Administrative Agent, for the Pro-Rata account of the Lenders, the "REVOLVING CREDIT EARLY TERMINATION FEE" (so referred to herein) consisting of one percent (1%) of the Revolving Credit Ceiling in effect as of the date of this Agreement.

            (b) No Revolving Credit Early Termination Fee shall be due and payable in the event of the early termination of the Revolving Credit in connection with a refinancing of the Revolving Credit which is agented or provided by FRFI or any Affiliate of FRFI, it being understood that neither FRFI nor any affiliate of FRFI has agreed to provide any such refinancing.

      2-17 -CONCERNING FEES. Except as provided in Section 2:2-16(b), the Borrowers shall not be entitled to any credit, rebate or repayment of any fee previously earned by any Agent or any Lender pursuant to this Agreement notwithstanding any termination of this Agreement or suspension or termination of the Administrative Agent's and any Lender's respective obligation to make loans and advances hereunder.

      2-18 -AGENTS' AND LENDERS' DISCRETION.

            (a) Each reference in the Loan Documents to the exercise of discretion, reasonable discretion or the like by any Agent or any Lender shall be to such Person's reasonable exercise of its judgment, in good faith (which shall be presumed), based upon such Person's consideration of any such factors as that Agent or that Lender, taking into account information of which that Person then has actual knowledge, reasonably believes:

                  (i) Will or reasonably could be expected to affect, in more than a de minimis manner, the value of the Collateral, the enforceability of the Administrative Agent's Collateral Interests therein, or the amount which the Administrative Agent would likely realize therefrom (taking into account delays which may possibly be encountered in the Administrative Agent's realizing upon the Collateral and likely Costs of Collection).

                  (ii) Indicates that any report or financial information delivered to any Agent or any Lender by or on behalf of any Borrower is incomplete, inaccurate, or misleading in any material manner or was not prepared in accordance with the requirements of this Agreement.

                  (iii) That any Borrower is InDefault.

            (b) In the exercise of such judgement, each Agent or each Lender reasonably also may take into account any of the following factors:

                  (i) Those included in, or tested by, the definitions of "Eligible Credit Card Receivables," "Eligible Inventory" and "Cost".

                  (ii) Material changes in or to the mix of the Borrowers' Inventory.

                  (iii) Seasonality with respect to the Borrowers' Inventory and patterns of retail sales.

            (c) The burden of establishing the failure of any Agent or any Lender to have acted in a reasonable manner in such Person's exercise of such discretion shall be the Borrowers'.

      2-19 -PROCEDURES FOR ISSUANCE OF L/C'S.

            (a) The Borrowers' Representative may request that the Administrative Agent cause the issuance by the Issuer of L/C's for the account of a Borrower. Each such request shall be in such manner as may from time to time be reasonably acceptable to the Administrative Agent.

            (b) The Administrative Agent will endeavor to cause the issuance of any L/C so requested by the Borrowers' Representative, provided that, at the time that the request is made, the Revolving Credit has not been suspended as provided in Section 2:2-6(g) and if so issued:

                  (i) The aggregate Stated Amount of all L/C's then outstanding, does not exceed $5,000,000.

                  (ii) The expiry of the L/C is not later than the following:

                        (A) Standby's: One (1) year from initial issuance.

                        (B) Documentary's: Sixty (60) days from issuance.

                  (iii) If the expiry of an L/C is later than the Maturity Date, it is one hundred three percent (103%) cash collateralized at its issuance.

                  (iv) An OverLoan will not result from the issuance of the subject L/C.

            (c) Unless otherwise agreed between the Borrowers' Representative and the Administrative Agent, the Issuer of all L/C's shall be Fleet National Bank and any successor to Fleet National Bank.

            (d) Each Borrower shall execute such documentation to apply for and support the issuance of an L/C as may be required by the Issuer.

            (e) There shall not be any recourse to, nor liability of, any Agent or any Lender on account of

                  (i) Any delay or refusal by an Issuer to issue an L/C;

                  (ii) Any action or inaction of an Issuer on account of or in respect to, any L/C except where there is a specific finding in a judicial proceeding (in which the Administrative Agent has had an opportunity to be heard), from which finding no further appeal is available, that the subject action or omission to act had been in actual bad faith or grossly negligent or constituted willful misconduct.

            (f) The Borrowers shall reimburse the Issuer for the amount of any honoring of a drawing under an L/C on the same day on which such honoring takes place. The Administrative Agent, without the request of any Borrower, may advance under the Revolving Credit (and charge to the Loan Account) the amount of any honoring of any L/C and other amount for which any Borrower, the Issuer, or the Lenders become obligated on account of, or in respect to, any L/C. Such advance shall be made whether or not any Borrower is InDefault or such advance would result in an OverLoan. Such action shall not constitute a waiver of the Administrative Agent's rights under
            Section 2:2-11(b) hereof.

            (g) The Existing Letters of Credit listed on EXHIBIT 2:2-19(G) hereof shall constitute Letters of Credit issued pursuant to this Agreement.

      2-20 -FEES FOR L/C'S.

            (a) The Borrowers shall pay to the Administrative Agent the following per annum fees on account of L/C's, payable quarterly in arrears and on the Termination Date and on the End Date based on the weighted average Stated Amount of L/C's outstanding during the period in respect of which such fee is being paid except that, following the occurrence of any Event of Default (and whether or not the Administrative Agent exercises the Administrative Agent's rights on account thereof), such fees, at the option of the Administrative Agent or upon the direction of the SuperMajority Lenders, shall be the respective aggregate of those forth below plus two percent (2%) per annum.

                  (i) Documentaries: The Base Margin Rate minus 50 basis points.

                  (ii) Standbys: The Base Margin Rate.

            (b) In addition to the fee to be paid as provided in Subsection 2:2-20(a), above, the Borrowers shall pay to the Administrative Agent (or to the Issuer, if so requested by Administrative Agent), on demand, all customary and reasonable issuance, processing, negotiation, amendment, and administrative fees and other amounts charged by the Issuer on account of, or in respect to, any L/C.

            (c) If any change in Applicable Law shall either:

                  (i) impose, modify or deem applicable any reserve, special deposit or similar requirements against letters of credit heretofore or hereafter issued by any Issuer or with respect to which any Lender or any Issuer has an obligation to lend to fund drawings under any L/C; or

                  (ii) impose on any Issuer any other condition or requirements relating to any such letters of credit;

and the result of any event referred to in Section 2:2-20(c)(i) or (ii), above, shall be to increase the cost to any Lender or to any Issuer of issuing or maintaining any L/C (which increase in cost shall be the result of such Issuer's reasonable allocation among that Lender's or Issuer's letter of credit customers of the aggregate of such cost increases resulting from such events), then, upon demand by the Administrative Agent and delivery by the Administrative Agent to the Borrowers' Representative of a certificate of an officer of the subject Lender or the subject Issuer describing such change in law, executive order, regulation, directive or interpretation thereof, its effect on such Lender or such Issuer, and the basis for determining such increased costs and their allocation, the Borrowers shall immediately pay to the Administrative Agent, upon demand by the Administrative Agent, such amounts as shall be sufficient to compensate the subject Lender or the subject Issuer for such increased cost. In the absence of manifest error, any Lender's or any Issuer's determination of costs incurred under Section 2:2-20(c)(i) or (ii), above, and the allocation, if any, of such costs among the Borrowers and other letter of credit customers of such Lender or such Issuer, if done in good faith and made on an equitable basis and in accordance with such officer's certificate, shall be conclusive and binding on the Borrowers.

      2-21 -CONCERNING L/C'S.

            (a) None of the Issuer, the Issuer's correspondents, any Lender, any Agent or any advising, negotiating or paying bank with respect to any L/C shall be responsible in any way for:

                  (i) The performance by any beneficiary under any L/C of that beneficiary's obligations to any Borrower.

                  (ii) The form, sufficiency, correctness, genuineness, authority of any person signing; falsification; or the legal effect of; any documents called for under any L/C if (with respect to the foregoing) such documents on their face appear to be in order.

            (b) The Issuer may honor, as complying with the terms of any L/C and of any drawing thereunder, any drafts or other documents otherwise in order, but signed or issued by an administrator, executor, conservator, trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, liquidator, receiver or other legal representative of the party authorized under such L/C to draw or issue such drafts or other documents.

            (c) The Borrowers may instruct the Issuer concerning the designation of any advising bank, paying bank, and negotiating bank, it being understood that the Issuer shall honor such designation to the extent then practicable.

            (d) All directions, correspondence and funds transfers relating to any L/C are at the risk of the Borrowers. The Issuer shall have discharged the Issuer's obligations under any L/C which, or the drawing under which, includes payment instructions, by the initiation of the method of payment called for in, and in accordance with, such instructions (or by any other commercially reasonable and comparable method). None of the Administrative Agent, the Lenders or the Issuer shall have any responsibility for any inaccuracy, interruption, error or delay in transmission or delivery by post, telegraph or cable or for any inaccuracy of translation.

            (e) Each Agent's, each Lender's and the Issuer's rights, powers, privileges and immunities specified in or arising under this Agreement are in addition to any heretofore or at any time hereafter otherwise created or arising, whether by statute or rule of law or contract.

            (f) Except to the extent otherwise expressly provided hereunder or agreed to in writing by the Issuer and the Borrowers' Representative, documentary L/C's will be governed by the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce, Publication No. 500, and standby L/C's will be governed by International Standby Practices ISP98 (adopted by the International Chamber of Commerce on April 6, 1998) and any respective subsequent revisions thereof.

            (g) The obligations of the Borrowers under this Agreement with respect to L/C's are absolute, unconditional and irrevocable and shall be performed strictly in accordance with the terms hereof under all circumstances, whatsoever including, without limitation, the following:

                  (i) Any lack of validity or enforceability or restriction, restraint, or stay in the enforcement of this Agreement, any L/C or any other agreement or instrument relating thereto.

                  (ii) Any Borrower's consent to any amendment or waiver of, or consent to the departure from, any L/C.

                  (iii) The existence of any claim, set-off, defense or other right which any Borrower may have at any time against the beneficiary of any L/C.

                  (iv) Any good faith honoring of a drawing under any L/C, which drawing possibly could have been dishonored based upon a strict construction of the terms of the L/C.

            (h) Each Issuer shall be deemed to have agreed as follows:

                  (i) That any action taken or omitted by that Issuer, that Issuer's correspondents, or any advising, negotiating or paying bank with respect to any L/C and the related drafts and documents, shall be done in good faith and in compliance with foreign or domestic laws.

                  (ii) That the Borrowers shall not be required to indemnify the Issuer, the Issuer's correspondents or any advising, negotiating or paying bank with respect to any L/C for any claims, damages, losses, liabilities, costs or expenses to the extent, caused by (x) the willful misconduct or gross negligence of the Issuer, the Issuer's correspondents or any advising, negotiating or paying bank with respect to any L/C in determining whether a request presented under any Letter of Credit complied with the terms of such Letter of Credit or (y) the Issuer's failure to pay under any Letter of Credit after the presentation to it of a request strictly complying with the terms and conditions of such Letter of Credit.

      2-22 -INTENTIONALLY OMITTED.

      2-23 -DESIGNATION OF BORROWERS' REPRESENTATIVE AS BORROWERS' AGENT.

            (a) Each Borrower hereby irrevocably designates and appoints the Borrowers' Representative as that Borrower's agent to obtain loans and advances under the Revolving Credit, the proceeds of which shall be available to each Borrower for those uses as those set forth in this Agreement. As the disclosed principal for its agent, each Borrower shall be obligated to the Administrative Agent and each Lender on account of loans and advances so made as if made directly by the Lenders to that Borrower, notwithstanding the manner by which such loans and advances are recorded on the books and records of the Borrowers' Representative and of any Borrower.

            (b) Each Borrower recognizes that credit available to it under the Revolving Credit is in excess of and on better terms than it otherwise could obtain on and for its own account and that one of the reasons therefor is its joining in the credit facility contemplated herein with all other Borrowers. Consequently, each Borrower hereby assumes and agrees to discharge all Liabilities of each of the other Borrowers as if the Borrower which is so assuming and agreeing were each of the other Borrowers.

            (c) The Borrowers' Representative shall act as a conduit for each Borrower (including itself, as a "Borrower") on whose behalf the Borrowers' Representative has requested a Revolving Credit Loan.

            (d) The proceeds of each loan and advance provided under the Revolving Credit which is requested by the Borrowers' Representative shall be deposited into the Operating Account or as otherwise indicated by the Borrowers' Representative. The Borrowers' Representative shall cause the transfer of the proceeds thereof to the Borrower(s) on whose behalf such loan and advance was obtained. Neither the Administrative Agent nor any Lender shall have any obligation to see to the application of such proceeds.

      2-24 -LENDERS' COMMITMENTS

            (a) Subject to Section 17:17-1 (which provides for assignments and assumptions of commitments), each Lender's "REVOLVING CREDIT PERCENTAGE COMMITMENT", and "REVOLVING CREDIT DOLLAR COMMITMENT" (respectively so referred to herein) is set forth on EXHIBIT 2:2-24 annexed hereto.

                  (b) The obligations of each Lender are several and not joint. No Lender shall have any obligation to make any loan or advance under the Revolving Credit in excess of either of the following:

                           (i) Such Lender's Revolving Credit Percentage Commitment of the subject loan or advance or of Availability.

                           (ii) Such Lender's Revolving Credit Dollar
                           Commitment.

                  (c) No Lender shall have any liability to the Borrowers on account of the failure of any other Lender to provide any loan or advance under the Revolving Credit nor any obligation to make up any shortfall which may be created by such failure.

                  (d) The Revolving Credit Dollar Commitments, Revolving Credit Commitment Percentages and identities of the Lenders (but not the Revolving Credit Ceiling) may be changed from time to time by the reallocation or assignment of Revolving Credit Dollar Commitments and Revolving Credit Commitment Percentages amongst the Lenders or with other Persons who determine to become "Lenders".

                  (e) Upon written notice given the Borrowers' Representative from time to time by the Administrative Agent, of any assignment or allocation referenced in Section 2:2-24(d):

                           (i) Each Borrower shall execute one or more replacement Revolving Credit Notes to reflect such changed Revolving Credit Dollar Commitments, Revolving Credit Commitment Percentages and identities and shall deliver such replacement Revolving Credit Notes to the Administrative Agent (which promptly thereafter shall deliver to the Borrowers' Representative the Revolving Credit Notes so replaced); provided, however, in the event that a Revolving Credit Note is to be exchanged following its acceleration or the entry of an order for relief under the Bankruptcy Code with respect to any Borrower, the Administrative Agent, in lieu of causing the Borrowers to execute one or more new Revolving Credit Notes, may issue an Administrative Agent's certificate confirming the resulting Revolving Credit Dollar Commitments and Revolving Credit Percentage Commitments.

                           (ii) Such change shall be effective from the effective date specified in such written notice and any Person added as a Lender shall have all rights, privileges, and obligations of a Lender hereunder thereafter as if such Person had been a signatory to this Agreement and any other Loan Document to which a Lender is a signatory and any Person removed as a Lender shall be relieved of any obligations or responsibilities of a Lender hereunder thereafter.

                  (f) From time to time on not less than ten (10) days prior written notice to the Administrative Agent, the Borrowers may elect to permanently decrease the Revolving Credit Ceiling in $10,000,000 increments. No reduction of the Revolving Credit Ceiling made pursuant to this Section 2:2-24(f) may be reinstated.

         ARTICLE 3.- INTENTIONALLY OMITTED.

         ARTICLE 4.- CONDITIONS PRECEDENT:

         As a condition to the effectiveness of this Agreement, the establishment of the Revolving Credit, the making of the first loan under the Revolving Credit, each of the documents respectively described in Sections 4:4-1 through and including 4:4-7 (each in form and substance satisfactory to the Administrative

Agent) shall have been delivered to the Administrative Agent, and the conditions respectively described in Sections 4:4-8 through and including 4:4-17 shall have been satisfied:

         4-1 -CORPORATE DUE DILIGENCE.

                  (a) Certificates of corporate good standing for each Borrower, respectively issued by the Secretary of State for the state in which such Borrower is incorporated.

                  (b) Certificates of foreign qualification for each Borrower, respectively issued by the Secretary of State for each state in which the nature of such Borrower's business conducted or assets owned require such qualification.

                  (c) Certificates of a duly authorized officer of each Borrower of the due adoption, continued effectiveness, and setting forth the texts of, each corporate resolution adopted in connection with the establishment of the loan arrangement contemplated by the Loan Documents and attesting to the true signatures of each Person authorized as a signatory to any of the Loan Documents.

                  (d) Certificates of a duly authorized officer of each Borrower attesting to, and attaching thereto, true and complete copies of such Borrower's charter documents and by-laws in effect on the date of this Agreement.

         4-2 -OPINIONS. An opinion of counsel to the Borrowers in form and substance satisfactory to the Administrative Agent.

         4-3 -TAXES. Evidence of payment of real estate taxes and municipal charges on all Mortgaged Property not delinquent on or before the date of this Agreement.

         4-4 -APPRAISALS OF REAL ESTATE ASSETS. The Administrative Agent shall have received appraisal reports in form and substance and from appraisers satisfactory to the Administrative Agent, stating the then current fair market, forced liquidation value of all Real Estate other than the Real Estate located in Toledo, Ohio.

         4-5 -HAZARDOUS WASTE ASSESSMENTS. The Administrative Agent shall have received hazardous waste site assessments from environmental engineers and in form and substance satisfactory to the Administrative Agent, covering all Eligible Real Estate Assets.

         4-6 -LOAN DOCUMENTS. ADDITIONAL DOCUMENTS. Such instruments and documents as the Administrative Agent or its counsel reasonably may require or request, including the following:

                  (a) The delivery to the Administrative Agent of a duly executed counterpart signature page to this Agreement by each of the Borrowers, the Administrative Agent and the Lenders.

                  (b) The delivery to the Administrative Agent of duly executed counterpart signature pages to each of the Loan Documents by each of the Borrowers and the Administrative Agent.

                  (c) The furnishing to the Administrative Agent by the Borrowers' Representative of an executed counterpart of engagement letter by the Borrowers' Representative with a Restructuring Consultant, reasonably satisfactory to the Administrative Agent, which retention letter is in form and substance reasonably satisfactory to the Administrative Agent.

                  (d) The delivery to the Administrative Agent by the Borrowers' Representative of a management prepared Consolidated annual financial statement for the Borrowers' Fiscal 2000.

                  (e) The delivery to the Administrative Agent of (i) duly executed counterpart signature pages to the Mortgages covering each of the Eligible Real Estate Assets (other than the Real Estate located in Fort Myers, Florida) signed by the Borrowers and (ii) Title Policies covering such Mortgages, each in form and substance satisfactory to the Administrative Agent.

         4-7 -OFFICERS' CERTIFICATE. A Certificate executed by (a) either the President or the Chief Executive Officer and (b) the Chief Financial Officer of the Borrowers' Representative and stating that the representations and warranties made by the Borrowers to the Agents and the Lenders in the Loan Documents are true and complete in all material respects as of the date of such Certificate, and that no event has occurred which is or which, solely with the giving of notice or passage of time (or both) would constitute an Event of Default.

         4-8 -INTERIM BORROWING ORDER; FINAL BORROWING ORDER. The Bankruptcy Court shall have entered the Interim Borrowing Order or the Final Borrowing Order on or prior to January 30, 2002, and such Borrowing Order shall be in full force and effect and shall not have been amended, modified, vacated, stayed or reversed. If either the Interim Borrowing Order or the Final Borrowing Order is the subject of a pending appeal in any respect, none of such Borrowing Orders, the making of the Revolving Credit Loans, the issuance, extension or renewal of any L/C, or the performance by any of the Borrowers of any of the Liabilities shall be the subject of a presently effective stay pending appeal. The Borrowers, the Administrative Agent and the Lenders shall be entitled to rely in good faith upon each of the Borrowing Orders notwithstanding objection thereto or appeal therefrom by any interested party. The Borrowers, the Administrative Agent and the Lenders shall be permitted and required to perform their respective obligations in compliance with this Agreement, notwithstanding any such objection or appeal unless and for so long as the relevant Borrowing Order has been stayed by a court of competent jurisdiction.

         4-9 -REPRESENTATIONS AND WARRANTIES. Each of the representations made by or on behalf of each Borrower in this Agreement or in any of the other Loan Documents or in any other report, statement, document or paper provided by or on behalf of each Borrower shall be true and complete in all material respects as of the date as of which such representation or warranty was made.

         4-10  -INTENTIONALLY OMITTED.

         4-11 -ALL FEES AND EXPENSES PAID. All fees due at or immediately after the first funding under the Revolving Credit and all costs and expenses incurred by the Administrative Agent in connection with the establishment of the credit facility contemplated hereby (including the reasonable fees and expenses of counsel to the Administrative Agent) shall have been paid in full.

         4-12  -NO BORROWER INDEFAULT.  No Borrower is InDefault.

         4-13 -NO ADVERSE CHANGE. No event shall have occurred or failed to occur, which occurrence or failure is or could have a materially adverse effect upon any Borrower's financial condition (other than by virtue of the commencement of the Proceedings) when compared with such financial condition at the close of the Borrowers' Fiscal 2000, as supplemented by the Business Plan through the Filing Date.

         4-14 -VALIDITY OF LIENS. This Agreement and the other Loan Documents shall, upon entry of the Interim Borrowing Order or the Final Borrowing Order, whichever occurs first, be effective to create in favor of the Administrative Agent, as appropriate, for the benefit of the Lenders and the Agents, a legal, valid and enforceable first priority (except for Permitted Encumbrances entitled to priority under applicable law) Collateral Interest upon the Collateral. All filings, recordings, deliveries of instruments and other actions necessary or desirable in the opinion of the Administrative Agent to protect and preserve such Collateral Interests shall have been duly effected. The Administrative Agent shall have received evidence thereof in form and substance satisfactory to the Administrative Agent.

         4-15 -INTENTIONALLY OMITTED.

         4-16 -BENEFIT OF CONDITIONS PRECEDENT. The conditions set forth in this
Article 4: are for the sole benefit of each Agent and each Lender and may be waived by the Administrative Agent, in whole or in part without prejudice to any Agent or any Lender.

         4-17 -MISCELLANEOUS. No document shall be deemed delivered to any Agent or any Lender until received and accepted by the Administrative Agent at its offices in Boston, Massachusetts. Under no circumstances shall this Agreement take effect until executed and accepted by the Administrative Agent at said offices.

         ARTICLE 5.-GENERAL REPRESENTATIONS, COVENANTS AND WARRANTIES:

         To induce each Lender to establish the credit facilities contemplated herein and to induce the Lenders to provide loans and advances under the Revolving Credit (each of which loans shall be deemed to have been made in reliance thereupon), as contemplated hereby, the Borrowers, in addition to all other representations, warranties and covenants made by any Borrower in any other Loan Document, make those representations, warranties and covenants.

         5-1 -PAYMENT AND PERFORMANCE OF LIABILITIES. The Borrowers shall pay each payment Liability when due (or when demanded, if payable on demand) and shall promptly, punctually, and faithfully perform each other Liability.

         5-2 -DUE ORGANIZATION. AUTHORIZATION. NO CONFLICTS.

                  (a) Each Borrower presently is and hereafter shall remain in good standing as a corporation under the laws of the State in which it is organized and is and shall hereafter remain duly qualified and in good standing in every other State in which, by reason of the nature or location of each Borrower's assets or operation of each Borrower's business, such qualification may be necessary, except where the failure to so qualify would not have a material adverse effect on the business or assets of such Borrower.

                  (b) Each Borrower's respective organizational identification number assigned to it by the State of its incorporation and its respective federal employer identification number is stated on EXHIBIT 5:5-2 annexed hereto.

                  (c) No Borrower shall change its State of organization, any organizational identification number assigned to that Borrower by that State or that Borrower's federal taxpayer identification number unless such Borrower provides at least sixty (60) days prior written notice (in reasonable detail) to the Administrative Agent.

                  (d) Each Affiliate is listed on EXHIBIT 5:5-2. The Borrowers' Representative shall provide the Administrative Agent with prior written notice of any entity's becoming or ceasing to be an Affiliate.

                  (e) Each Borrower has all requisite power and authority to execute and deliver all Loan Documents to which that Borrower is a party and has and will hereafter retain all requisite power to perform all Liabilities.

                  (f) The execution and delivery by each Borrower of each Loan Document to which it is a party, each Borrower's consummation of the transactions contemplated by such Loan Documents (including, without limitation, the creation of Collateral Interests by that Borrower to secure the Liabilities), each Borrower's performance under those of the Loan Documents to which it is a party; the borrowings hereunder and the use of the proceeds thereof:

                           (i) Have been duly authorized by all necessary corporate action.

                           (ii) Do not, and will not, violate in any material respect any provision of any Requirement of Law or obligation of such Borrower, where such contravention would have a material adverse effect on such Borrower.

                           (iii) Will not result in the creation or imposition of, or the obligation to create or impose, any Encumbrance upon any assets of such Borrower pursuant to any Requirement of Law or obligation, except pursuant to or as permitted by the Loan Documents.

                  (g) The Loan Documents requiring execution have been duly executed and delivered by each Borrower and, upon the entry of a Borrowing Order, are the legal, valid and binding obligations of each Borrower, enforceable against each Borrower in accordance with their respective terms, except as such enforceability may be subject to limitations on the rights and remedies of secured creditors generally imposed under bankruptcy or insolvency law and that the availability of equitable relief is subject to the discretion of the court from which such relief is sought.

         5-3 -TRADE NAMES.

                  (a) EXHIBIT 5:5-3 annexed hereto, sets forth:

                           (i) All names under which any Borrower conducted its business since July 18, 2001.

                           (ii) All Persons with whom any Borrower, since July 18, 2001, consolidated or merged, or from whom any Borrower, since July 18, 2001, acquired in a single transaction or in a series of related transactions substantially all of such Person's assets.

                  (b) The Borrowers' Representative will provide the Administrative Agent with not less than twenty-one (21) days prior written notice (with reasonable particularity) of any change to any Borrower's name from that under which that Borrower is conducting its business at the execution of this Agreement and will not effect such change unless each Borrower is then in compliance with all provisions of this Agreement.

         5-4 -INFRASTRUCTURE.

                  (a) Each Borrower has and will maintain a sufficient infrastructure to conduct its business as presently conducted and as contemplated to be conducted following its execution of this Agreement.

                  (b) Each Borrower owns and possesses, or has the right to use (and will hereafter own, possess, or have such right to use), all patents, industrial designs, trademarks, trade names, trade styles, brand names, service marks, logos, copyrights, trade secrets, know-how, confidential information and other intellectual or proprietary property of any third Person necessary for such Borrower's conduct of such Borrower's business except where the failure to own, possess, or have such right or use will not have more than a de minimis adverse effect on such Borrower.

                  (c) The conduct by each Borrower of such Borrower's business does not presently infringe (nor will such Borrower conduct its business in the future so as to infringe) the patents, industrial designs, trademarks, trade names, trade styles, brand names, service marks, logos, copyrights, trade secrets, know-how, confidential information or other intellectual or proprietary property of any third Person except where such infringement will not have no more than a de minimis adverse effect on such Borrower.

         5-5 -RESTRUCTURING CONSULTANT. Each Borrower:

                  (a) Shall continue working with the Restructuring Consultant engaged as contemplated by Section 4:4-6(c) in compliance with and as contemplated by the engagement letter described in
                  Section 4:4-6(c).

                  (b) Shall provide reasonable access for the Administrative Agent and the Lenders (and their respective participants) from time to time with such Restructuring Consultant to discuss such matters concerning the Borrowers as they reasonably may determine (other than as to matters which the Borrowers advise the Restructuring Consultant are confidential and not to be then disclosed) at such times and places as the Administrative Agent may reasonably request in a notice to the Borrowers' Representative.

                  (c) Shall not dismiss such Restructuring Consultant without
                  (i) the prior written consent of the Administrative Agent or
                  (ii) an order of the Bankruptcy Court in the Proceedings, provided that nothing contained herein shall affect the obligation of the Borrowers to retain a Restructuring Consultant as required herein.

         5-6 -LOCATIONS.

                  (a) The Collateral, books, records and papers of Borrowers' pertaining thereto, are kept and maintained solely at the following locations:

                           (i) The Borrowers' Representative's chief executive offices which are at 3333 Sargent Road, Jackson, Michigan 49201.

                           (ii) Those locations which are listed on EXHIBIT 5:5-6 annexed hereto, which EXHIBIT includes, with respect to each such location, the name and address of the landlord on the Lease which covers such location (or an indication that a Borrower owns the subject location) and of all service bureaus with which any such records are maintained and the names and addresses of each of the Borrowers' landlords.

                  (b) No Borrower shall remove any of the Collateral from said chief executive office or those locations listed on EXHIBIT 5:5-6 except for the following purposes:

                           (i) To sell Inventory in the ordinary course of business.

                           (ii) To move Inventory or other Collateral from one such location to another such location.

                           (iii) To utilize such of the Collateral as is removed from such locations in the ordinary course of business (such as motor vehicles).

                           (iv) To engage in a Permitted Asset Disposition.

                  (c) Except for the liquidation of the Stores referenced in clause (f) of the definition of "Permitted Asset Disposition" or where caused by a force majeure or as otherwise agreed by the Administrative Agent, no Borrower shall cease the conduct of business at any of its present or future Stores for more than fifteen (15) consecutive days without first furnishing the Administrative Agent with not less than thirty (30) days (or such lesser period as the Administrative Agent may agree) prior written notice thereof.

         5-7 -STORES.

                  (a) Except for the opening of a Store in North Palm Beach, Florida described in the Business Plan, no Borrower is or may commit to or become legally obligated to open additional Stores where such commitment, obligation or opening is prohibited by, or would result in a breach of, this Agreement.

                  (b) No tangible personal property of any Borrower (beyond a de minimis amount of such property) is in the care or custody of any third party or stored or entrusted with a bailee or other third party other than as otherwise consented to by the Administrative Agent.

         5-8 -TITLE TO ASSETS.

                  (a) The Borrowers are, and shall hereafter remain, the owners of the Collateral free and clear of all Encumbrances with the exceptions of the following:

                           (i) Encumbrances in favor of the Administrative
                           Agent.

                           (ii) Those Encumbrances (if any) listed on EXHIBIT 5:5-8(a) annexed hereto.

                           (iii) Permitted Encumbrances.

                  (b) Except as disclosed on EXHIBIT 5:5-8(b) annexed hereto, the Borrowers do not have, and shall not have, possession of any property on consignment to the Borrowers in excess of $3,000,000 based upon the retail value of such property.

                  (c) No Borrower shall acquire or obtain the right to use any Equipment, the acquisition or right to use of which Equipment is otherwise permitted by this Agreement, in which any third party has an interest, except for:

                           (i) Equipment which is merely incidental to the conduct of that Borrower's business;

                           (ii) Equipment, the acquisition or right to use of which has been consented to by the Administrative Agent, which consent may be conditioned solely upon the Administrative Agent's receipt of an agreement, substantially in the form of EXHIBIT 5:5-8(c)(ii) annexed hereto with the third party which has an interest in such Equipment; or

                           (iii) Equipment acquired pursuant to the Business Plan in accordance with Section 6:6-12.

                  (d) No Affiliate which is not a Borrower has, and none will, acquire any assets other than of nominal value.

         5-9 -INDEBTEDNESS.

                  (a) The Borrowers do not and shall not hereafter have any Indebtedness with the exceptions of Permitted Indebtedness.

                  (b) The Borrowers will not make, directly or indirectly, any payment or other distribution (whether in cash, securities or other property) of or in respect of principal of or interest on any Indebtedness (other than on account of the Liabilities), except for the following:

                           (i) Payments required to be made pursuant to an order of the Bankruptcy Court in the Proceedings for adequate protection payments pursuant to the Bankruptcy Code on account of Permitted Prior Liens.

                           (ii) Payments, in amounts reasonably acceptable to the Administrative Agent, to provide funds for a reclamation program, the terms of which program are subject to the Administrative Agent's consent.

                           (iii) Payments of prepetition claims authorized by the orders entered in the Proceedings, to which orders the Administrative Agent has consented.

                           (iv) Payments of the Prepetition Senior Debt.

                           (v) Payments of any Borrower's obligations as lessee under any Capital Lease entered into by such Borrower in connection with the sale-leaseback transaction involving the Stores located in East Grand Rapids, Michigan and Grosse Pointe, Michigan.

                           (vi) Payment of any other Permitted Indebtedness arising out of post-petition obligations to which the Administrative Agent has consented.

         5-10 -INSURANCE.

                  (a) EXHIBIT 5:5-10 annexed hereto, sets forth all insurance policies owned by the Borrowers or under which any Borrower is the named insured. Each of such policies is in full force and effect. Neither the issuer of any such policy nor any Borrower is in default or violation of any such policy.

                  (b) The Borrowers shall have and maintain at all times insurance covering such risks, in such amounts, containing such terms, in such form, for such periods and written by such companies as may be satisfactory to the Administrative Agent.

                  (c) All insurance carried by the Borrowers shall provide for a minimum of thirty (30) days' prior written notice of cancellation to the Administrative Agent and all such insurance which covers the Collateral shall include an endorsement in favor of the Administrative Agent, which endorsement shall provide that the insurance, to the extent of the Administrative Agent's interest therein, shall not be impaired or invalidated, in whole or in part, by reason of any act or neglect of any Borrower or by the failure of any Borrower to comply with any warranty or condition of the policy.

                  (d) The coverage reflected on EXHIBIT 5:5-10 presently satisfies the foregoing requirements, it being recognized by each Borrower, however, that such requirements may change hereafter to reflect changing circumstances.

                  (e) The Borrowers' Representative shall furnish the Administrative Agent from time to time with certificates or other evidence satisfactory to the Administrative Agent regarding compliance by the Borrowers with the foregoing requirements.

                  (f) In the event of the failure by the Borrowers to maintain insurance as required herein, the Administrative Agent, at its option but at the sole cost and expense of the Borrower, may obtain such insurance, provided, however, the Administrative Agent's obtaining of such insurance shall not constitute a cure or waiver of any Event of Default occasioned by the Borrowers' failure to have maintained such insurance.

         5-11 -LICENSES. Each license, distributorship, franchise and similar agreement issued to, or to which any Borrower is a party is in full force and effect, except where the failure thereof to be in full force and effect does not and could not reasonably be expected to have a material adverse effect on the Borrowers. To the knowledge of the Borrowers, no party to any such license or agreement is in default or violation thereof in any material respect. No Borrower has received any notice or threat of cancellation of any such license or agreement.

         5-12 -LEASES. EXHIBIT 5:5-12 annexed hereto sets forth all presently effective Capital Leases and all other presently effective Leases. Each of such Leases and Capital Leases is in full force and effect. To the knowledge of the Borrowers, no party to any such Lease or Capital Lease is in default or violation of any such Lease or Capital Lease in any material respect, except on account of defaults the enforcement of which is stayed under Applicable Law during the pendency of the Proceedings. Each Borrower hereby authorizes the Administrative Agent at any time and from time to time, with the consent of the Borrowers' Representative, to contact any of the Borrowers' landlords in order to confirm the Borrowers' continued compliance with the terms and conditions of the Lease(s) between the subject Borrower and the landlord party thereto and to discuss such issues concerning the subject Borrower's occupancy under such Lease(s) as the Administrative Agent may determine.

         5-13 -REQUIREMENTS OF LAW. Each Borrower is in compliance with, and shall hereafter comply with and use its assets in compliance with, all Requirements of Law except where the failure of such compliance (a) will not have a material adverse effect on the Borrowers' business or assets or (b) is not required under Applicable Law during the pendency of the Proceedings. No Borrower has received any notice of any violation of any Requirement of Law (other than of a violation which does not have a material adverse effect on the Borrowers' business or assets), which violation has not been cured or otherwise remedied.

         5-14 -LABOR RELATIONS.

                  (a) Except as disclosed on EXHIBIT 5:5-14(A) annexed hereto, no Borrower is presently a party to any collective bargaining or other labor contract.

                  (b) There is not presently pending and, to any Borrower's knowledge, there is not threatened:

                           (i) Any strike, slowdown, picketing, work stoppage, or material employee grievance process.

                           (ii) Any proceeding against or affecting any Borrower relating to the alleged violation of any Applicable Law pertaining to labor relations or before National Labor Relations Board, the Equal Employment Opportunity Commission, or any comparable governmental body, organizational activity, or other labor or employment dispute against or affecting any Borrower, which, if determined adversely to such Borrower could have a material adverse effect on such Borrower.

                           (iii) Any lockout of any employees by any Borrower (and no such action is contemplated by any Borrower).

                           (iv) Any application for the certification of a collective bargaining agent.

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
                  (c) To the Borrowers' knowledge, no material event has occurred or circumstance exists which could provide the basis for any work stoppage or other labor dispute.

                  (d) Each Borrower:

                           (i) Has complied in all material respects with all Applicable Law relating to employment, equal employment opportunity, nondiscrimination, immigration, wages, hours, benefits, collective bargaining, the payment of social security and similar taxes, occupational safety and health and plant closings.

                           (ii) Is not liable for the payment of a material amount of compensation, damages, taxes, fines, penalties or other amounts, however designated, for that Borrower's failure to comply with any Applicable Law referenced in Section 5:5-14(d)(i).

         5-15 -MAINTAIN PROPERTIES. The Borrowers shall:

                  (a) Keep the Collateral in good order and repair (ordinary reasonable wear and tear and insured casualty excepted).

                  (b) Not suffer or cause the waste or destruction of any material part of the Collateral.

                  (c) Not use any of the Collateral in violation of any policy of insurance thereon.

                  (d) Not sell, lease or otherwise dispose of any of the Collateral, other than the following:

                           (i) The disposal of Equipment which is obsolete, worn out or damaged beyond repair, which Equipment is replaced to the extent necessary to preserve or improve the operating efficiency of any Borrower.

                           (ii) The turning over to the Administrative Agent of all Receipts as provided herein.

                           (iii) Permitted Asset Dispositions for fair consideration.

         5-16 -TAXES.

                  (a) The Borrowers have properly filed the Borrower's tax returns due to be filed up to the date of this Agreement under Applicable Law. All federal and state taxes and other amounts in the nature of taxes for which any Borrower is liable or obligated are presently due and payable without penalty, or have been paid or settled, or, to the extent unpaid as of the Filing Date, will be paid in accordance with Applicable Law and the Borrowers' plan or reorganization in the Proceedings.

                  (b) The Borrowers shall:

                           (i) pay, as they become due and payable, all taxes and unemployment contributions and other charges of any kind or nature levied, assessed or claimed against any Borrower or the Collateral by any person or entity whose claim could result in an Encumbrance upon any asset of any Borrower or by any governmental authority, except to the extent that the Borrower is not required, under Applicable Law, to pay such taxes and other charges during the pendency of the Proceedings;

                           (ii) properly exercise any trust responsibilities imposed upon any Borrower by reason of withholding from employees' pay or by reason of any Borrower's receipt of sales tax or other funds for the account of any third party;

                           (iii) timely make all contributions and other payments as may be required pursuant to any Employee Benefit Plan now or hereafter established by any Borrower; and

                           (iv) timely file all tax and other returns and other reports with each governmental authority to whom any Borrower is obligated to so file except where failure to file would not have a material adverse effect; provided, however, nothing included in this Section 5:5-16(b) shall prevent the Borrowers from contesting, in good faith and by appropriate proceedings, any tax liability claimed against any Borrower so long as no tax lien is filed with respect thereto.

                  (c) At its option, with prior notice to the Borrower's Representative, the Administrative Agent may pay any tax, charge levied, assessed, or claimed upon any Borrower or the Collateral by any person or entity or governmental authority, and make any payments on account of any Borrower's Employee Benefit Plan as the Administrative Agent, in the Administrative Agent's discretion, may deem necessary or desirable, to protect the Administrative Agent's Rights and Remedies.

         5-17 -NO MARGIN STOCK. No Borrower is engaged in the business of extending credit for the purpose of purchasing or carrying any margin stock (within the meaning of Regulations U, T and X of the Board of Governors of the Federal Reserve System of the United States). No part of the proceeds of any borrowing hereunder will be used at any time to purchase or carry any such margin stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock.

         5-18 -ERISA. The Borrowers are and shall hereafter remain in compliance, in all material respects, with ERISA, except to the extent that the Borrowers are not required under Applicable Law to comply therewith during the pendency of the Proceedings.

         5-19 -HAZARDOUS MATERIALS. To the Borrowers' knowledge, none of the real property used or operated by any Borrower contains a material amount of Hazardous Materials.

         5-20 -LITIGATION. Except as described in EXHIBIT 5:5-20 annexed hereto there is not presently pending or to its knowledge, threatened in writing, by or against the Borrowers any suit, action, proceeding or investigation which (a) if determined adversely to the Borrowers, would have a material adverse effect upon the Borrowers' financial condition or ability to conduct their business as such business is presently conducted or is contemplated to be conducted in the foreseeable future, and (b) is not stayed by the commencement of, and during the pendency of, the Proceedings.

         5-21  -DIVIDENDS. INVESTMENTS. CORPORATE ACTION.  No Borrower shall:

                  (a) Pay any cash dividend or make any other distribution in respect of any class of its respective capital stock, other than payments to another Borrower.

                  (b) Own, redeem, retire, purchase, or acquire any of that Person's capital stock.

                  (c) Except for Permitted Investments invest in or purchase any stock or securities or rights to purchase any such stock or securities, of any corporation or other entity.

                  (d) Merge or consolidate or be merged or consolidated with or into any other corporation or other entity; provided that nothing in this Agreement shall prevent any Borrower from merging into any other Borrower.

                  (e) Consolidate any of such Borrower's operations with those of any other corporation or other entity except any of the Borrowers (other than the Borrowers' Representative) may consolidate into the Borrowers' Representative.

                  (f) Subordinate any debts or obligations owed to such Borrower by any third party to any other debts owed by such third party to any other Person.

                  (g) Engage in any interest rate swaps, caps or similar activities or any hedging activities other than in the ordinary course and conduct of such Borrower's business, and then only with a Lender or any affiliate of a Lender.

         5-22 -LOANS. The Borrowers shall not make any loans to, nor acquire the Indebtedness of, any Person, provided, however, the Borrowers shall be permitted to:

                  (a) Subject to such conditions respectively as apply thereto make Permitted Investments.

                  (b) Make advances to employees of a Borrower for travel and other business expenses to be incurred by such employees in the ordinary course of the business of one or more of the Borrowers.

                  (c) Make cash loans to employees of a Borrower not exceeding $25,000 outstanding at any time to any employee nor exceeding $100,000 in the aggregate outstanding at any time.

                  (d) Make advance payments to the Borrowers' suppliers in the ordinary course.

                  (e) Make intercompany loans to any other Borrower.

         5-23 -REVISED BUSINESS PLAN. prior to the entry of the Final Borrowing Order, the Borrowers shall have delivered to the Administrative Agent a revised Business Plan for the period though the Maturity Date which revised Business Plan shall be in form and substance satisfactory to the Administrative Agent and each of the Lenders.

         5-24 -LINE OF BUSINESS. No Borrower shall engage in any business other than the business in which it is currently engaged or a business reasonably related thereto (the conduct of which reasonably related business is reflected in the Business Plan).

         5-25 -AFFILIATE TRANSACTIONS. No Borrower shall make any payment, nor give any value to any Affiliate (other than another Borrower) except for

                  (a) goods and services actually purchased by that Borrower from, or sold by that Borrower to, such Affiliate for a price and on terms which shall:

                           (i) be competitive and fully deductible as an "ordinary and necessary business expense" and/or fully depreciable under the Internal Revenue Code of 1986 and the Treasury Regulations, each as amended; and

                           (ii) be no less favorable to that Borrower than those which would have been charged and imposed in an arms length transaction.

                  (b) Intercompany loans to the extent permitted by Section 5:5-22(e).

                  (c) Transfers of Inventory between Borrowers.

         5-26 -ADDITIONAL MORTGAGES. HAZARDOUS WASTE ASSESSMENTS. (a) The Borrowers shall use their best efforts to have delivered to the Administrative Agent within fifteen (15) days following the date hereof or such later date which the Administrative Agent consents to, (i) a consent of the landlord to the Mortgage on the Real Estate located in Fort Myers, Florida in form satisfactory to the Administrative Agent, (ii) a Mortgage on the Real Estate located in Fort Myers, Florida and (iii) a Title Policy covering such Mortgage; and (b) within forty-five (45) days following the date hereof, (i) the Borrowers shall have delivered to the Administrative Agent Mortgages for all Real Estate (other than Eligible Real Estate Assets) and such Mortgages shall have been recorded in the appropriate real estate recording offices and (ii) hazardous waste site assessments from environmental engineers and in form and substance satisfactory to the Administrative Agent, covering all Mortgaged Properties (other than Eligible Real Estate Assets).

         5-27 -FURTHER ASSURANCES.

                  (a) No Borrower is the owner of, nor has it any interest in, any property or asset which, immediately upon the satisfaction of the conditions precedent to the effectiveness of the credit facility contemplated hereby (Article 5:) will not be subject to a perfected Collateral Interest in favor of the Administrative Agent (subject only to Permitted Encumbrances) to secure the Liabilities.

                  (b) Except as otherwise permitted by this Agreement, no Borrower will hereafter acquire any asset or any interest in property which is not, immediately upon such acquisition, subject to such a perfected Collateral Interest in favor of the Administrative Agent to secure the Liabilities (subject only to Permitted Encumbrances).

                  (c) Each Borrower shall execute and deliver to the Administrative Agent such instruments, documents, and papers, and shall do all such things from time to time hereafter as the Administrative Agent reasonably may request to carry into effect the provisions and intent of this Agreement; to protect and perfect the Administrative Agent's Collateral Interests in the Collateral; and to comply with all applicable statutes and laws. Each Borrower shall execute all such instruments as may be reasonably required by the Administrative Agent with respect to the recordation and/or perfection of the Collateral Interests created or contemplated herein.

                  (d) This Agreement constitutes an authenticated record which authorizes the Administrative Agent to file such financing statements as the Administrative Agent determines as appropriate to perfect or protect the Administrative Agent's Collateral Interests created hereby.

         5-28 -ADEQUACY OF DISCLOSURE.

                  (a) All financial statements furnished to the Administrative Agent and each Lender by each Borrower have been prepared in accordance with GAAP consistently applied and present fairly the condition of the Borrowers at the date(s) thereof and the results of operations and cash flows for the period(s) covered (provided however, that unaudited financial statements are subject to normal year end adjustments and to the absence of footnotes). There has been no change in the Consolidated financial condition, results of operations or cash flows of the Borrowers since the date(s) of such financial statements, as supplemented by the Business Plan through the Filing Date, other than the commencement of the Proceedings and changes in the ordinary course of business, which changes have not been materially adverse, either singularly or in the aggregate.

                  (b) Except as set forth on EXHIBIT 5:5-28(b) annexed hereto, no Borrower has any contingent obligations or obligation under any Lease or Capital Lease which is required to be, but is not, noted in the Borrowers' Consolidated financial statements furnished to each Agent and each Lender prior to the execution of this Agreement other than obligations which are entered into in the ordinary course of business since the date of such financial statement.

                  (c) No document, instrument, agreement, or paper now or hereafter given to any Agent and any Lender by or on behalf of any Borrower or any guarantor of the Liabilities in connection with the execution of this Agreement by each Agent and each Lender (except for any projections provided by or on behalf of any Borrower) contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements therein not misleading.

         5-29 -NO RESTRICTIONS ON LIABILITIES. No Borrower shall enter into or directly or indirectly become subject to any agreement which prohibits or restricts, in any manner, any Borrower's:

                  (a) Creation of, and granting of Collateral Interests in favor of the Administrative Agent.

                  (b) Incurrence of Liabilities.

         5-30 -BANKRUPTCY PROTECTIONS. The Borrowers will not seek, consent, suffer to exist any of the following:

                  (a) Any modification, stay, vacation or amendment to the Borrowing Orders to which the Administrative Agent have not consented.

                  (b) A priority claim for administrative expense or unsecured claim against any Borrower (now existing or hereafter arising of any kind or nature whatsoever, including, without limitation, any administrative expense of the kind specified in Section 105, 326, 330, 331, 503(a), 503(b), 506(c), 507(a),
                  507(b), 546(c), 546(d) or 1114 of the Bankruptcy Code) equal or superior to the priority claim of the Agents and the Lenders in respect of the Liabilities, except with respect to the Carve Out Reserve.

                  (c) Any Encumbrance on any Collateral, having a priority equal or superior to the Encumbrances of the Agents and the Lenders, other than Permitted Prior Liens and the Carve Out Reserve.

         5-31 NO REJECTION OF LEASES. No Borrower shall reject any Lease without the prior written consent of the Administrative Agent. The Borrowers hereby agree that the Administrative Agent is granted standing and is authorized to file a motion on behalf of the Borrowers and the estates under Section 365 of the Bankruptcy Code to cause the Borrowers to seek an extension of the time to assume or reject any Lease, assume any Lease not previously assumed and to assign on behalf of the Borrowers any such Lease, so long as such assignment complies with all applicable requirements of Section 365 of the Bankruptcy Code. In determining whether to grant the Administrative Agent in the name of the estates such extension or assumption and assignment, the Bankruptcy Court will apply the same standard that the Bankruptcy Court would apply if such motion were brought by the Borrowers.

         5-32 OTHER COVENANTS. No Borrower shall indirectly do or cause to be done any act which, if done directly by that Borrower, would breach any covenant contained in this Agreement.

         ARTICLE 6. FINANCIAL REPORTING AND PERFORMANCE COVENANTS:

         6-1  -MAINTAIN RECORDS.  The Borrowers shall:

                  (a) At all times, keep proper books of account, which in reasonable detail fairly reflect the Borrowers' financial transactions, all in accordance with GAAP applied consistently with prior periods (except as required by changes in GAAP) to fairly reflect the Consolidated financial condition of the Borrowers at the close of, and its results of operations for, the periods in question.

                  (b) Timely provide the Administrative Agent with those financial reports, statements, and schedules required by this
                  Article 6: or otherwise, each of which reports, statements and schedules shall be prepared, to the extent applicable, in accordance with GAAP applied consistently with prior periods to fairly reflect the Consolidated financial condition of the Borrowers at the close of, and the results of operations for, the period(s) covered therein (provided however, that unaudited financial statements are subject to normal year end adjustments and to the absence of footnotes).

                  (c) At all times, keep accurate current records of the Collateral including, without limitation, accurate current stock, cost and sales records of its Inventory, accurately and sufficiently itemizing and describing the kinds, types, and quantities of Inventory and the cost and selling prices thereof.

                  (d) At all times, retain independent certified public accountants who are reasonably satisfactory to the Administrative Agent and instruct such accountants to fully cooperate with, and be available to, the Administrative Agent to discuss the Borrowers' financial performance, financial condition, operating results, controls, and such other matters, within the scope of the retention of such accountants, as may be raised by the Administrative Agent, all at such times and places as the Administrative Agent may reasonably request in a notice to the Borrowers' Representative.

                  (e) Not change any Borrower's fiscal year.

         6-2  -ACCESS TO RECORDS.

                  (a) Each Borrower shall accord the Administrative Agent and any Lender (if accompanied by the Administrative Agent) with reasonable access on reasonable notice during customary business hours from time to time as the Administrative Agent reasonably may require to all properties owned by or over which any Borrower has control. The Administrative Agent shall have the right during customary business hours on reasonable notice, and each Borrower will permit the Administrative Agent from time to time as the Administrative Agent reasonably may request, to examine, inspect, copy, and make extracts from any and all of the Borrowers' books, records, electronically stored data, papers, and files. Each Borrower shall make all of that Borrower's copying facilities available to the Administrative Agent.

                  (b) Each Borrower hereby authorizes the Administrative Agent during customary business hours on reasonable notice to:

                           (i) Inspect, copy, duplicate, review, cause to be reduced to hard copy, run off, draw off, and otherwise use any and all computer or electronically stored information or data which relates to any Borrower, or any service bureau, contractor, accountant, or other person, and directs any such service bureau, contractor, accountant, or other person fully to cooperate with the Administrative Agent with respect thereto.

                           (ii) Verify at any time the Collateral or any portion thereof, including verification with Account Debtors, and/or with each Borrower's computer billing companies, collection agencies, and accountants and to sign the name of each Borrower on any notice to each Borrower's Account Debtors or verification of the Collateral.

                  (c) The Borrowers' Representative, on reasonable request from time to time from the Administrative Agent, will make representatives of management available from time to time to discuss the Borrowers' operating results and other related matters with the Administrative Agent.

                  (d) The Administrative Agent from time to time may designate one or more representatives to exercise the Administrative Agent's rights under this Section 6:6-2 as fully as if the Administrative Agent were doing so.

         6-3 -PROMPT NOTICE.

                  (a) The Borrowers' Representative shall provide the Administrative Agent with written notice promptly upon its becoming aware of the occurrence of any of the following events, which written notice shall be with reasonable particularity as to the facts and circumstances in respect of which such notice is being given:

                           (i) Any material adverse change in the business affairs of any Borrower.

                           (ii) Any change in the executive officers of the Borrowers' Representative.

                           (iii) Any ceasing of the Borrowers' making of post-petition payment, in the ordinary course (except where there is a bona fide dispute with the relevant creditor), to a material number of its creditors extending credit or services after the Filing Date which, in the aggregate, constitute a material amount of the Borrowers' trade debt.

                           (iv) Except where the same has arisen out of a bona fide dispute, any failure by the Borrowers to pay post-petition rent for periods subsequent to the Filing Date as and when due for ten percent (10%) or more of the Borrowers' stores (other than stores closed in connection with Permitted Asset Dispositions), which failure continues for more than five (5) Business Days following the day on which such rent first came due.

                           (v) Any Borrower's becoming InDefault.

                           (vi) Any of the following with respect to the Restructuring Consultant retained by the Borrowers in compliance with Sections 4:4-6(c and 5:5-5:

                                    (A) Any alteration or amendment or any
                                    intention on the part of the Borrowers to alter or amend its retention letter with such professional consultants.

                                    (B) Any course of conduct or dealings which constitutes a change, initiated by either the Borrowers or such consultants, to their working relationship as contemplated by the engagement of such consultants by the Borrowers.

                                    (C) The filing of any pleading in the
                                    Proceedings which seeks to disqualify such Restructuring Consultant.

                                    (D) The entry of an order in the Proceedings which disqualifies such Restructuring Consultant.

                                    (E) The receipt of any written communication from or on behalf of such Restructuring Consultant which suggests that such Restructuring Consultant intends to resign.

                                    (F) The resignation of such Restructuring
                                    Consultant.

                           (vii) Any intention on the part of a Borrower to discharge that Borrower's present independent accountants or any withdrawal or resignation by such independent accountants from their acting in such capacity (as to which, see Section 6:6-1(d)).

                           (viii) Any litigation which, if determined adversely to a Borrower, would have a material adverse effect on the financial condition of that Borrower, except to the extent such litigation is stayed by the commencement of, and during the pendency of, the Proceedings.

                  (b) The Borrowers' Representative shall:

                           (i) Provide the Administrative Agent, when so distributed, with copies of any materials distributed to the shareholders of Borrowers' Representative (qua shareholders), the United States Trustee in the Proceedings or the Creditors' Committee.

                           (ii) At the request of the Administrative Agent provide the Administrative Agent with a copy of the results of any physical or cycle count of a Borrower's Inventory.

                           (iii) Provide the Administrative Agent, when received by any Borrower, with a copy of any management letter or similar communications from any accountant of that Borrower.

                           (iv) Provide the Administrative Agent with copies of all filings, by the Borrowers' Representative, with the Securities and Exchange Commission, when so filed by the Borrowers' Representative.

                           (v) Provide the Administrative Agent and the
                           Administrative Agent's counsel with copies, when so filed or submitted, of any pleadings filed in the Proceedings by or on behalf of the Borrower or the submission by or on behalf of the Borrower of any report and financial statement to any of:

                                    (A) the Bankruptcy Court in which the
                                    Proceedings are pending;

                                    (B) the office of the United States Trustee;
                                    or

                                    (C) any committee appointed in the
                                    Proceedings.

                           (vi) Provide the Administrative Agent with written notice of any intended bulk sale, liquidation, or other disposition of assets of any Borrower at least ten (10) Business Days prior to the consummation of such sale or disposition or commencement of such liquidation and a detailed summary of the net proceeds expected to be received therefrom. Such notice shall be in addition to any notices which may be required to be furnished the Administrative Agent and the Lenders under the Bankruptcy Code in connection with any hearings in the Proceedings to approve any such sale, liquidation or disposition.

         6-4 -BORROWING BASE CERTIFICATE. The Borrowers' Representative shall provide the Administrative Agent by 1:00PM on Wednesday of each week with a Borrowing Base Certificate (or more frequently if requested by the Administrative Agent) in the form of EXHIBIT 6:6-4 annexed hereto, as such form may be revised from time to time by the Administrative Agent with notice to the Borrowers), provided, however, such Borrowing Base Certificate shall be delivered by 1:00PM on each Business Day during any period which Excess Availability is less than $5,000,000. The Borrowing Base Certificate may be sent to the Administrative Agent by facsimile transmission, provided that the original thereof is forwarded to the Administrative Agent on the date of such transmission.

         6-5 -WEEKLY AND MONTHLY REPORTS. The Borrowers' Representative shall provide the Administrative Agent with those financial statements and reports described in EXHIBIT 6:6-5.

         6-6 -QUARTERLY REPORTS. Quarterly, within forty-five (45) days following the end of each of the Borrowers' first three (3) fiscal quarters in each fiscal year, the Borrowers' Representative shall provide the Administrative Agent with the following:

                  (a) An original counterpart of a management prepared Consolidated financial statement of the Borrowers for the period from the beginning of the Borrowers' then current fiscal year through the end of the subject quarter, with comparative information for the same period of the previous fiscal year, which statement shall include, at a minimum, a balance sheet, income statement, cash flows and a schedule of consolidation, as well as a comparison of same store sales and operating results for the corresponding quarter of the then immediately previous year and to the year-to-date period and to the Business Plan or updated forecast.

                  (b) The officer's compliance certificate described in Section 6:6-8.

         6-7 -ANNUAL REPORTS.

                  (a) Within ninety (90) days following the end of the Borrowers' Fiscal Year, the Borrowers' Representative shall furnish the Administrative Agent with the following:

                           (i) The Borrowers' annual Consolidated financial statement (with consolidating schedules) for the Borrowers' Fiscal Year most recently ended which statement shall have been prepared by the Borrowers, and shall bear the unqualified opinion of the Borrowers' independent certified public accountants (i.e. said statement shall be "certified" by such accountants), except for qualifications and exceptions (A) resulting from the commencement and pendency of the Proceedings and (B) with respect to the ability of the Borrowers to continue as a going concern. Such annual statement shall include, at a minimum (with comparative information for the Borrowers' previous fiscal year) a balance sheet, income statement, statement of changes in shareholders' equity, and cash flows.

                           (ii) The following Consolidated financial statements for the Borrowers for the prior fiscal year (each audited by the Borrowers' independent accountants): balance sheet, income statement, statement of changes in stockholders' equity and cash flow.

         6-8 -OFFICERS' CERTIFICATES. The Borrowers' Representative's Chief Executive Officer, President, Chief Financial Officer or Controller shall provide such Person's Certificate with those monthly, quarterly and annual statements to be furnished pursuant to this Agreement, which Certificate shall:

                  (a) Indicate that the subject statement was prepared in accordance with GAAP consistently applied (except for any required changes in GAAP) and presents fairly the

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                  Consolidated financial condition of the Borrowers at the close of, and the results of the Borrowers' operations and cash flows for, the period(s) covered, subject, however to the following:

                           (i) Usual year-end adjustments and the absence of footnotes (this exception shall not be included in the Certificate which accompanies such annual statement).

                           (ii) Material Accounting Changes (in which event, such Certificate shall include a schedule (in reasonable detail) of the effect of each such Material Accounting Change) not previously specifically taken into account in the determination of the financial performance covenants imposed pursuant to Sections 6:6-11 and 6:6-12.

                  (b) Indicate either that (i) no Borrower is InDefault, or (ii) if such an event has occurred, its nature (in reasonable detail) and the steps (if any) being taken or contemplated by the Borrowers to be taken on account thereof.

                  (c) Include calculations concerning the Borrowers' compliance (or failure to comply) at the date of the subject statement with the financial performance covenants included in Sections 6:6-11 and 6:6-12.

         6-9 -INVENTORIES, APPRAISALS, AND AUDITS.

                  (a) The Administrative Agent may observe each inventory and any cycle count of the Collateral which is undertaken on behalf of any Borrower. No Borrower may change the methodology to be followed in connection with the conduct of and reporting on the results of such inventory from the methodology employed by the Borrowers in connection with the Prepetition Senior Debt. The Borrowers shall conduct not less than one physical inventory, per Store and per warehouse, per fiscal year. The Administrative Agent does not contemplate undertaking or requiring any additional physical inventories by or of the Borrowers, provided, however, the Administrative Agent may do so if any Borrower becomes InDefault.

                           (i) On the Administrative Agent's request, the Borrowers' Representative shall provide the Administrative Agent with a copy of the preliminary results of each such inventory (as well as of any other physical inventory undertaken by any Borrower) within ten (10) days following the completion of such inventory.

                           (ii) On the Administrative Agent's request, the Borrowers' Representative shall provide the Administrative Agent with a reconciliation of the results of each such inventory (as well as of any other physical inventory undertaken by any Borrower) to that Borrower's books and records within thirty
                           (30) days following the completion of such inventory.

                           (iii) The Administrative Agent, in its discretion, if any Borrower becomes InDefault, may cause such additional inventories to be taken as the Administrative Agent determines (each, at the expense of the Borrowers).

                  (b) The Administrative Agent contemplates conducting up to four (4) commercial finance audits (in each event, at the Borrowers' expense) of the Borrowers' books and records during any twelve (12) month period during which this Agreement is in effect, but following the occurrence of an Event of Default, may cause additional such audits to be undertaken (in each event, at the Borrowers' expense).

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                  (c) The Administrative Agent contemplates obtaining of up to four (4) appraisals (in all events, at the Borrowers' expense) of the Borrowers' Inventory during any twelve (12) month period during which this Agreement is in effect, each conducted by such appraisers as are satisfactory to the Administrative Agent, but following the occurrence of an Event of Default, may cause additional such appraisals to be undertaken (in each event, at the Borrowers' expense).

                  (d) The Administrative Agent may obtain additional appraisals of each parcel of the Real Estate (at the Borrowers' expense for one (1) appraisal made during each twelve (12) month period after the first anniversary of the date hereof) updating the most recent such appraisal delivered to the Administrative Agent pursuant to Section 4:4-4 or this Section 6:6-9(d), to be conducted by such appraisers as are satisfactory to the Administrative Agent, and following the occurrence of an Event of Default, may cause additional such appraisals to be undertaken (in each event, at the Borrowers' expense).

         6-10 -ADDITIONAL FINANCIAL INFORMATION.

                  (a) In addition to all other information required to be provided pursuant to this Article 6:, the Borrowers' Representative promptly shall provide the Administrative Agent (and any guarantor of the Liabilities), with such other and additional information concerning the Borrowers, the Collateral, the operation of the Borrowers' business and the Borrowers' financial condition, including original counterparts of financial reports and statements, as the Administrative Agent reasonably may from time to time request from the Borrowers' Representative.

                  (b) The Borrowers' Representative may provide the Administrative Agent, from time to time hereafter, with updated forecasts of the Borrowers' anticipated performance and operating results.

                  (c) In all events, the Borrowers' Representative, by no later than thirty (30) days prior to the end of the Borrowers' fiscal year, shall furnish the Administrative Agent with an updated and extended forecast (which shall include, on a monthly basis, balance sheets, income statements, and cash flow, as well as of all components of each borrowing base) which shall go out at least through the end of the then next fiscal year. Such updated and extended forecast shall be prepared pursuant to a methodology and shall include such assumptions as are reasonably satisfactory to the Administrative Agent, it being understood that such forecasts are estimates and not guarantees of actual results.

                  (d) Each Borrower recognizes that all appraisals, inventories, analysis, financial information and other materials which the Administrative Agent may obtain, develop or receive with respect to the Borrowers are confidential to the Administrative Agent and that, except as otherwise provided herein, no Borrower is entitled to receipt of any of such appraisals, inventories, analysis, financial information and other materials, nor copies or extracts thereof or therefrom, provided, however, that so long as (i) no Event of Default has occurred and is continuing and (ii) the Administrative Agent shall have received the prior written consent of the Person preparing such appraisal, the Administrative Agent shall provide the Borrowers with a copy of any such appraisal redacted to remove any confidential information.

         6-11 -MINIMUM SALES. MINIMUM INVENTORY PURCHASES. For any month, commencing with Fiscal, February 2002, the Borrowers will not permit (a) gross sales during such month to be less than an amount equal to the Gross Sales Percentage of the amount of gross sales budgeted for such month in the Business Plan and (b) inventory purchases during such month to be less than an amount equal to eighty-five percent (85%) of the amount of inventory purchases budgeted for such month in the Business Plan. As used herein, "GROSS SALES PERCENTAGE" shall be (i) eighty percent (80%) for Fiscal, February 2002, (ii) eighty-five percent (85%) for each of Fiscal, March 2002 and Fiscal, April 2002, and

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(iii) ninety percent (90%) for Fiscal, May 2002 and for each fiscal month thereafter. Compliance with this Section 6:6-11 shall be determined by the Administrative Agent based upon the Borrowing Base Certificates for such month delivered to the Administrative Agent pursuant to Section 6:6-4 of this Agreement.

         6-12 -BUSINESS PLAN. For any month, commencing with Fiscal, February 2002, the Borrowers will use proceeds of the Revolving Credit Loans solely up to the amounts at the times and substantially for the purposes identified in the Business Plan; provided, however, the Borrowers may neither (i) use proceeds of the Revolving Credit Loans with respect to any one line item in the Business Plan in an amount which exceeds ten percent (10%) in excess of the amount originally identified for such line item for such month in the Business Plan nor
(ii) make payment of any expense in advance of the time for payment of such line items reflected in the Business Plan, in each case without the prior written consent of the Administrative Agent.

         ARTICLE 7.- USE OF COLLATERAL:

         7-1  -USE OF INVENTORY COLLATERAL.

                  (a) No Borrower shall engage in any sale of the Inventory other than (i) for fair consideration in the conduct of the Borrowers' business in the ordinary course, or (ii) Permitted Asset Dispositions for fair consideration.

                  (b) No sale of Inventory shall be on consignment, approval or under any other circumstances such that, with the exception of the Borrowers' customary return policy applicable to the return of inventory purchased by the Borrowers' retail customers in the ordinary course, such Inventory may be returned to a Borrower without the consent of the Administrative Agent.

                  (c) Other than Inventory which is accepted for return in the ordinary course of business consistent with past practices, no Borrower shall consent to or suffer the entry of an order in the Proceedings which authorizes the return of any of such Borrower's property pursuant to Section 546(g) of the Bankruptcy Code as a result of a claim pursuant to Section 546(c) of the Bankruptcy Code or other applicable law by a seller of goods that has sold goods to such Borrower.

         7-2 -INVENTORY QUALITY. All Inventory now owned or hereafter acquired by each Borrower is and will be acquired in the ordinary course of business consistent with past practices.

         7-3 -ADJUSTMENTS AND ALLOWANCES. No Borrower shall amend, supplement or otherwise modify in any material respect its policy or procedures with respect to its private label credit card programs without the prior written consent of the Administrative Agent.

         7-4  -VALIDITY OF ACCOUNTS.

                  (a) The amount of each Account shown on the books, records and invoices of the Borrowers represented as owing by each Account Debtor is and will be the correct amount actually owing by such Account Debtor and shall have been fully earned by performance by the Borrowers, subject to such Account Debtor's right to return merchandise in the normal course of such Borrower's business.

                  (b) The Administrative Agent from time to time may verify the Receivables Collateral directly with the Borrowers' Account Debtors, such verification to be undertaken in keeping with commercially reasonable commercial lending standards, if the Borrowers are In Default or the Administrative Agent has reason to believe that the Borrowing Base

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
                  Certificate most recently delivered to the Administrative Agent doe not accurately reflect the amount of Eligible Credit Card Receivables.

                  (c) The Borrowers have no knowledge of any impairment of the validity or collectibility of any of the Eligible Credit Card Receivables of which it has not informed the Administrative Agent, including by delivering financial statements containing an allowance for doubtful accounts.

         7-5 -NOTIFICATION TO ACCOUNT DEBTORS. The Administrative Agent shall have the right at any time that an Event of Default has occurred to notify any of the Borrowers' Account Debtors to make payment directly to the Administrative Agent and to collect all amounts due on account of the Collateral.

         ARTICLE 8.- CASH MANAGEMENT. PAYMENT OF LIABILITIES:

         8-1  -DEPOSITORY ACCOUNTS.

                  (a) Annexed hereto as EXHIBIT 8:8-1 is a Schedule of all present DDAs, which Schedule includes, with respect to each depository (i) the name and address of that depository; (ii) the account number(s) of the account(s) maintained with such depository; (iii) a contact person at such depository and (iv) whether such DDA is a Local Account, Interim Concentration Account or Exempt DDA.

                  (b) The Borrowers' Representative shall deliver to the Administrative Agent, as a condition to the effectiveness of this Agreement or by such later date as the Administrative Agent may agree:

                           (i) Notifications executed on behalf of the relevant Borrower, to each depository institution with which any DDA is maintained (other than the Operating Account), in form satisfactory to the Administrative Agent, of the Administrative Agent's interest in such DDA.

                           (ii) A Blocked Account Agreement with each depository institution at which a Blocked Account is maintained.

                  (c) No Borrower will establish any DDA hereafter unless, contemporaneous with such establishment, the Borrowers' Representative provides a notification of the Administrative Agent's interest in such DDA to such establishment and will not establish any Blocked Account unless the Borrowers' Representative provides the Administrative Agent with such a Blocked Account Agreement.

         8-2 -CREDIT CARD RECEIPTS.

                  (a) Annexed hereto as EXHIBIT 8:8-2, is a Schedule which describes all arrangements to which the Borrower is a party with respect to the payment to the Borrower of the proceeds of all credit card charges for sales by the Borrower.

                  (b) The Borrowers' Representative shall deliver to the Administrative Agent, as a condition to the effectiveness of this Agreement, notification, executed on behalf of the relevant Borrower, to each of the Borrower's credit card clearinghouses and processors of notice (in form satisfactory to the Administrative Agent), which notice provides that payment of all credit card charges submitted by any Borrower to that clearinghouse or other processor and any other amount payable to any Borrower by such clearinghouse or other processor shall be directed to the Concentration Account or as otherwise designated from time to time by the Administrative Agent. No Borrower shall change

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                  such direction or designation except upon and with the prior written consent of the Administrative Agent.

         8-3 -THE CONCENTRATION, BLOCKED, AND OPERATING ACCOUNTS.

                  (a) The following checking accounts have been or will be established (and are so referred to herein):

                           (i) The "CONCENTRATION ACCOUNT" (so referred to herein): Established by the Administrative Agent with Fleet National Bank.

                           (ii) The "OPERATING ACCOUNT" (so referred to herein):
                           Established by the Borrowers' Representative with Fleet National Bank.

                  (b) The contents of each DDA and of the Blocked Account constitutes Collateral and Proceeds of Collateral. The contents of the Concentration Account constitutes the Administrative Agent's property.

                  (c) The Borrowers shall pay all fees and charges of, and maintain such impressed balances as may be required by the depository in which any account is opened as required hereby (even if such account is opened by and/or is the property of the Administrative Agent).

         8-4 -PROCEEDS AND COLLECTIONS.

                  (a) All Receipts and all cash proceeds of any sale or other disposition of any of each Borrower's assets:

                           (i) Constitute Collateral and proceeds of Collateral.

                           (ii) Shall be held in trust by the Borrowers for the Administrative Agent.

                           (iii) Shall not be commingled with any of any Borrower's other funds.

                           (iv) Shall be deposited and/or transferred only to the Blocked Account, the Local Accounts, the Interim Concentration Account or the Concentration Account.

                  (b) The Borrowers' Representative shall cause the ACH or wire transfer to the Interim Concentration Account or the Concentration Account, no less frequently than daily (and whether or not there is then an outstanding balance in the Loan Account) of the following:

                           (i) The then contents of each DDA (other than any Exempt DDA), each such transfer to be net of any minimum balance, not to knowingly exceed the lesser of $2,500 or that amount which the Borrowers' Representative, in its best business judgement determines as being required to be maintained in the subject DDA by the bank at which such DDA is maintained).

                           (ii) The then contents of each Local Account (other than any Exempt DDA) no less frequently than daily on each Business Day to the extent the balance in any such Local Account knowingly exceeds $30,000.

                           (iii) The proceeds of all credit card charges not otherwise provided for pursuant hereto.

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                  Notice shall be provided to the Administrative Agent on each
                  Business Day on which any such transfer is made.

                  (c) Whether or not any Liabilities are then outstanding, the Borrowers' Representative shall cause the ACH or wire transfer to the Concentration Account, no less frequently than daily, of then entire available ledger balance of the Interim Concentration Account, net of such minimum balance, not to knowingly exceed the lesser of $2,500 or that amount which the Borrowers' Representative, in its best business judgement, determines as being required to be maintained in the Blocked Account by the depository which the Blocked Account is maintained.

                  (d) In the event that, notwithstanding the provisions of this
                  Section 8:8-4, any Borrower receives or otherwise has dominion and control of any Receipts, or any proceeds or collections of any Collateral, such Receipts, proceeds, and collections shall be held in trust by that Borrower for the Administrative Agent and shall not be commingled with any of that Borrower's other funds or deposited in any account of any Borrower other than as instructed by the Administrative Agent.

         8-5 -PAYMENT OF LIABILITIES.

                  (a) On each Business Day, the Administrative Agent shall apply the then-collected balance of the Concentration Account (net of fees charged and of such impressed balances as may be required by the bank at which the Concentration Account is maintained) in accordance with the priorities set forth in
                  Section 14:14-8; provided, however, for purposes of the calculation of interest on the unpaid principal balance of the Loan Account, all payments other than by wire transfer shall be deemed to have been made one (1) Business Day after such transfer).

                  (b) The following rules shall apply to deposits and payments under and pursuant to this Section 8:8-5:

                           (i) Funds shall be deemed to have been deposited to the Concentration Account on the Business Day on which deposited, provided that notice of such deposit is available to the Administrative Agent by 2:00PM on that Business Day.

                           (ii) Funds paid to the Administrative Agent, other than by deposit to the Concentration Account, shall be deemed to have been received on the Business Day when they are good and collected funds, provided that notice of such payment is available to the Administrative Agent by 2:00PM on that Business Day.

                           (iii) If notice of a deposit to the Concentration Account (Section 8:8-5(b)(i)) or payment (Section 8:8-5(b)(ii)) is not available to the Administrative Agent until after 2:00PM on a Business Day, such deposit or payment shall be deemed to have been made at 9:00AM on the then next Business Day.

                           (iv) All deposits to the Concentration Account and other payments to the Administrative Agent are subject to clearance and collection.

                  (c) The Administrative Agent shall transfer to the Operating Account any surplus in the Concentration Account remaining after the application towards the Liabilities referred to in
                  Section 8:8-5(a), above (less those amounts which are to be netted out, as provided therein) provided, however, in the event that

                           (i) any Borrower is In Default; and

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                           (ii) one or more L/C's are then outstanding;

                           then the Administrative Agent may establish a funded reserve of up to one hundred three percent (103%) of the Stated Amounts of such L/C's. Such funded reserve shall either be (i) returned to the Borrowers' Representative provided that no Borrower is InDefault or (ii) applied towards the Liabilities following Acceleration.

         8-6 -THE OPERATING ACCOUNT. Except as otherwise specifically provided in, or permitted by, this Agreement, all checks shall be drawn by the Borrowers' Representative upon, and other disbursements shall be made by the Borrowers' Representative solely from, the Operating Account.

         ARTICLE 9.- PRIORITY AND COLLATERAL SECURITY:

         9-1 -SUPERPRIORITY CLAIMS AND COLLATERAL SECURITY. Each of the Borrowers hereby represents, warrants and covenants that, except as otherwise expressly provided in this paragraph, the Liabilities, upon the entry of the Interim Borrowing Order and the Final Borrowing Order:

                  (a) except for Permitted Prior Liens, Avoidance Actions and the Carve Out Reserve, shall at all times constitute a Superpriority Claim having priority, pursuant to Section 364(c)(1) of the Bankruptcy Code, over any claims of any Person, including, without limitation, priority over any claims under Sections 503, 506(c), 507, 1113 and 1114 of the Bankruptcy Code;

                  (b) except for Permitted Prior Liens, Avoidance Actions and the Carve Out Reserve, pursuant to Sections 364(c)(2) and (3) of the Bankruptcy Code and the Loan Documents, shall at all times be secured by a first priority perfected security interest in all of the Collateral, whether now owned or hereafter acquired of the Borrowers and their estates, pursuant to the terms of the Loan Documents.

         Such security interest shall be senior in priority to all Encumbrances other than Permitted Prior Liens, Avoidance Actions and the Carve Out Reserve. The security interest securing the Liabilities shall not be subject to Section 551 of the Bankruptcy Code.

         9-2 -GRANT OF SECURITY INTEREST. To secure the Borrowers' prompt, punctual and faithful performance of all and each of the Liabilities, each Borrower hereby grants to the Administrative Agent, for the ratable benefit of the Lenders, a continuing security interest, lien, Encumbrance and mortgage in and to, and assigns to the Administrative Agent, for the ratable benefit of the Lenders, all of the assets of such Borrower, including without limitation the following, and each item thereof, whether now owned or now due, or in which such Borrower has an interest (and without regard to whether acquired prior or subsequent to the initiation of the Proceedings), or hereafter acquired, arising, or to become due, or in which such Borrower obtains an interest, and all products, Proceeds, substitutions, and accessions of or to any of the following (all of which, together with any other property in which the Administrative Agent may in the future be granted a security interest, is referred to herein as the "COLLATERAL"):

                  (a) All Accounts and Accounts Receivable.

                  (b) All Inventory.

                  (c) All General Intangibles.

                  (d) All Equipment.

                  (e) All Goods.

                  (f) All Fixtures.

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                  (g) All Farm Products.

                  (h) All Chattel Paper.

                  (i) All Leasehold Interests.

                  (j) All Letter-of-Credit Rights.

                  (k) All Payment Intangibles.

                  (l) All Supporting Obligations.

                  (m) All books, records, and information relating to the Collateral and/or to the operation of each Borrower's business, and all rights of access to such books, records and information, and all property in which such books, records, and information are stored, recorded and maintained.

                  (n) All Investment Property, Instruments, Documents, Deposit Accounts, money, policies and certificates of insurance, deposits, impressed accounts, compensating balances, cash or other property.

                  (o) All insurance proceeds, refunds, and premium rebates, including, without limitation, proceeds of fire and credit insurance, whether any of such proceeds, refunds, and premium rebates arise out of any of the foregoing (Section 9:9-1(a) through 9:10-1(l)) or otherwise.

                  (p) All Real Estate.

                  (q) All liens, guaranties, rights, remedies, and privileges pertaining to any of the foregoing (9:9-1(a) through 9:9-1(p)), including the right of stoppage in transit.

                  (r) Any avoidance power claims or actions under Section 549 of the Bankruptcy Code if the transfer avoided or to be avoided was an asset of any Borrower otherwise constituting Collateral.

         9-3 -COLLATERAL SECURITY PERFECTION. Each of the Borrowers agrees to take all action that the Administrative Agent may request as a matter of nonbankruptcy law to perfect and protect the Administrative Agent's Collateral Interest in the Collateral and for such Collateral Interest to obtain the priority therefor contemplated hereby, including, without limitation, executing and delivering such documents and instruments, financing statements, providing such notices and assents of third parties, obtaining such governmental approvals and providing such other instruments and documents in recordable form as the Administrative Agent may request. Each Borrower hereby irrevocably authorizes the Administrative Agent at any time and from time to time to file in any filing office in any Uniform Commercial Code jurisdiction any initial financing statements and amendments thereto that (a) indicate the Collateral (i) as "all assets of such Borrower" or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the Uniform Commercial Code of the Commonwealth of Massachusetts or such jurisdiction, or (ii) as being of an equal or lesser scope or with greater detail, and (b) provide any other information required by part 5 of Article 9 of the Uniform Commercial Code of any jurisdiction for the sufficiency or filing office acceptance of any financing statement or amendment, including (i) whether such Borrower is an organization, the type of organization and any organization identification number issued to such Borrower and, (ii) in the case of a financing statement filed as a fixture filing, a sufficient description of real property to which the Collateral relates. Such Borrower agrees to furnish any such information to the Administrative Agent promptly upon the Administrative Agent's request.

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         9-4 -EXTENT AND DURATION OF SECURITY INTEREST.

                  (a) The security interest created and granted herein is in addition to, and supplemental of, any security interest previously granted by any Borrower to the Administrative Agent and shall continue in full force and effect applicable to all Liabilities until both (a) all Liabilities have been paid and/or satisfied in full and (b) the security interest created herein is specifically terminated in writing by a duly authorized officer of the Administrative Agent.

                  (b) It is intended that the Collateral Interests created herein extend to and cover all assets of each Borrower (except as otherwise provided in the Borrowing Orders).

                  (c) The Administrative Agent's Collateral Interest in any Collateral which is the subject of a transfer pursuant to a Permitted Asset Disposition shall automatically be released upon the consummation of such Permitted Asset Disposition.

                  (d) Each of the Borrowers agrees that (i) the Liabilities shall not be discharged by the entry of an order confirming a Reorganization Plan (and each of the Borrowers, pursuant to Section 1141(d)(4) of the Bankruptcy Code, hereby waives any such discharge), (ii) the Superpriority Claims granted to the Administrative Agent pursuant to the Borrowing Orders and the Collateral Interests granted to the Administrative Agent pursuant to the Borrowing Orders and, as the case may be, the Loan Documents, shall not be affected in any manner by the entry of an order confirming a Reorganization Plan and (iii) none of the Borrowers shall propose or support any Reorganization Plan that is not conditioned upon the payment in full in cash, on or prior to the Termination Date, of all of the Liabilities, and, with respect to Liabilities arising after such date, thereafter for the payment in full of such Liabilities in cash when due and payable.

                  (e) The Administrative Agent, in the Administrative Agent's discretion, and from time to time, may discharge any tax or Encumbrance on any of the Collateral or take any other action which the Administrative Agent may deem necessary or desirable to repair, insure, maintain, preserve, collect or realize upon any of the Collateral. The Administrative Agent shall not have any obligation to undertake any of the foregoing and shall have no liability on account of any action so undertaken except where there is a specific finding in a judicial proceeding (in which the Administrative Agent has had an opportunity to be heard), from which finding no further appeal is available, that the Administrative Agent had acted in grossly negligent manner, in actual bad faith or in willful misconduct. The Borrowers shall pay to the Administrative Agent, on demand, or the Administrative Agent, in its discretion, may add to the Loan Account, all amounts paid or incurred by the Administrative Agent pursuant to this Section 9:9-4(e).

         ARTICLE 10.- ADMINISTRATIVE AGENT AS BORROWER'S ATTORNEY-IN-FACT.

         10-1 -APPOINTMENT AS ATTORNEY-IN-FACT. Each Borrower hereby irrevocably constitutes and appoints the Administrative Agent as such (acting through any of its officers) Borrower's true and lawful attorney, with full power of substitution, following the occurrence and during the continuance of an Event of Default, to convert the Collateral into cash at the sole risk, cost, and expense of such Borrower, but for the sole benefit of the Agents and the Lenders. The rights and powers granted the Administrative Agent by this appointment include but are not limited to the right and power to:

                  (a) Prosecute, defend, compromise, or release any action relating to the Collateral.

                  (b) Sign change of address forms to change the address to which each Borrower's mail is to be sent to such address as the Administrative Agent shall designate; receive and open each Borrower's mail; remove any Receivables Collateral and Proceeds of

                  Collateral therefrom and turn over the balance of such mail either to the Borrowers' Representative or to any trustee in bankruptcy or receiver of the Borrowers' Representative, or other legal representative of a Borrower whom the Administrative Agent determines to be the appropriate person to whom to so turn over such mail.

                  (c) Endorse the name of the relevant Borrower in favor of the Administrative Agent upon any and all checks, drafts, notes, acceptances, or other items or instruments; sign and endorse the name of the relevant Borrower on, and receive as secured party, any of the Collateral, any invoices, schedules of Collateral, freight or express receipts, or bills of lading, storage receipts, warehouse receipts, or other documents of title respectively relating to the Collateral.

                  (d) Sign the name of the relevant Borrower on any notice to that Borrower's Account Debtors or verification of the Receivables Collateral; sign the relevant Borrower's name on any Proof of Claim in Bankruptcy against Account Debtors, and on notices of lien, claims of mechanic's liens, or assignments or releases of mechanic's liens securing the Accounts.

                  (e) Take all such action as may be necessary to obtain the payment of any letter of credit and/or banker's acceptance of which any Borrower is a beneficiary.

                  (f) Repair, manufacture, assemble, complete, package, deliver, alter or supply goods, if any, necessary to fulfill in whole or in part the purchase order of any customer of each Borrower.

                  (g) Use, license or transfer any or all General Intangibles of each Borrower.

         10-2 -NO OBLIGATION TO ACT. The Administrative Agent shall not be obligated to do any of the acts or to exercise any of the powers authorized by
Section 10:10-1 herein, but if the Administrative Agent elects to do any such act or to exercise any of such powers, it shall not be accountable for more than it actually receives as a result of such exercise of power, and shall not be responsible to any Borrower for any act or omission to act except for any act or omission to act as to which there is a final determination made in a judicial proceeding (in which proceeding the Administrative Agent has had an opportunity to be heard) which determination includes a specific finding that the subject act or omission to act had been grossly negligent or in actual bad faith or constituted willful misconduct.

         ARTICLE 11.- EVENTS OF DEFAULT:

         The occurrence of any event described in this Article 11: respectively shall constitute an "EVENT OF DEFAULT" herein. Upon the occurrence of any Event of Default, the Administrative Agent may, and on the instruction of the SuperMajority Lenders as provided in Section 16:16-1(b), or as provided in
Section 16:16-1(c) shall, declare any and all Liabilities shall become immediately due and payable. The occurrence of any Event of Default shall also constitute, without notice or demand, a default under all other Loan Documents.

         11-1 -FAILURE TO PAY THE REVOLVING CREDIT. The failure by any Borrower to pay when due any principal of, interest on or fees in respect of, the Revolving Credit.

         11-2 -FAILURE TO MAKE OTHER PAYMENTS. The failure by any Borrower, on three (3) days notice by the Administrative Agent to the Borrowers' Representative, to discharge any payment Liability then due, other than under the Revolving Credit.

         11-3 -FAILURE TO PERFORM COVENANT OR LIABILITY (NO GRACE PERIOD). The failure by any Borrower to promptly, punctually, faithfully and timely perform, discharge, or comply with any

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covenant or Liability not otherwise described in Section 11:11-1 or Section
11:11-2 hereof, and included in any of the following provisions hereof:

                  Section                   Relates to:
                  -------                   ----------
                  5:5-2(c)                  State of Incorporation, State Identification Number and Taxpayer
                                            Identification Number
                  5:5-3(b)              Notice of Name Change
                  5:5-6                     Location of Collateral
                  5:5-8(a)              Title to Assets
                  5:5-9                     Indebtedness
                  5:5-10                    Insurance Policies
                  5:5-16                    Pay taxes
                  5:5-21                    Dividends, Investments and Other Corporate Actions
                  5:5-23                    Revised Business Plan
                  5:5-25                    Affiliate Transactions
                  5:5-30                    Bankruptcy Protections
                  6:6-3(a)              Prompt Notice
                  6:6-4                     Borrowing Base Certification Within Two Business Days
                  6:6-5                     Weekly and Monthly Reports
                  6:6-6                     Quarterly Reports
                  6:6-7                     Annual Reports
                  6:6-8                     Officers' Certificates
                  6:6-9                     Inventories, Appraisals and Audits
                  6:6-11                    Minimum Sales. Minimum Inventory Purchases.
                  6:6-12                    Business Plan
                  7:7-1                     Use of Collateral
                  Article 8:                Cash Management (except if the failure to comply is as a result of force majeure or through no fault of the Borrowers)

         11-4 -FAILURE TO PERFORM COVENANT OR LIABILITY (GRACE PERIOD). The failure by any Borrower, within thirty (30) days following the earlier of

                  (a) such Borrower's knowledge of a breach of any covenant or Liability not described in any of Sections 11:11-1 through 11:11-3 or

                  (b) the Borrowers' Representative's receipt of written notice from the Administrative Agent of the breach of any of any of such covenants or Liabilities.

         11-5 -RESTRUCTURING CONSULTANT. A breach of Section 5:5-5 shall constitute an Event of Default as follows:

                  (a) Except as provided in Section 11:11-5(b), any breach of
                  Section 5:5-5 which is not cured within the earlier of within five (5) Business Days following the earlier of (i) any Borrower's knowledge of such breach or (ii) the Borrowers' Representative's receipt of written notice of such breach from the Administrative Agent.

                  (b) The resignation, dismissal, or disqualification of the Restructuring Consultant shall constitute an Event of Default, unless within thirty (30) days a new Restructuring Consultant is engaged that is acceptable to the Administrative Agent in its reasonable judgment.

         11-6 -MISREPRESENTATION. Any representation or warranty at any time made by any Borrower to any Agent or any Lender was not true or complete in all material respects when given.

         11-7 -ACCELERATION OF OTHER DEBT. The occurrence of any event such that Indebtedness of any Borrower in excess of $1,000,000 to any creditor (other than any Agent or any Lender) incurred subsequent to the Filing Date could be accelerated unless, prior to the acceleration of the Liabilities on account of such occurrence, the other creditor duly waives such default and evidence of such written waiver is provided to the Administrative Agent.

         11-8 -DEFAULT UNDER OTHER AGREEMENTS. The occurrence of any breach of any covenant or Liability imposed by, or of any default under, any agreement (including any Loan Document) between any Agent or any Lender, and any Borrower or instrument given by any Borrower to any Agent or any Lender and the expiry, without cure, of any applicable grace period (notwithstanding that subject Agent or Lender may not have exercised all or any of its rights on account of such breach or default) where the result of such breach or default, if exercised upon, could have more than a de minimis adverse effect on a Borrower.

         11-9 -UNINSURED CASUALTY LOSS. The occurrence of any uninsured loss, theft, damage or destruction of or to any material portion of the Collateral.

         11-10 -ATTACHMENT. JUDGMENT. RESTRAINT OF BUSINESS.

                  (a) The service of process upon any Agent or any Lender or any Participant of a court order or order of any other applicable governmental authority attaching, by trustee, mesne or other process, any funds of any Borrower on deposit with, or assets of any Borrower in the possession of, such Agent, such Lender or such Participant.

                  (b) The entry of any judgment against any Borrower, which judgment exceeds any applicable insurance or bond coverage by more than $1,000,000 and is not satisfied (if a money judgment) or appealed from (with execution or similar process stayed) within thirty (30) days of entry.

                   (c) The entry of any order or the imposition of any other
                  process having the force of law, the effect of which is to restrain in any material way the conduct by any Borrower of its business in the ordinary course.

         11-11 -INDICTMENT - FORFEITURE. The indictment of, or institution of any legal process or proceeding against, any Borrower under any federal, state, municipal and other civil or criminal statute, rule, regulation, order or other requirement having the force of law where the relief, penalties or remedies sought or available include the forfeiture of more than $500,000 of the property of that Borrower and/or the imposition of any stay or other order, the effect of which could be to restrain in any material way the conduct by any Borrower of its business.

         11-12  -CHALLENGE TO LOAN DOCUMENTS.

                  (a) Any challenge by or on behalf of the Borrowers' Representative or any Borrower to the validity of any Loan Document or the applicability or enforceability of any Loan Document strictly in accordance with the subject document's terms or which seeks to void, avoid, limit or otherwise adversely affect any security interest created by or in any Loan Document or any payment made pursuant to any Loan Document.

                  (b) Any determination by any court or any other judicial or government authority that any Loan Document is not enforceable strictly in accordance with such document's terms or which voids, avoids, limits or otherwise adversely affects the Administrative Agent's Collateral Interests in the Collateral or any payment made pursuant to any Loan Document.

         11-13  -CHANGE IN CONTROL.  Any Change in Control.

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
         11-14 -CHANGE IN BORROWING ORDER. The entry of an order in the Proceedings without the consent of the Administrative Agent, which order constitutes the stay, modification, vacation, appeal or reversal of any Borrowing Order or which otherwise affects the effectiveness of any Borrowing Order.

         11-15 -APPOINTMENT OF TRUSTEE OR EXAMINER. The appointment in the Proceedings of a trustee or of any examiner having expanded powers to operate all or any part of the Borrower's business.

         11-16 -CONVERSION OR DISMISSAL OF CASE. The conversion of the Proceedings to a case under Chapter 7 of the Bankruptcy Code or the dismissal of any of the Proceedings.

         11-17 -RELIEF FROM STAY. The entry of any order which provides relief from the automatic stay otherwise imposed pursuant to Section 362 of the Bankruptcy Code, which order permits any creditor, other than the Administrative Agent, to realize upon, or to exercise any right or remedy with respect to, any asset of the Borrower or to terminate any license, franchise or similar agreement, where such relief from stay could have a material adverse effect on the Borrower's financial condition or ability to conduct its business.

         11-18 TERMINATION OF BUSINESS. Unless the Administrative Agent shall have given its prior written consent thereto, the determination of the Borrowers, whether by vote of the Borrowers' board of directors or otherwise to: suspend the operation of the Borrowers' business in the ordinary course, liquidate all or a material portion of the Borrowers' assets or Stores, or employ an agent or other third party to conduct any so-called store closing, store liquidation or "Going-Out-Of-Business" sales (other than in connection with a Permitted Asset Disposition); or the filing of a motion or other application in the Proceedings seeking authority to do any of the foregoing.

         11-19 CERTAIN APPLICATIONS. An application shall be filed by any Borrower for the approval of any other super-priority claim in the Proceedings which is pari passu with or senior to the claims of the Agents and the Lenders against the Borrowers or there shall arise any such super-priority claim.

         11-20 PAYMENT OF PREPETITION INDEBTEDNESS. The Borrowers shall pay or discharge any prepetition Indebtedness except as expressly permitted hereunder.

         11-21 ADEQUATE PROTECTION ORDERS. Any adequate protection is granted by the Borrowers or is ordered by the Bankruptcy Court in the Proceedings in favor of any of the Borrowers' pre-petition creditors without the consent of the Administrative Agent, or any such adequate protection is modified or expanded without the consent of the Administrative Agent.

         11-22 MATERIAL ADVERSE ACTIONS. The filing by any Borrower of a motion in the Proceedings (a) except for the payment of payroll and payroll-related expenses and as otherwise provided in the Borrowing Orders, to use cash collateral of the Lenders under Section 363(c) of the Bankruptcy Code without the Lenders', (b) to recover from any portions of the Collateral any costs or expenses of preserving or disposing of such Collateral under Section 506(c) of the Bankruptcy Code, (c) to cut off rights in the Collateral under Section 552(b) of the Bankruptcy Code, or (d) to take any other action or actions which are materially adverse to the Lenders or their rights and remedies hereunder or under any of the other Loan Documents or the Administrative Agent's or the Lenders' interest in any of the Collateral.

         ARTICLE 12: -RIGHTS AND REMEDIES UPON DEFAULT.

         12-1 ACCELERATION. Upon the occurrence of any Event of Default, subject to the provisions of the Borrowing Orders, the Administrative Agent may (and on the issuance of Acceleration Notice(s) requisite to the causing of Acceleration, the Administrative Agent shall) declare all Indebtedness of the Borrower to the Lenders to be immediately due and payable and may exercise all of the Administrative Agent's Rights and Remedies (and the Administrative Agent may likewise exercise all of its rights and remedies upon default) as the Administrative Agent from time to time thereafter determines as appropriate.

         12-2 RIGHTS OF ENFORCEMENT. Subject to the provisions of the Borrowing Orders, the Administrative Agent shall have all of the rights and remedies of a secured party upon default under the UCC, in addition to which the Administrative Agent shall have all and each of the following rights and remedies:

                  (a) To give notice to any bank at which any DDA or Blocked Account is maintained and in which Proceeds of Collateral are deposited, to turn over such Proceeds directly to the Administrative Agent.

                  (b) To give notice to any customs broker of any of the Borrowers to follow the instructions of the Administrative Agent as provided in any written agreement or undertaking of such broker in favor of the Administrative Agent.

                  (c) To collect the Receivables Collateral with or without the taking of possession of any of the Collateral.

                  (d) To take possession of all or any portion of the Collateral.

                  (e) To sell, lease, or otherwise dispose of any or all of the Collateral, in its then condition or following such preparation or processing as the Administrative Agent deems advisable and with or without the taking of possession of any of the Collateral.

                  (f) To conduct one or more going out of business sales which include the sale or other disposition of the Collateral.

                  (g) To apply the Receivables Collateral or the Proceeds of the Collateral towards (but not necessarily in complete satisfaction of) the Liabilities.

                  (h) To exercise all or any of the rights, remedies, powers, privileges and discretions under all or any of the Loan Documents.

         12-3 SALE OF COLLATERAL.

                  (a) Any sale or other disposition of the Collateral may be at public or private sale upon such terms and in such manner as the Administrative Agent deems advisable, having due regard to compliance with any statute or regulation which might affect, limit, or apply to the Administrative Agent's disposition of the Collateral.

                  (b) The Administrative Agent, in the exercise of the Administrative Agent's rights and remedies upon default, may conduct, or may require the Borrowers to conduct, one or more going out of business sales, in the Administrative Agent's own right or by one or more agents and contractors. Such sale(s) may be conducted upon any premises owned, leased, or occupied by any Borrower. The Administrative Agent and any such agent or contractor, in conjunction with any such sale, may augment the Inventory with other goods (all of which other goods shall remain the sole property of the Administrative Agent or such agent or contractor). Any amounts realized from the sale of such goods which constitute augmentations to the Inventory (net of an allocable share of the costs and reasonable expenses incurred in their disposition) shall be the sole property of the Administrative Agent or such agent or contractor and neither any Borrower nor any Person claiming under or in right of any Borrower shall have any interest therein. The proceeds of any such going out of business sale which is conducted by a Borrower at the request of the Administrative Agent shall be first applied to the direct costs of such sale.

                  (c) The Administrative Agent may:

                           (i) By written notice to the Borrowers, require the
                      Borrowers to file a motion seeking to retain one or more agents to sell, lease, or otherwise dispose of the Collateral on terms acceptable to the Administrative Agent. The Borrowers shall file such motion within ten
                      (10) Business Days of the Administrative Agent's request and shall diligently prosecute such motion. If the Borrowers fail to so file the motion, the Administrative Agent may file and prosecute such a motion in the name of the Borrowers.

                           (ii) By written notice to the Borrowers, require the
                      Borrowers to file a motion or motions seeking to sell, assume, assign, or otherwise dispose of any or all of the Real Estate (including, without limitation, leasehold interests) of the Borrowers pursuant to Section 363 and 365 of the Bankruptcy Code, on terms acceptable to the Administrative Agent. The Borrowers shall file such motion or motions within ten (10) business days of the Administrative Agent's request and shall diligently prosecute such motion. If the Borrowers fail to so file such motion(s), the Administrative Agent may, file and prosecute such a motion(s) in the name of the Borrowers: and/or

                      All proceeds realized from any of the foregoing shall be turned over to the Administrative Agent for application to the Liabilities under, and in accordance with the provisions of this Agreement and the other Loan Documents, including, without limitation, Section 14:14-8.

                  (d) Unless the Collateral is perishable or threatens to decline speedily in value, or is of a type customarily sold on a recognized market (in which event the Administrative Agent shall provide the Borrowers' Representative such notice as may be practicable under the circumstances), the Administrative Agent shall give the Borrowers' Representative at least ten
                  (10) days prior written notice of the date, time, and place of any proposed public sale, and of the date after which any private sale or other disposition of the Collateral may be made. Each Borrower agrees that such written notice shall satisfy all requirements for notice to that Borrower which are imposed under the UCC or other applicable law with respect to the exercise of the Administrative Agent's rights and remedies upon default.

                  (e) The Administrative Agent and any Lender may purchase the Collateral or any portion of it at any sale held under this Article.

                  (f) If any of the Collateral is sold, leased, or otherwise disposed of by the Administrative Agent on credit, the Liabilities shall not be deemed to have been reduced as a result thereof unless and until payment is finally received thereon by the Administrative Agent.

                  (g) The Administrative Agent shall apply the proceeds of the Administrative Agent's exercise of its rights and remedies upon default pursuant to this Article 12: in accordance with Sections 14:14-7 and 14:14-8.

         12-4 OCCUPATION OF BUSINESS LOCATION. In connection with the Administrative Agent's exercise of the Administrative Agent's rights under this
Article 12:, the Administrative Agent may enter upon, occupy, and use any premises owned or occupied by each Borrower, and may exclude each Borrower from such premises or portion thereof as may have been so entered upon, occupied or used by the Administrative Agent. The Administrative Agent shall not be required to remove any of the Collateral from any such premises upon the Administrative Agent's taking possession thereof, and may render any Collateral unusable to the Borrowers. In no event shall the Administrative Agent be liable to any Borrower for use or occupancy by the Administrative Agent of any premises pursuant to this Article 12:, nor for any charge (such as wages for any Borrower's employees and utilities) incurred in connection with the Administrative Agent's exercise of the Administrative Agent's Rights and Remedies.

         12-5 GRANT OF NONEXCLUSIVE LICENSE. Each Borrower hereby grants to the Administrative Agent a royalty free nonexclusive irrevocable license to use, apply, and affix any trademark, trade name, logo or the like in which any Borrower now or hereafter has rights, such license being with respect to the Administrative Agent's exercise of the rights hereunder including, without limitation, in connection with any completion of the manufacture of Inventory or sale or other disposition of Inventory.

         12-6 ASSEMBLY OF COLLATERAL. The Administrative Agent may require any Borrower to assemble the Collateral and make it available to the Administrative Agent at the Borrowers' sole risk and expense at a place or places which are reasonably convenient to both the Administrative Agent and the Borrowers' Representative.

         12-7 RIGHTS AND REMEDIES. The rights, remedies, powers, privileges and discretions of the Administrative Agent hereunder (herein, the AGENT'S RIGHTS AND REMEDIES") shall be cumulative and not exclusive of any rights or remedies which it would otherwise have. No delay or omission by the Administrative Agent in exercising or enforcing any of the Agent's Rights and Remedies shall operate as, or constitute, a waiver thereof. No waiver by the Administrative Agent of any Event of Default or of any default under any other agreement shall operate as a waiver of any other default hereunder or under any other agreement. No single or partial exercise of any of the Agent's Rights or Remedies, and no express or implied agreement or transaction of whatever nature entered into between the Administrative Agent and any person, at any time, shall preclude the other or further exercise of the Agent's Rights and Remedies. No waiver by the Administrative Agent of any of the Agent's Rights and Remedies on any one occasion shall be deemed a waiver on any subsequent occasion, nor shall it be deemed a continuing waiver. The Agent's Rights and Remedies may be exercised at such time or times and in such order of preference as the Administrative Agent may determine in its sole discretion. The Agent's Rights and Remedies may be exercised without resort or regard to any other source of satisfaction of the Liabilities.

         ARTICLE 13:- REVOLVING CREDIT FUNDINGS AND DISTRIBUTIONS:

         13-1 -REVOLVING CREDIT FUNDING PROCEDURES. Subject to Section 13:13-2:

                  (a) The Administrative Agent shall advise each Lender, no later than 2:00PM on a date on which any Revolving Credit Loan (other than a SwingLine Loan) is to be made on that date. Such advice, in each instance, may be by telephone or facsimile transmission, provided that if such advice is by telephone, it shall be confirmed in writing. Advice of a Revolving Credit Loan shall include the amount of and interest rate applicable to the subject Revolving Credit Loan.

                  (b) Subject to that Lender's Revolving Credit Dollar Commitment, each Lender, by no later than the end of business on the day on which the subject Revolving Credit Loan is to be made, shall Transfer that Lender's Revolving Credit Percentage Commitment of the subject Revolving Credit Loan to the Administrative Agent.

         13-2 -SWINGLINE LOANS.

                  (a) In the event that, when a Revolving Credit Loan is requested, the aggregate unpaid balance of the SwingLine Loan is less than the SwingLine Loan Ceiling, then the SwingLine Lender may advise the Administrative Agent that the SwingLine Lender has determined to include up to the amount of the requested Revolving Credit Loan as part of the SwingLine Loan. In such event, the SwingLine Lender shall Transfer the amount of the requested Revolving Credit Loan to the Administrative Agent.

                  (b) The SwingLine Loan shall be converted to a Revolving Credit Loan in which all Lenders participate as follows:

                           (i) At any time and from time to time, the SwingLine Lender may advise the Administrative Agent that all, or any part of the SwingLine Loan is to be converted to a Revolving Credit Loan in which all Lenders participate.

                           (ii) At the initiation of a Liquidation, the then entire unpaid principal balance of the SwingLine Loan shall be converted to a Revolving Credit Loan in which all Lenders participate.

         In either such event, the Administrative Agent shall advise each Lender of such conversion as if, and with the same effect as if such conversion were the making of a Revolving Credit Loan as provided in
         Section 13:13-1.

                  (a) The SwingLine Lender, in separate capacities, may also be one or more Agents and/or a Lender.

                  (b) The SwingLine Lender, in its capacity as SwingLine Lender, is not a "Lender" for any of the following purposes:

                           (i) Except as otherwise specifically provided in the relevant Section, any distribution pursuant to
                           Section 14:14-8.

                           (ii) Determination of whether the requisite Loan Commitments have Consented to action requiring such Consent.

         13-3 -ADMINISTRATIVE AGENT'S COVERING OF FUNDINGS:

                  (a) Each Lender shall make available to the Administrative Agent such Lender's Revolving Credit Percentage Commitment of the following:

                           (i) Each Revolving Credit Loan, up to the maximum amount of that Lender's Revolving Credit Dollar Commitment of the Revolving Credit Loans.

                           (ii) Up to the maximum amount of that Lender's Revolving Credit Dollar Commitment of each L/C Drawing (to the extent that such L/C Drawing is not "covered" by a Revolving Credit Loan as provided herein).

                  (b) In all circumstances, the Administrative Agent may:

                           (i) Assume that each Lender, subject to Section 13:13-3(a), timely shall make available to the Administrative Agent that Lender's Revolving Credit Percentage Commitment of each Revolving Credit Loan, notice of which is provided pursuant to Section 13:13-1 and shall make available, to the extent not "covered" by a Revolving Credit Loan, that Lender's Revolving Credit Percentage Commitment of any honoring of an L/C.

                           (ii) In reliance upon such assumption, make available the corresponding amount to the Borrowers.

                           (iii) Assume that each Lender timely shall pay and shall make available to the Administrative Agent all other amounts which that Lender is obligated to so pay and/or make available hereunder or under any of the Loan Documents.

                  (c) In the event that in reliance upon any of such assumptions, the Administrative Agent makes available a Lender's Revolving Credit Percentage Commitment of one or more Revolving Credit Loans or any other amount to be made available hereunder or under any of the Loan Documents, which amount a Lender (a "DELINQUENT LENDER") fails to provide to the Administrative Agent within One (1) Business Day of written notice of such failure, then:

                           (i) The amount which had been made available by the Administrative Agent is an "ADMINISTRATIVE AGENT'S COVER" (and is so referred to herein).

                           (ii) All interest paid by the Borrowers on account of the Revolving Credit Loan or coverage of the subject L/C Drawing which consist of the Administrative Agent's Cover shall be retained by the Administrative Agent until the Administrative Agent's Cover, with interest, has been paid.

                           (iii) The Delinquent Lender shall pay to the Administrative Agent, on demand, interest at a rate equal to the prevailing federal funds rate on any Administrative Agent's Cover in respect of that Delinquent Lender.

                           (iv) The Administrative Agent shall have succeeded to all rights to payment to which the Delinquent Lender otherwise would have been entitled hereunder in respect of those amounts paid by or in respect of the Borrowers on account of the Administrative Agent's Cover together with interest until it is repaid. Such payments shall be deemed made first towards the amounts in respect of which the Administrative Agent's Cover was provided and only then towards amounts in which the Delinquent Lender is then participating. For purposes of distributions to be made pursuant to Section 13:13-4(a) (which relates to ordinary course distributions) or Section 14:14-8 (which relates to distributions of proceeds of a Liquidation) below, amounts shall be deemed distributable to a Delinquent Lender (and consequently, to the Administrative Agent to the extent to which the Administrative Agent is then entitled) at the highest level of distribution (if applicable) at which the Delinquent Lender would otherwise have been entitled to a distribution.

                           (v) Subject to Subsection 13:13-3(c)(iv), the Delinquent Lender shall be entitled to receive any payments from the Borrowers to which the Delinquent Lender is then entitled, provided however there shall be deducted from such amount and retained by the Administrative Agent any interest to which the Administrative Agent is then entitled on account of
                           Section 13:13-3(c)(ii), above.

                  (d) A Delinquent Lender shall not be relieved of any obligation of such Delinquent Lender hereunder (all and each of which shall constitute continuing obligations on the part of any Delinquent Lender).

                  (e) A Delinquent Lender may cure its status as a Delinquent Lender by paying the Administrative Agent the aggregate of the following:

                           (i) The Administrative Agent's Cover (to the extent not previously repaid by the Borrowers and retained by the Administrative Agent in accordance with
                           Section 13:13-3(c)(iv), above) with respect to that Delinquent Lender.

                                            Plus

                           (ii) The aggregate of the amount payable under Subsection 13:13-3(c)(iii), above (which relates to interest to be paid by that Delinquent Lender).

                                            Plus

                           (iii) All such costs and expenses as may be incurred by the Administrative Agent in the enforcement of the Administrative Agent's rights against such Delinquent Lender.

         13-4 -ORDINARY COURSE DISTRIBUTIONS: REVOLVING CREDIT. (This Section 13:13-4 applies unless the provisions of Section 14:14-8 (which relates to distributions in the event of a Liquidation) becomes operative).

                  (a) Weekly, on such day as may be set from time to time by the Administrative Agent (or more frequently at the Administrative Agent's option), the Administrative Agent and each Lender shall settle up on amounts advanced under the Revolving Credit and collected funds received in the Concentration Account.

                  (b) The Administrative Agent shall distribute to the SwingLine Lender and to each Lender, such Person's respective Pro-Rata share of interest payments on the Revolving Credit Loans when actually received and collected by the Administrative Agent (excluding the one Business Day for settlement provided for in Section 8:8-5(a), which shall be for the account of the Administrative Agent only). For purposes of calculating interest due to any Person, that Person shall be entitled to receive interest on the actual amount contributed by that Person towards the principal balance of the Revolving Credit Loans outstanding during the applicable period covered by the interest payment made by the Borrowers. Any net principal reductions to the Revolving Credit Loans received by the Administrative Agent in accordance with the Loan Documents during such period shall not reduce such actual amount so contributed, for purposes of calculation of interest due to that Lender, until the Administrative Agent has distributed to that Lender its Pro-Rata share thereof.

                  (c) The Administrative Agent shall distribute fees paid on account of the Revolving Credit, as follows:

                           (i) L/C Fee (Section 2:2-20(a)): Pro-Rata to the Lenders.

                           (ii) Unused Line Fee (Section 2:2-15): Pro-Rata to the Lenders.

                           (iii) Revolving Credit Early Termination Fee (Section 2:2-16): Pro-Rata to the Lenders.

                           (iv) Closing Fee (Section 2:2-13): As provided in separate letter agreements with the respective Lenders.

                  (d) No Lender shall have any interest in or right to receive any part of the following:

                           (i) Any interest which reflects "float" as described in the proviso included in Section 8:8-5(a), all of which float shall be for the account of the Administrative Agent only.

                           (ii) The Administrative Agent's Fees to be paid by the Borrowers to the Administrative Agent.

                           (iii) Fees described in Section 2:2-20 (which relates to fees associated with, among other things, the issuance of L/C's): Retained by the Issuer.

                  (e) Any amount received by the Administrative Agent as reimbursement for any cost or expense (including without limitation, attorneys' reasonable fees) shall be distributed by the Administrative Agent to that Person which is entitled to such reimbursement as provided in this

                  Agreement (and if such Person(s) is (are) the Lenders, Pro-Rata determined as of the date on which the expense, in respect of which such reimbursement is being made, was incurred).

                  (f) Each distribution pursuant to this Section 13:13-4 is subject to Section 13:13-3(c) above (which relates to the effect of the failure of any Lender to have Transferred to the Administrative Agent any amount which that Lender is then obligated to so Transfer pursuant to this Agreement).

         ARTICLE 14- ACCELERATION AND LIQUIDATION:

         14-1 ACCELERATION NOTICES:

                  (a) Subject to the provisions of the Borrowing Orders, the Administrative Agent may give the Lenders an Acceleration Notice at any time following the occurrence of an Event of Default.

                  (b) Subject to the provisions of the Borrowing Orders, the Majority Lenders may give the Administrative Agent an Acceleration Notice at any time following the occurrence of an Event of Default. Such notice may be by multiple counterparts, provided that counterparts executed by the requisite Lenders are received by the Administrative Agent within a period of five (5) consecutive Business Days.

         14-2 -INTENTIONALLY OMITTED.

         14-3 - ACCELERATION: Unless stayed by judicial or statutory process, subject to the provisions of the Borrowing Orders, the Administrative Agent shall Accelerate the Revolving Credit Obligations within a commercially reasonable time following:

                  (a) The Administrative Agent's giving of an Acceleration Notice to the Lenders as provided in Section 14:14-1(a).

                  (b) The Administrative Agent's receipt of an Acceleration Notice from the SuperMajority Lenders, in compliance with
                  Section 14:14-1(b).

         14-4 -INITIATION OF LIQUIDATION: Unless stayed by judicial or statutory process, subject to the provisions of the Borrowing Orders, a Liquidation shall be initiated by the Administrative Agent within a commercially reasonable time following Acceleration of the Revolving Credit Obligations.

         14-5  -ACTIONS AT AND FOLLOWING INITIATION OF LIQUIDATION:

                  (a) At the initiation of a Liquidation:

                           (i) The unpaid principal balance of the SwingLine Loan (if any) shall be converted, pursuant to Section 13:13-2(b)(ii), to a Revolving Credit Loan in which all Lenders participate.

                           (ii) The Administrative Agent and the Lenders shall "net out" each Lender's respective contributions towards the Revolving Credit Loans, so that each Lender holds that Lender's Revolving Credit Percentage Commitment of the Revolving Credit Loans and advances.

                  (b) Following the initiation of a Liquidation, each Lender shall contribute, towards any L/C thereafter honored and not immediately reimbursed by the Borrowers, that Lender's Revolving Credit Percentage Commitment of such honoring.

         14-6 -ADMINISTRATIVE AGENT'S CONDUCT OF LIQUIDATION:

                  (a) Any Liquidation shall be conducted by the Administrative Agent, with the advice and assistance of the Lenders.

                  (b) The Administrative Agent may establish one or more Nominees to "bid in" or otherwise acquire ownership to any Post Foreclosure Asset.

                  (c) The Administrative Agent shall manage the Nominee and manage and dispose of any Post Foreclosure Assets with a view towards the realization of the economic benefits of the ownership of the Post Foreclosure Assets and in such regard, the Administrative Agent and/or the Nominee may operate, repair, manage, maintain, develop, and dispose of any Post Foreclosure Asset in such manner as the Administrative Agent determines as appropriate under the circumstances.

                  (d) Each Agent may decline to undertake or to continue taking a course of action or to execute an action plan (whether proposed by an Agent or a Lender) unless indemnified Pro-Rata to such Agent's satisfaction by the Lenders against any and all liability and expense which may be incurred by that Agent by reason of taking or continuing to take that course of action or action plan.

                  (e) The Administrative Agent and each Lender shall execute all such instruments and documents not inconsistent with the provisions of this Agreement as the Administrative Agent and/or the Nominee reasonably may request with respect to the creation and governance of any Nominee, the conduct of the Liquidation, and the management and disposition of any Post Foreclosure Asset.

         14-7 -DISTRIBUTION OF LIQUIDATION PROCEEDS:

                  (a) The Administrative Agent may establish one or more reasonably funded reserve accounts into which proceeds of the conduct of any Liquidation may be deposited in anticipation of future expenses which may be incurred by any Agent in the exercise of rights as a secured creditor of the Borrowers and prior claims which the Agents anticipate may need to be paid.

                  (b) The Administrative Agent shall distribute the net proceeds of Liquidation in accordance with the relative priorities set forth in Section 14-14-8.

                  (c) Each Lender, on the written request of the Administrative Agent and/or any Nominee, not more frequently than once each month, shall reimburse the Agents and/or any Nominee, Pro-Rata, for any cost or expense reasonably incurred by the Agents and/or the Nominee in the conduct of a Liquidation, which amount is not covered out of current proceeds of the Liquidation, which reimbursement shall be paid over to and distributed by the Administrative Agent.

         14-8 -RELATIVE PRIORITIES TO PROCEEDS OF A LIQUIDATION:

                  (a) All distributions of proceeds of a Liquidation shall be net of payment over to the Agents as reimbursement for all reasonable third party costs and expenses incurred by the Agents and to Lenders' Special Counsel.

                  (b) The proceeds of a Liquidation shall be distributed based on the following relative priorities:

                           (i) First, as provided in Section 14:14-8(c); and then

                           (ii) Second, towards the Revolving Credit Early Termination Fee; and then

                           (iii) Third, to all other Liabilities.

                  (c) Distributions which are made pursuant to reference to
                  Section 14:14-8(c) shall be in the following order:

                           (i) First, to the SwingLine Lender, on account of any SwingLine loans not converted to Revolving Credit Loans pursuant to Section 14:14-5(a)(i); and then

                           (ii) Second, to the Lenders (other than any Delinquent Lender) and to FRFI or any of its Affiliates providing L/Cs to the extent of any credit exposure in connection therewith (but excluding any fees earned on account thereof), Pro-Rata, to the unpaid principal balance of Revolving Credit Debt and any amounts owed on account of any L/Cs (including as cash collateral for any undrawn L/Cs) and fees due to the Issuer on account thereof; and then

                           (iii) Third, to the Lenders (other than any Delinquent Lender), Pro-Rata, to accrued interest which constitutes Revolving Credit Debt; and then

                           (iv) Fourth, to the Lenders (other than any Delinquent Lender), Pro-Rata, to Revolving Credit Fees, other than the Revolving Credit Early Termination Fee; and then

                           (v) Fifth, to any Delinquent Lenders, Pro-Rata, to amounts to which such Lenders otherwise would have been entitled pursuant to Section 14:14-8.

         ARTICLE 15:- THE AGENTS:

         15-1  -APPOINTMENT OF THE ADMINISTRATIVE AGENT:

                  (a) Each Lender appoints and designates FRFI as the "Administrative Agent" hereunder and under the Loan Documents.

                  (b) Each Lender authorizes each Agent:

                           (i) To execute those of the Loan Documents and all other instruments relating thereto to which such Agent is a party.

                           (ii) To take such action on behalf of the Lenders and to exercise all such powers as are expressly delegated to such Agent hereunder and in the Loan Documents and all related documents, together with such other powers as are reasonably incident thereto.

         15-2 -RESPONSIBILITIES OF AGENTS:

                  (a) The Administrative Agent shall have principal responsibilities for and primary authority for the administration of the credit facilities contemplated by this Agreement and for the conduct of the Liquidation and the distribution of the proceeds of such Liquidation.

                  (b) No Agent shall have any duties or responsibilities to, or any fiduciary relationship with, any Lender except for those expressly set forth in this Agreement.

                  (c) No Agent nor any of its Affiliates shall be responsible to any Lender for any of the following:

                           (i) Any recitals, statements, representations or warranties made by any Borrower or any other Person.

                           (ii) Any appraisals or other assessments of the assets of any Borrower or of any other Person responsible for or on account of the Liabilities.

                           (iii) The value, validity, effectiveness, genuineness, enforceability, or sufficiency of the Loan Agreement, the Loan Documents or any other document referred to or provided for therein.

                           (iv) Any failure by any Borrower or any other Person (other than the subject Agent) to perform its obligations under the Loan Documents.

                  (d) Each Agent may employ attorneys, accountants and other professionals and agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such attorneys, accountants and other professionals or agents or attorneys-in-fact selected by the subject Agent with reasonable care. No such attorney, accountant, other professional, agent or attorney-in-fact shall be responsible for any action taken or omitted to be taken by any other such Person.

                  (e) No Agent, nor any of its directors, officers or employees shall be responsible for any action taken or omitted to be taken or omitted to be taken by any other of them in connection herewith in reliance upon advice of their respective counsel nor, in any other event except for any action taken or omitted to be taken as to which a final judicial determination has been or is made (in a proceeding in which such Person has had an opportunity to be heard) that such Person had acted in a grossly negligent manner, in actual bad faith or in willful misconduct.

                  (f) No Agent shall have any responsibility in any event for more funds than that Agent actually receives and collects.

                  (g) The Agents, in their separate capacities as Lenders, shall have the same rights and powers hereunder as any other Lender.

         15-3 -CONCERNING DISTRIBUTIONS BY THE AGENTS:

                  (a) Each Agent, in such Agent's reasonable discretion based upon such Agent's determination of the likelihood that additional payments will be received, expenses incurred, and/or claims made by third parties to all or a portion of such proceeds, may delay the distribution of any payment received on account of the Liabilities.

                  (b) Each Agent may disburse funds prior to determining that the sums which such Agent expects to receive have been finally and unconditionally paid to such Agent. If and to the extent such Agent does disburse funds and it later becomes apparent that such Agent did not then receive a payment in an amount equal to the sum paid out, then any Lender to whom such Agent made the funds available, on demand from such Agent, shall refund to the Administrative Agent the sum paid to that person.

                  (c) If, in the opinion of an Agent, the distribution of any amount received by such Agent might involve such Agent in liability, or might be prohibited hereby, or might be questioned by any Person, then such Agent may refrain from making distribution until such Agent's right to make distribution has been adjudicated by a court of competent jurisdiction.

                  (d) The proceeds of any Lender's exercise of any right of, or in the nature of, set-off shall be deemed, first, to the extent that a Lender is entitled to any distribution hereunder, to constitute such distribution and second, shall be shared with the other Lenders as if distributed pursuant to (and shall be deemed as distributions under) Section 14-14-8(c).

                  (e) Each Lender recognizes that the crediting of the Borrowers with the "proceeds" of any transaction in which a Post Foreclosure Asset is acquired is a non-cash transaction and that, in consequence, no distribution of such "proceeds" will be made by the Administrative Agent to any Lender.

                  (f) In the event that (x) a court of competent jurisdiction shall adjudge that any amount received and distributed by the Administrative Agent is to be repaid or disgorged or (y) the requisite Lenders (as provided in Section 16:16-4(i)) determine to effect such repayment or disgorgement, then each Lender to which any such distribution shall have been made shall repay, to the Administrative Agent which had made such distribution, that Lender's Pro-Rata share of the amount so adjudged or determined to be repaid or disgorged.

         15-4 -DISPUTE RESOLUTION: To the extent not subject to the jurisdiction of the Bankruptcy Court, any dispute among the Lenders and/or any Agent concerning the interpretation, administration, or enforcement of the financing arrangements contemplated by this or any other Loan Document or the interpretation or administration of this or any other Loan Document which cannot be resolved amicably shall be resolved in the United States District Court for the District of Massachusetts, sitting in Boston or in the Superior Court of Suffolk County, Massachusetts, to the jurisdiction of which courts each Lender hereto hereby submits.

         15-5 -DISTRIBUTIONS OF NOTICES AND OF DOCUMENTS: The Administrative Agent will forward to each Lender, promptly after the Administrative Agent's receipt thereof, a copy of each notice or other document furnished to the Administrative Agent pursuant to this Agreement, including monthly, quarterly, and annual financial statements received from the Borrowers' Representative pursuant to Article 6: of this Agreement, other than any of the following:

                  (a) Routine communications associated with requests for Revolving Credit Loans and/or the issuance of L/C's.

                  (b) Routine or nonmaterial communications.

                  (c) Any notice or document required by any of the Loan Documents to be furnished to the Lenders by the Borrowers' Representative.

                  (d) Any notice or document of which the Administrative Agent has knowledge that such notice or document had been forwarded to the Lenders other than by the Administrative Agent.

         15-6 -CONFIDENTIAL INFORMATION:

                  (a) Each Lender will maintain, as confidential (other than to their respective attorneys, agents, accountants, participants and prospective participants) all of the following:

                           (i) Proprietary approaches, techniques, and methods of analysis which are applied by the Administrative Agent in the administration of the credit facility contemplated by this Agreement.

                           (ii) Proprietary forms and formats utilized by the Administrative Agent in providing reports to the Lenders pursuant hereto, which forms or formats are not of general currency.

                  (b) Confidential information provided by any Borrower pursuant to the Loan Documents, other than any information which becomes known to the general public through sources other than that Lender.

                  (c) Nothing included herein shall prohibit the disclosure of any such information as may be required to be provided by judicial process or by regulatory authorities having jurisdiction over any party to this Agreement.

         15-7 -RELIANCE BY AGENTS: Each Agent shall be entitled to rely upon any certificate, notice or other document (including any cable, telegram, telex or facsimile) reasonably believed by such Agent to be genuine and correct and to have been signed or sent by or on behalf of the proper person or persons, and upon advice and statements of attorneys, accountants and other experts selected by such Agent. As to any matters not expressly provided for in this Agreement, any Loan Document or in any other document referred to therein, such Agent shall in all events be fully protected in acting, or in refraining from acting, in accordance with the applicable Consent required by this Agreement. Instructions given with the requisite Consent shall be binding on all Lenders.

         15-8 -NON-RELIANCE ON AGENTS AND OTHER LENDERS:

                  (a) Each Lender represents to all other Lenders and to the Agents that such Lender:

                           (i) Independently and without reliance on any representation or act by any Agent or by any other Lender, and based on such documents and information as that Lender has deemed appropriate, has made such Lender's own appraisal of the financial condition and affairs of the Borrowers and decision to enter into this Agreement.

                           (ii) Has relied upon that Lender's review of the Loan Documents by that Lender and by counsel to that Lender as that Lender deemed appropriate under the circumstances.

                  (b) Each Lender agrees that such Lender, independently and without reliance upon any Agent or any other Lender, and based upon such documents and information as such Lender shall deem appropriate at the time, will continue to make such Lender's own appraisals of the financial condition and affairs of the Borrowers when determining whether to take or not to take any discretionary action under this Agreement.

                  (c) No Agent in the discharge of such Agent's duties hereunder, shall be required to make inquiry of, or to inspect the properties or books of, any Person.

                  (d) Except for notices, reports, and other documents and information expressly required to be furnished to the Lenders by the Administrative Agent hereunder (as to which, see
                  Section 15:15-5), the Agents shall not have any affirmative duty or responsibility to provide any Lender with any credit or other information concerning any Person, which information may come into the possession of Agents or any Affiliate of an Agent.

                  (e) Each Lender, at such Lender's request, shall have reasonable access to all nonprivileged documents in the possession of the Agents, which documents relate to the Agents' performance of their duties hereunder.

         15-9 -INDEMNIFICATION: Without limiting the liabilities of the Borrowers under any this or any of the other Loan Documents, each Lender shall indemnify each Agent, Pro-Rata, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (including attorneys' reasonable fees and expenses and other out-of-pocket expenditures) which may at any time be imposed on, incurred by, or asserted against such Agent and in any way relating to or arising out of this Agreement or any other Loan Document or any documents contemplated by or referred to therein or the transactions contemplated thereby or the enforcement of any of terms hereof or thereof or of any such other documents, provided, however, no Lender shall be liable for any of the foregoing to the extent that any of the foregoing arises from any action taken or omitted to be taken by the subject Agent as to which a final judicial determination has been or is made (in a proceeding in which the subject Agent has had an opportunity to be heard) that the subject Agent had acted in a grossly negligent manner, in actual bad faith, or with willful misconduct.

         15-10 -RESIGNATION OF AGENT:

                  (a) An Agent may resign at any time by giving sixty (60) days prior written notice thereof to the Lenders and to the other Agent. Upon receipt of any such notice of resignation, the SuperMajority Lenders shall have the right to appoint a successor to such Agent (and if no Event of Default has occurred, with the consent of the Borrowers' Representative, not to be unreasonably withheld and, in any event, deemed given by the Borrowers' Representative if no written objection is provided by the Borrowers' Representative to the (resigning) Agent within seven (7) Business Days notice of such proposed appointment). If a successor Agent shall not have been so appointed and accepted such appointment within thirty (30) days after the giving of notice by the resigning Agent, then the resigning Agent may appoint a successor Agent, which shall be a financial institution having a combined capital and surplus in excess of $500,000,000 (and if no Event of Default has occurred, with the consent of the Borrowers, not to be unreasonably withheld and, in any event, deemed given by the Borrowers if no written objection is provided by the Borrower's Representative to the (resigning) Agent within seven (7) Business Days after receiving notice of such proposed appointment). The consent of the Borrowers' Representative otherwise required by this Section 15:15-10(a) shall not be required if an Event of Default has occurred.

                  (b) Upon the acceptance of any appointment as an Agent hereunder by a successor Agent, such successor shall thereupon succeed to, and become vested with, all the rights, powers, privileges, and duties of the (resigning) Agent so replaced, and the (resigning) Agent shall be discharged from the (resigning) Agent's duties and obligations hereunder, other than on account of any responsibility for any action taken or omitted to be taken by the (resigning) Agent as to which a final judicial determination has been or is made (in a proceeding in which the (resigning) Person has had an opportunity to be heard) that such Person had acted in a grossly negligent manner, in actual bad faith or in willful misconduct.

                  (c) After any retiring Agent's resignation, the provisions of this Agreement and of all other Loan Documents shall continue in effect for the retiring Person's benefit in respect of any actions taken or omitted to be taken by it while it was acting as an Agent.

         ARTICLE 16:- ACTION BY AGENTS - CONSENTS - AMENDMENTS - WAIVERS:

         16-1 -ADMINISTRATION OF CREDIT FACILITIES:

                  (a) Except as otherwise specifically provided in this Agreement, the Administrative Agent may take any action with respect to the credit facility contemplated by the Loan Documents as the Administrative Agent determines to be appropriate within its respective areas of responsibility and authority, as set forth in Sections 15:15-2(a) and (b), provided, however, the Administrative Agent is under no affirmative obligation to take any action which it is not required by this Agreement or the Loan Documents specifically to so take.

                  (b) Except as specifically provided in the following Sections of this Agreement, whenever a Loan Document or this Agreement provides that action may be taken or omitted to be taken in the Administrative Agents' discretion, the Administrative Agent shall have the sole right to take, or refrain from taking, such action without, and notwithstanding, any vote of the Lenders:

                  Actions Described in Section     Type of Consent Required
                  ------------------------------------------------------------
                           16:16-2                 Majority Lenders
                           16:16-3                 SuperMajority Lenders
                           16:16-4                          Certain Consent
                           16:16-5                 Unanimous Consent
                           16:16-6                 Consent of SwingLine Lender
                           16:16-8                 Consent of the Agents

                  (c) The rights granted to the Lenders in those sections referenced in Section 16:16-1(b) shall not otherwise limit or impair the Administrative Agent's exercise of its discretion under the Loan Documents.

         16-2 -ACTIONS REQUIRING OR ON DIRECTION OF MAJORITY LENDERS. Except as otherwise provided in this Agreement, the Consent or direction of the Majority Lenders is required for any amendment, waiver or modification of any Loan Document.

         16-3 -ACTIONS REQUIRING OR ON DIRECTION OF SUPERMAJORITY LENDERS: The Consent or direction of the SuperMajority Lenders is required as follows:

                  (a) Any loan or advance under the Revolving Credit which results in a Protective OverAdvance may be made by the Administrative Agent with the Consent of each of the Lenders (including without limitation any Protective OverAdvance which shall be outstanding for more than 45 consecutive Business
                  Days). (Any Protective OverAdvance which is permitted by this
                  Section 16:16-3(a) is referred to as a "PERMITTED PROTECTIVE OVERADVANCE").

                  (b) If any Borrower is then InDefault, the SuperMajority Lenders may direct the Administrative Agent to suspend the Revolving Credit, whereupon as long as a Borrower is InDefault, the only Revolving Credit Loans which may be made are the following:

                           (i) Revolving Credit Loans made to "cover" the honoring of L/C's.

                           (ii) Permitted Protective OverAdvances.

                           (iii) Revolving Credit Loans made with Consent of the SuperMajority Lenders.

                  (c) If an Event of Default has occurred and not been duly waived, the SuperMajority Lenders (subject to the provisions of the Borrowing Orders) may:

                           (i) Give the Administrative Agent an Acceleration Notice in accordance with Section 14:14-1(b).

                           (ii) Direct the Administrative Agent to increase the rate of interest to the default rate of interest as provided in, and to the extent permitted by, this Agreement and the Borrowing Orders.

         16-4 -ACTION REQUIRING CERTAIN CONSENT. The following Consents shall be required for the following actions:



ACTION                                                          REQUIRED CONSENT
----------------------------------------------------------------------------------------------------------------------
Waiver or amendment of any of the following Sections or         Majority Lenders.
provisions of this Agreement:
Section 5:5-5 ("Restructuring Consultant")
Section 5:5-30 ("Bankruptcy Protections")
Section 11:11-5 ("Restructuring Consultant")
Any Bankruptcy Breach
----------------------------------------------------------------------------------------------------------------------

Any increase in any Lender's Revolving Credit Dollar            All Lenders other than any Delinquent Lender.
Commitment or Revolving Credit Percentage Commitment
(other than by reason of the application of Section
16:16-11 (which deals with NonConsenting Lenders) or
Section 17:17-1 (which deals with assignments and
participations)), it being understood that this Section
16:16-4 addresses changes to commitments inter se and not
any increase in the overall size of the Revolving Credit.
----------------------------------------------------------------------------------------------------------------------

Any forgiveness of all or any portion of any payment            All Lenders whose payment Liability is being so
Liability.                                                      forgiven (other than any Delinquent Lender, if
                                                                otherwise applicable).
----------------------------------------------------------------------------------------------------------------------

Any decrease in any interest rate, fee or assessment            All Lenders adversely affected thereby (other
payable under any of the Loan Documents or                      than any Delinquent Lender, if otherwise applicable).
postponement  or extension of any
regularly scheduled date for the payment of
interest on the Loans.
----------------------------------------------------------------------------------------------------------------------

Disgorgement as described in Section 15:15-3(f).                The SuperMajority Lenders.
----------------------------------------------------------------------------------------------------------------------

Any increase of the SwingLine Loan Ceiling.                     The SwingLine Lender
                                                                and
                                                                SuperMajority Lenders

ACTION                                                          REQUIRED CONSENT
----------------------------------------------------------------------------------------------------------------------
Any amendment of the following definitions other than an        Majority Lenders.
amendment to permit up to $750,000 of Indebtedness
secured by purchase money security interests in Equipment:
         "Encumbrance"
         "Indebtedness"
         "Leasing Debt"
         "Permitted Encumbrances"
         "Permitted Indebtedness"
----------------------------------------------------------------------------------------------------------------------

Any amendment of the definitions of "Permitted Asset            SuperMajority Lenders.
Disposition"


         16-5 -ACTIONS REQUIRING OR DIRECTED BY UNANIMOUS CONSENT. None of the following may take place except with Unanimous Consent:

                  (a) Any extension of the Maturity Date.

                  (b) Any release of a material portion of the Collateral not otherwise required or provided for in the Loan Documents or to facilitate a Liquidation.

                  (c) Any amendment of the definition of the terms "Borrowing Base" or "Availability" or of any definition of any component thereof, such that more credit would be available to the Borrowers, based on the same assets, as would have been available to the Borrowers immediately prior to such amendment, it being understood, however, that:

                           (i) The foregoing shall not limit the adjustment by the Administrative Agent of any Reserve in the Administrative Agent's administration of the Revolving Credit as otherwise permitted by this Agreement.

                           (ii) The foregoing shall not prevent the Administrative Agent, in its administration of the Revolving Credit, from restoring any component of Borrowing Base which had been lowered by the Administrative Agent back to the value of such component, as stated in this Agreement or to an intermediate value.

                  (d) Any release of any Person obligated on account of the Liabilities.

                  (e) The making of any Revolving Credit Loan which, when made, exceeds Availability and is not a Permitted Protective OverAdvance, provided, however,

                           (i) no Consent shall be required in connection with the making of any Revolving Credit Loan to "cover" any honoring of a drawing under any L/C; and

                           (ii) each Lender recognizes that subsequent to the making of a Revolving Credit Loan which does not constitute a Permitted Protective OverAdvance, the unpaid principal balance of the Loan Account may exceed the Borrowing Base on account of changed circumstances beyond the control of the Administrative Agent (such as a drop in collateral value).

                  (f) The waiver of the obligation of the Borrowers to reduce the unpaid principal balance of loans under the Revolving Credit to an amount which does not exceed a Permitted Protective OverAdvance or, subject to the time limits included in Section 16:16-3(a) (which places time and frequency limits on Permitted Protective OverAdvances).

                  (g) Any amendment of this Article 16:.

                  (h) Amendment of any of the following Sections of this
                  Agreement:

                           (i) 3:3-3

                           (ii) 4:4-8

                           (iii) 5:5-23

                           (iv) 13:13-4

                           (i) 13:13-5

                           (vi) 14:14-8

                  (i) Amendment of any of the following Definitions:

                                "Business Plan"
                                "Collateral"
                                "Consent"
                                "Financial Covenant Breach"
                                "Majority Lenders"
                                "Majority Lenders"
                                "Permitted Protective OverAdvance"
                                "Standstill Period"
                                "SuperMajority Lenders"
                                "SuperMajority Lenders"
                                "Unanimous Consent"

         16-6 -ACTIONS REQUIRING SWINGLINE LENDER CONSENT: No action, amendment, or waiver of compliance with, any provision of the Loan Documents or of this Agreement which affects the SwingLine Lender may be undertaken without the Consent of the SwingLine Lender.

         16-7 -INTENTIONALLY OMITTED:

         16-8 -ACTIONS REQUIRING AGENTS' CONSENT:

                  (a) No action, amendment, or waiver of compliance with, any provision of the Loan Documents or of this Agreement which affects an Agent in its capacity as an Agent may be undertaken without the written consent of such Agent.

                  (b) No action referenced herein which affects the rights, duties, obligations, or liabilities of an Agent shall be effective without the written consent of such Agent.

         16-9 -MISCELLANEOUS ACTIONS:

                  (a) Notwithstanding any other provision of this Agreement, no single Lender independently may exercise any right of action or enforcement against or with respect to any Borrower.

                  (b) Each Agent shall be fully justified in failing or refusing to take action under this Agreement or any Loan Document on behalf of any Lender unless such Agent shall first:

                           (i) receive such clear, unambiguous, written instructions as such Agent deems appropriate; and

                           (ii) be indemnified to such Agent's satisfaction by the Lenders against any and all liability and expense which may be incurred by such Agent by reason of taking or continuing to take any such action, unless such action had been grossly negligent, in willful misconduct, or in bad faith.

                  (c) Each Agent may establish reasonable procedures for the providing of direction and instructions from the Lenders to such Agent, including its reliance on multiple counterparts, facsimile transmissions, and time limits within which such direction and instructions must be received in order to be included in a determination of whether the requisite Loan Commitments has provided its direction, Consent, or instructions.

                  (d) The Lenders acknowledge that the Agents' performance of their obligations under this Agreement and the other Loan Documents is subject to the provisions of the Borrowing Orders and any other orders entered by the Bankruptcy Court in the Proceedings. No Agent shall have any liability to any Lender by virtue of such Agent's compliance with any such order in the Proceedings.

         16-10 -ACTIONS REQUIRING BORROWERS' CONSENT:

         The Borrowers' consent is required for any amendment of this Agreement.

         16-11  -NONCONSENTING LENDER:

                  (a) In the event that a Lender (in this Section 16:16-11, a "NonConsenting Lender") does not provide its Consent to a proposal by the Administrative Agent to take action which requires consent under this Article 16:, then one or more Lenders who provided Consent to such action may require the assignment, without recourse and in accordance with the procedures outlined in Section 17:17-1, below, of the NonConsenting Lender's commitment hereunder on five (5) days written notice to the Administrative Agent and to the NonConsenting Lender.

                  (b) At the end of such five (5) days, and provided that the NonConsenting Lender delivers the Note held by the NonConsenting Lender to the Administrative Agent, the Lenders who have given such written notice shall Transfer the following to the NonConsenting Lender:

                           (i) Such NonConsenting Lender's Pro-Rata share of the principal and interest of the Loans to the date of such assignment.

                           (ii) All fees distributable hereunder to the NonConsenting Lender to the date of such assignment.

                           (iii) Any out-of-pocket costs and expenses for which the NonConsenting Lender is entitled to reimbursement from the Borrowers.

                  (c) In the event that the NonConsenting Lender fails to deliver to the Administrative Agent the Note held by the NonConsenting Lender as provided in Section 16:16-11(b), then:

                           (i) The amount otherwise to be Transferred to the NonConsenting Lender shall be Transferred to the Administrative Agent and held by the Administrative Agent, without interest, to be turned over to the NonConsenting Lender upon delivery of the Note held by that NonConsenting Lender.

                           (ii) The Note held by the NonConsenting Lender shall have no force or effect whatsoever.

                           (iii) The NonConsenting Lender shall cease to be a "Lender".

                           (iv) The Lender(s) which have Transferred the amount to the Administrative Agent as described above shall have succeeded to all rights and become subject to all of the obligations of the NonConsenting Lender as "Lender".

                  (d) In the event that more than One (1) Lender wishes to require such assignment, the NonConsenting Lender's commitment hereunder shall be divided among such Lenders, pro-rata based upon their respective Loan Commitments, with the Administrative Agent coordinating such transaction.

                  (e) The Administrative Agent shall coordinate the retirement of the Note held by the NonConsenting Lender and the issuance of Notes to those Lenders which "take-out" such NonConsenting Lender, provided, however, no processing fee otherwise to be paid as provided in Section 17:17-2(b) shall be due under such circumstances.

         ARTICLE 17:-ASSIGNMENTS BY LENDERS:

                  17-1 -ASSIGNMENTS AND ACCEPTANCES: Except as provided herein, each Lender (in this Section 17:17-1, an "ASSIGNING LENDER") may assign to one or more Eligible Assignees (in this Section 17:17-1, each an "ASSIGNEE LENDER") all or a portion of that Lender's interests, rights and obligations under this Agreement and the Loan Documents (including all or a portion of its Loan Commitment) and the same portion of the Loans at the time owing to it, and of the Note (if any) held by the Assigning Lender, provided that:

                  (a) The Administrative Agent shall have given its prior written consent to such assignment, which consent shall not be unreasonably withheld, but need not be given if the proposed assignment would result in any resulting Lender's having a Dollar Commitment of less than the "minimum hold" amount specified in Section 17:17-1(c).

                  (b) Each such assignment shall be of a constant, and not a varying, percentage of all the Assigning Lender's rights and obligations under this Agreement.

                  (c) Following the effectiveness of such assignment, the Assigning Lender's Dollar Commitment (if not an assignment of all of the Assigning Lender's Commitment) shall not be less than $10,000,000.

                  (d) If no Event of Default has occurred, such assignment shall be subject to the consent of the Borrowers' Representative, not to be unreasonably withheld or delayed and which consent shall be deemed given if no written objection is received within seven (7) days of the Borrowers' Representative's receipt of notice of such proposed assignment.

         17-2 -ASSIGNMENT PROCEDURES. (This Section 17:17-2 describes the procedures to be followed in connection with an assignment effected pursuant to this Article 17: and permitted by Section 17:17-1).

                  (a) The parties to such an assignment shall execute and deliver to the Administrative Agent, for recording in the Register, an Assignment and Acceptance substantially in the form of EXHIBIT 17:17-1 annexed hereto.

                  (b) The Assigning Lender shall deliver to the Administrative Agent, with such Assignment and Acceptance, the Note held by the subject Assigning Lender and the Administrative Agent's processing fee of $3,000, provided, however, no such processing fee shall be due where the Assigning Lender is one of the Lenders at the initial execution of this Agreement.

                  (c) The Administrative Agent shall maintain a copy of each Assignment and Acceptance delivered to it and a register or similar list (the "REGISTER") for the recordation of the names and addresses of the Lenders and of the Loan Commitments, the Revolving Credit Percentage Commitment and Revolving Credit Percentage Commitment of each Lender. The Register shall be available for inspection by the Lenders at any reasonable time and from time to time upon reasonable prior notice. In the absence of manifest error, the entries in the Register shall be conclusive and binding on all Lenders. The Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register as a "Lender" hereunder for all purposes of this Agreement.

                  (d) The Assigning Lender and Assignee Lender, directly between themselves, shall make all appropriate adjustments in payments for periods prior to the effective date of an Assignment and Acceptance.

         17-3 -EFFECT OF ASSIGNMENT:

                  (a) From and after the effective date specified in an Assignment and Acceptance which has been executed, delivered and recorded (which effective date the Administrative Agent may delay by up to five (5) Business Days after the delivery of such Assignment and Acceptance):

                           (i) The Assignee Lender:

                                    (A) Shall be a party to this Agreement and the Loan Documents (and to any amendments thereof) as fully as if the Assignee Lender had executed each.

                                    (B) Shall have the rights of a Lender
                                    hereunder to the extent of the Loan
                                    Commitment, the Revolving Credit Dollar
                                    Commitment and Revolving Credit Percentage
                                    Commitment assigned by such Assignment and Acceptance.

                           (ii) The Assigning Lender shall be released from the Assigning Lender's obligations under this Agreement and the Loan Documents to the extent of the Loan Commitment assigned by such Assignment and Acceptance.

                           (iii) The Administrative Agent shall undertake to obtain and distribute replacement Revolving Credit Notes to the subject Assigning Lender and Assignee Lender.

                  (b) By executing and delivering an Assignment and Acceptance, the parties thereto confirm to and agree with each other and with all parties to this Agreement as to those matters which are set forth in the subject Assignment and Acceptance.

         ARTICLE 18:- NOTICES:

         18-1 -NOTICE ADDRESSES. All notices, demands and other communications made in respect of any Loan Document (other than a request for a loan or advance or other financial accommodation under the Revolving Credit) shall be made to the following addresses, each of which may be changed upon seven (7) days written notice to all others given by certified mail, return receipt requested:

         If to any Agent:
                                    Fleet Retail Finance Inc.
                                    40 Broad Street
                                    Boston, Massachusetts 02109
                                    Attention: James J. Ward, Director
                                    Fax: 617-434-4312

         With a copy to:
                                    Bingham Dana LLP
                                    150 Federal Street
                                    Boston, Massachusetts  02110
                                    Attention: Robert A.J. Barry, Esquire
                                    Fax: 617-951-8294

         If to the Borrowers' Representative
         And All Borrowers:
                                    Jacobson Stores Inc.
                                    3333 Sargent Road
                                    Jackson, Michigan 49201
                                    Attention: Chief Financial Officer
                                    Fax: 517-764-7983

         With copies to:
                                    Honigman Miller Schwartz and Cohn LLP
                                    2290 First National Building
                                    660 Woodward Avenue
                                    Detroit, Michigan 48226-3583
                                    Attention: Robert J. Krueger, Esq.
                                    Fax: 313-465-7453

         18-2 -NOTICE GIVEN.

                  (a) Except as otherwise specifically provided herein, notices shall be deemed made and correspondence received, as follows (all times being local to the place of delivery or receipt):

                           (i) By mail: the sooner of when actually received or three (3) days following deposit in the United States mail, postage prepaid.

                           (ii) By recognized overnight express delivery: the Business Day following the day when sent.

                           (iii) By Hand: If delivered on a Business Day after 9:00 AM and no later than three (3) hours prior to the close of customary business hours of the recipient, when delivered. Otherwise, at the opening of the then next Business Day.

                           (iv) By Facsimile transmission (which must include a header on which the party sending such transmission is indicated): If sent on a Business Day after 9:00 AM and no later than three (3) hours prior to the close of customary business hours of the recipient, one (1) hour after being sent. Otherwise, at the opening of the then next Business Day.

                  (b) Rejection or refusal to accept delivery and inability to deliver because of a changed address or Facsimile Number for which no due notice was given shall each be deemed receipt of the notice sent.

         18-3 -WIRE INSTRUCTIONS. Subject to change in the same manner that a notice address may be changed (as to which, see Section 18:18-1), wire transfers to the Administrative Agent shall be made in accordance with the following wire instructions:

                            Fleet National Bank
                            ABA No.           011000138
                            Acct Name:        Fleet Retail Finance Inc.
                            Acct No. :        9428428068
                            Reference:        Jacobson Stores, Inc.

         ARTICLE 19:-TERM:

         19-1 -TERMINATION OF REVOLVING CREDIT. The Revolving Credit shall remain in effect (subject to suspension as provided in Section 2:2-6(g) hereof) until the Termination Date.

         19-2  -ACTIONS ON TERMINATION.

                  (a) On the Termination Date, the Borrowers shall pay the Administrative Agent (whether or not then due), in immediately available funds, all then Liabilities including, without limitation: the following:

                           (i) The entire balance of the Loan Account (including the unpaid principal balance of the Revolving Credit Loans and the SwingLine Loan.

                           (ii) Any then remaining unpaid installments of the Closing Fee.

                           (iii) Any then remaining unpaid installments of the Administrative Agent's Fees.

                           (iv) Any payments due on account of the
                           indemnification obligations included in Section 2:2-11(e).

                           (v) Any accrued and unpaid Unused Line Fee.

                           (vi) Any applicable Revolving Credit Early
                           Termination Fee.

                           (vii) All unreimbursed costs and expenses of each Agent and of Lenders' Special Counsel for which each Borrower is responsible.

                  (b) On the Termination Date, the Borrowers shall also shall make such arrangements concerning any L/C's then outstanding as are reasonably satisfactory to the Administrative Agent (such as their being cash collateralized at one hundred three percent (103%) of their then Stated Amount).

                  (c) Until such payment (Section 19:19-2(a)) and arrangements concerning L/C's (Section 19:19-2(b)), all provisions of this Agreement, other than those included in Article 2: which place any obligation on the Administrative Agent or any Lender to make any loans or advances or to provide any financial accommodations to any Borrower shall remain in full force and effect until all Liabilities shall have been paid in full.

                  (d) The release by the Administrative Agent of the Collateral Interests granted the Administrative Agent by the Borrowers hereunder may be upon such conditions and indemnifications as the Administrative Agent reasonably may require.

         ARTICLE 20:- GENERAL.

         20-1 -PROTECTION OF COLLATERAL. The Administrative Agent does not have any duty as to the collection or protection of the Collateral beyond the safe custody of such of the Collateral as may come into the possession of the Administrative Agent.

         20-2 -PUBLICITY. The Administrative Agent may issue a "tombstone" notice of the establishment of the credit facility contemplated by this Agreement and may make reference to each Borrower (and may utilize any logo or other distinctive symbol associated with each Borrower) in connection with any advertising, promotion, or marketing undertaken by the Administrative Agent.

         20-3 -SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the Borrowers' Representative, each Borrower and their respective representatives, successors and assigns and shall be binding upon and inure to the benefit of each Agent and each Lender and their respective successors and assigns, provided, however, no trustee or other fiduciary appointed with respect to any Borrower shall have any rights hereunder. In the event that any Agent or any Lender assigns or transfers its rights under this Agreement, the assignee shall thereupon succeed to and become vested with all rights, powers, privileges, and duties of such assignor hereunder and such assignor shall thereupon be discharged and relieved from its duties and obligations hereunder.

         20-4 -SEVERABILITY. Any determination that any provision of this Agreement or any application thereof is invalid, illegal, or unenforceable in any respect in any instance shall not affect the validity, legality, or enforceability of such provision in any other instance, or the validity, legality, or enforceability of any other provision of this Agreement.

         20-5  -AMENDMENTS.  COURSE OF DEALING.

                  (a) This Agreement and the other Loan Documents incorporate all discussions and negotiations between each Borrower and each Agent and each Lender, either express or implied, concerning the matters included herein and in such other instruments, any custom, usage, or course of dealings to the contrary notwithstanding. No such discussions, negotiations, custom, usage, or course of dealings shall limit, modify, or otherwise affect the provisions thereof. No failure by any Agent or any Lender to give notice to the Borrowers' Representative of any Borrower's having failed to observe and comply with any warranty or covenant included in any Loan Document shall constitute a waiver of such warranty or covenant or the amendment of the subject Loan Document.

                  (b) Each Borrower may undertake any action otherwise prohibited hereby, and may omit to take any action otherwise required hereby, upon and with the express prior written consent of the Administrative Agent. Subject to Article 16:, no consent, modification, amendment, or waiver of any provision of any Loan Document shall be effective unless executed in writing by or on behalf of the party to be charged with such modification, amendment, or waiver (and if such party is the Administrative Agent then by a duly authorized officer thereof). Any modification, amendment, or waiver provided by the Administrative Agent shall be in reliance upon all representations and warranties theretofore made to the Administrative Agent by or on behalf of the Borrowers (and any guarantor, endorser, or surety of the Liabilities) and consequently may be rescinded in the event that any of such representations or warranties was not true and complete in all material respects when given.

         20-6 -POWER OF ATTORNEY. In connection with all powers of attorney included in this Agreement, each Borrower hereby grants unto the Administrative Agent (acting through any of its officers) full power to do any and all things necessary or appropriate in connection with the exercise of such powers as fully and effectually as that Borrower might or could do, hereby ratifying all that said attorney shall do or cause to be done by virtue of this Agreement. No power of attorney set forth in this Agreement shall be affected by any disability or incapacity suffered by any Borrower and each shall survive the same. All powers conferred upon the Administrative Agent by this Agreement, being coupled with an interest, shall be irrevocable until this Agreement is terminated by a written instrument executed by a duly authorized officer of the Administrative Agent.

         20-7 -APPLICATION OF PROCEEDS. The proceeds of any collection, sale or disposition of the Collateral, or of any other payments received hereunder, shall be applied towards the Liabilities in such order and manner as the Administrative Agent determines in its sole discretion, consistent, however, with Section 14:14-8 and any other applicable provisions of this Agreement. The Borrowers shall remain liable for any deficiency remaining following such application.

         20-8 -INCREASED COSTS. If, as a result of any Requirement of Law, or of the interpretation or application thereof by any court or by any governmental or other authority or entity charged with the administration thereof, whether or not having the force of law, which:

                  (a) subjects any Lender to any taxes or changes the basis of taxation, or increases any existing taxes, on payments of principal, interest or other amounts payable by any Borrower to the Administrative Agent or any Lender under this Agreement (except for taxes on the Administrative Agent or any Lender based on net income or capital imposed by the jurisdiction in which the principal or lending offices of the Administrative Agent or that Lender are located);

                  (b) imposes, modifies or deems applicable any reserve, cash margin, special deposit or similar requirements against assets held by, or deposits in or for the account of or loans by or any other acquisition of funds by the relevant funding office of any Lender;

                  (c) imposes on any Lender any other condition with respect to any Loan Document; or

                  (d) imposes on any Lender a requirement to maintain or allocate capital in relation to the Liabilities;

and the result of any of the foregoing, in such Lender's reasonable opinion, is to increase the cost to such Lender of making or maintaining any loan, advance or financial accommodation or to reduce the income receivable by that Lender in respect of any loan, advance or financial accommodation by an amount which that Lender deems to be material, then upon written notice from the Administrative Agent to the Borrowers' Representative (such notice to set out in reasonable detail the facts giving rise to and a summary calculation of such increased cost or reduced income), the Borrowers shall forthwith pay to the Administrative Agent, for the benefit such Lender, upon receipt of such notice, that amount which shall compensate such Lender for such additional cost or reduction in income.

         20-9 -COSTS AND EXPENSES OF AGENTS AND LENDERS.

                  (a) The Borrowers shall pay from time to time on demand all Costs of Collection and all reasonable costs, expenses and disbursements (including attorneys' reasonable fees and expenses) which are incurred by the Administrative Agent in connection with the preparation, negotiation, execution and delivery of this Agreement and of any other Loan

                  Documents, and all other reasonable costs, expenses and disbursements (including collateral auditing and other professional fees and expenses) which may be incurred in connection with or in respect to the credit facility contemplated hereby or which otherwise are incurred with respect to the Liabilities.

                  (b) The Borrowers shall pay from time to time on demand all reasonable costs and expenses (including attorneys' reasonable fees and expenses) incurred, following the occurrence of any Event of Default, by the Lenders to Lenders' Special Counsel.

                  (c) Each Borrower authorizes the Administrative Agent to pay all such fees and expenses and in the Administrative Agent's discretion, to add such fees and expenses to the Loan Account.

                  (d) The undertaking on the part of each Borrower in this
                  Section 20:20-9 shall survive payment of the Liabilities and/or any termination, release, or discharge executed by any Agent in favor of any Borrower, other than a termination, release or discharge which makes specific reference to this
                  Section 20:20-9.

         20-10 -COPIES AND FACSIMILES. Each Loan Document and all documents and papers which relate thereto which have been or may be hereinafter furnished any Agent or any Lender may be reproduced by any Lender or by any Agent by any photographic, microfilm, xerographic, digital imaging or other process, and such Person making such reproduction may destroy any document so reproduced. Any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made in the regular course of business). Any facsimile which bears proof of transmission shall be binding on the party which or on whose behalf such transmission was initiated and likewise shall be so admissible in evidence as if the original of such facsimile had been delivered to the party which or on whose behalf such transmission was received.

         20-11 -MASSACHUSETTS LAW. This Agreement and all rights and obligations hereunder, including matters of construction, validity, and performance, shall be governed by the law of the Commonwealth of Massachusetts.

         20-12 -INDEMNIFICATION. The Borrowers' Representative and each Borrower shall indemnify, defend, and hold each Agent and each Lender and any of their respective employees, officers or agents (each, an "INDEMNIFIED PERSON") harmless of and from any claim brought or threatened against any Indemnified Person by any Borrower, any guarantor or endorser of the Liabilities or any other Person (as well as from attorneys' reasonable fees, expenses, and disbursements in connection therewith) on account of the relationship of the Borrowers' Representative, the Borrowers or of any other guarantor or endorser of the Liabilities with them, including all costs, expenses, liabilities and damages as may be suffered by any Indemnified Person in connection with (x) the Collateral; (y) the occurrence of any Event of Default; or (z) the exercise of any rights or remedies under any of the Loan Documents (each of which claims may be defended, compromised, settled, or pursued by the Indemnified Person with counsel of the Administrative Agent's selection, but at the expense of the Borrowers' Representative and the Borrowers) other than any claim as to which a final determination is made in a judicial proceeding (in which the Administrative Agent and any other Indemnified Person has had an opportunity to be heard), which determination includes a specific finding that the Indemnified Person seeking indemnification had acted in a grossly negligent manner or in actual bad faith or willful misconduct. This indemnification shall survive payment of the Liabilities and/or any termination, release, or discharge executed by the Administrative Agent in favor of the Borrowers' Representative and/or the Borrowers, other than a termination, release, or discharge duly executed on behalf of the Administrative Agent which makes specific reference to this Section 20:20-12.

         20-13 -RULES OF CONSTRUCTION. The following rules of construction shall be applied in the interpretation, construction, and enforcement of this Agreement and of the other Loan Documents:

                  (a) Unless otherwise specifically provided for herein, interest and any fee or charge which is stated as a per annum percentage shall be calculated based on a 360 day year and actual days elapsed.

                  (b) Words in the singular include the plural and words in the plural include the singular.

                  (c) Any reference, herein, to a circumstance or event's having "more than a de minimis adverse effect" and any similar reference is to a circumstance or event which (x) in a well-managed enterprise, would receive the active attention of senior management with a view towards its being reversed or remedied; or (y) if not reversed or remedied could reasonably be expected to lead to its becoming a material adverse effect.

                  (d) Cross references to Sections in this Agreement begin with the Article in which that Section appears, followed by a colon, and then the Section to which reference is made. (For example, a reference to "Section 4:4-6" is to Section 4-6, which appears in Article 4 of this Agreement).

                  (e) Titles, headings (indicated by being underlined or shown in SMALL CAPITALS) and any Table of Contents are solely for convenience of reference; do not constitute a part of the instrument in which included; and do not affect such instrument's meaning, construction, or effect.

                  (f) The words "includes" and "including" are not limiting.

                  (g) Text which follows the words "including, without limitation" (or similar words) is illustrative and not limiting.

                  (i) Text which is shown in italics (except for parenthesized italicized text), shown in BOLD, shown IN ALL CAPITAL LETTERS, or in any combination of the foregoing, shall be deemed to be conspicuous.

                  (j) The words "may not" are prohibitive and not permissive.

                  (k) Any reference to a Person's "knowledge" (or words of similar import) are to such Person's knowledge assuming that such Person has undertaken reasonable and diligent investigation with respect to the subject of such "knowledge" (whether or not such investigation has actually been undertaken).

                  (l) Terms which are defined in one section of any Loan Document are used with such definition throughout the instrument in which so defined.

                  (m) The symbol "$" refers to United States Dollars.

                  (n) Unless limited by reference to a particular Section or provision, any reference to "herein", "hereof", or "within" is to the entire Loan Document in which such reference is made.

                  (o) References to "this Agreement" or to any other Loan Document is to the subject instrument as amended to the date on which application of such reference is being made.

                  (p) Except as otherwise specifically provided, all references to time are to Boston time.

                  (q) In the determination of any notice, grace, or other period of time prescribed or allowed hereunder:

                           (i) Unless otherwise provided (I) the day of the act, event, or default from which the designated period of time begins to run shall not be included and the last day of the period so computed shall be included unless such last day is not a Business Day, in which event the last day of the relevant period shall be the then next Business Day and (II) the period so computed shall end at 5:00 PM on the relevant Business Day.

                           (ii) The word "from" means "from and including".

                           (iii) The words "to" and "until" each mean "to, but excluding".

                           (iv) The word "through" means "to and including".

                  (r) The Loan Documents shall be construed and interpreted in a harmonious manner and in keeping with the intentions set forth in Section 20:20-14 hereof, provided, however, in the event of any inconsistency between the provisions of this Agreement and any other Loan Document, the provisions of this Agreement shall govern and control.

         20-14 -INTENT. It is intended that:

                  (a) This Agreement take effect as a sealed instrument.

                  (b) The scope of all Collateral Interests created by any Borrower to secure the Liabilities be broadly construed in favor of the Administrative Agent and that they cover all assets of each Borrower.

                  (c) All Collateral Interests created in favor of the Administrative Agent at any time and from time to time by any Borrower secure all Liabilities, whether now existing or contemplated or hereafter arising.

                  (d) All reasonable costs, expenses, and disbursements incurred by any Agent, and, to the extent provide in Section 20:20-9 each Lender, in connection with such Person's relationship(s) with any Borrower shall be borne by the Borrowers.

                  (e) Unless otherwise explicitly provided herein, the Administrative Agent's consent to any action of any Borrower which is prohibited unless such consent is given may be given or refused by the Administrative Agent in its sole discretion and without reference to Section 2:2-18 hereof.

         20-15 -PARTICIPATIONS. Each Lender may sell participations to one or more financial institutions (each, a "PARTICIPANT") in that Lender's interests herein provided that no such participation shall include any provision which accords that Participant with any rights, vis a vis any Agent, with respect to any requirement herein for approval by a requisite number or proportion of the Lenders. No such sale of a participation shall relieve a Lender from that Lender's obligations hereunder nor obligate any Agent to any Person other than a Lender.

         20-16 -RIGHT OF SET-OFF. Any and all deposits or other sums at any time credited by or due to any Borrower from any Agent or any Lender or any Participant or from any Affiliate of any of the foregoing, and any cash, securities, instruments or other property of any Borrower in the possession of any of the foregoing, whether for safekeeping or otherwise (regardless of the reason such Person had received the same) to the extent permitted by law, shall at all times constitute security for all Liabilities and for any and all obligations of each Borrower to each Agent and such Lender or any Participant or such Affiliate and following the occurrence of an Event of Default may be applied or set off against the Liabilities and against such obligations at any time, whether or not such are then due and whether or not other collateral is then available to any Agent or that Lender.

         20-17 -PLEDGES TO FEDERAL RESERVE BANKS: Nothing included in this Agreement shall prevent or limit any Lender, to the extent that such Lender is subject to any of the twelve Federal Reserve Banks organized under Section 4 of the Federal Reserve Act (12 U.S.C. Section 341) from pledging all or any portion of that Lender's interest and rights under this Agreement, provided, however, neither such pledge nor the enforcement thereof shall release the pledging Lender from any of its obligations hereunder or under any of the Loan Documents.

         20-18 -MAXIMUM INTEREST RATE. Regardless of any provision of any Loan Document, neither any Agent nor any Lender shall be entitled to contract for, charge, receive, collect, or apply as interest on any Liability, any amount in excess of the maximum rate imposed by Applicable Law. Any payment which is made which, if treated as interest on a Liability would result in such interest's exceeding such maximum rate shall be held, to the extent of such excess, as additional collateral for the Liabilities as if such excess were "Collateral."

         20-19  -WAIVERS.

                  (a) The Borrowers' Representative and each Borrower (and all guarantors, endorsers, and sureties of the Liabilities) make each of the waivers included in Section 20:20-19(b), below, knowingly, voluntarily and intentionally, and each understands that each Agent and each Lender, in establishing the facilities contemplated hereby and in providing loans and other financial accommodations to or for the account of the Borrowers as provided herein, whether not or in the future, is relying on such waivers.

                  (b) THE BORROWERS' REPRESENTATIVE, EACH BORROWER AND EACH SUCH GUARANTOR, ENDORSER, AND SURETY RESPECTIVELY WAIVES THE
                  FOLLOWING:

                           (i) Except as otherwise specifically required hereby, notice of non-payment, demand, presentment, protest and all forms of demand and notice, both with respect to the Liabilities and the Collateral, all defenses which may be available by virtue of any valuation, stay, moratorium law or other similar law now or hereafter in effect, any right to require the marshalling of assets of the Borrowers or any other entity or other person primarily or secondarily liable with respect to any of the Liabilities, and all suretyship defenses generally

                           (ii) Except as otherwise specifically required hereby, the right to notice and/or hearing prior to an Agent's exercising of that Agent's rights upon default.

                           (iii) THE RIGHT TO A JURY IN ANY TRIAL OF ANY CASE OR CONTROVERSY IN WHICH ANY AGENT OR ANY LENDER IS OR BECOMES A PARTY (WHETHER SUCH CASE OR CONTROVERSY IS INITIATED BY OR AGAINST ANY AGENT OR ANY LENDER OR IN WHICH ANY AGENT OR ANY LENDER IS JOINED AS A PARTY LITIGANT), WHICH CASE OR CONTROVERSY ARISES OUT OF OR IS IN RESPECT OF, ANY RELATIONSHIP AMONGST OR BETWEEN THE BORROWERS' REPRESENTATIVE, ANY BORROWER OR ANY OTHER PERSON AND THE AGENT AND EACH LENDER LIKEWISE WAIVES THE RIGHT TO A JURY IN ANY TRIAL OF ANY SUCH CASE OR CONTROVERSY).

                           (iv) Except for manifest error, any defense, counterclaim, set-off, recoupment, or other basis on which the amount of any Liability, as stated on the books and records of the Administrative Agent or any Lender, could be reduced or claimed to be paid otherwise than in accordance with the tenor of and written terms of such Liability.

                  (v) Any claim to consequential, special, or punitive damages.

         20-20 -COUNTERPARTS. This Agreement and any amendment hereto may be executed in several counterparts and by each party on a separate counterpart, each of which when executed and delivered shall be an original, and all of which shall constitute one instrument. In proving this Agreement it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.

                                                   THE BORROWERS' REPRESENTATIVE
                                                            JACOBSON STORES INC.

                                By  /s/   Kevin C. Binkley
                                    ------------------------------------------

                        Print Name:     Kevin C. Binkley
                                    ------------------------------------------

                             Title:     VP-Treasurer
                                    ------------------------------------------




                                                                  THE BORROWERS:
                                                            JACOBSON STORES INC.

                                By  /s/   Kevin C. Binkley
                                    ------------------------------------------

                        Print Name:     Kevin C. Binkley
                                    ------------------------------------------

                             Title:     VP-Treasurer
                                    ------------------------------------------



                                                           JACOBSON CREDIT CORP.

                                By  /s/   Kevin C. Binkley
                                    ------------------------------------------

                        Print Name:     Kevin C. Binkley
                                    ------------------------------------------

                             Title:     VP-Treasurer
                                    ------------------------------------------



                                                  JACOBSON STORES REALTY COMPANY

                                By  /s/   Kevin C. Binkley
                                    ------------------------------------------

                        Print Name:     Kevin C. Binkley
                                    ------------------------------------------

                             Title:     VP-Treasurer
                                    ------------------------------------------

                                      ADMINISTRATIVE AGENT, COLLATERAL AGENT
                                                         AND DOCUMENTATION AGENT
                                                       FLEET RETAIL FINANCE INC.





                                By  /s/   James J. Ward
                                    ------------------------------------------

                        Print Name:  James J. Ward
                                    ------------------------------------------

                             Title:  Director
                                    ------------------------------------------

                                                                    THE LENDERS:
                                                       FLEET RETAIL FINANCE INC.

                                By  /s/   James J. Ward
                                    ------------------------------------------

                        Print Name:  James J. Ward
                                    ------------------------------------------

                             Title:  Director
                                    ------------------------------------------


                                                    FOOTHILL CAPITAL CORPORATION



                                By  /s/   Eileen Quinn
                                    ------------------------------------------

                        Print Name:  Eileen Quinn
                                    ------------------------------------------

                             Title:  Vice President
                                    ------------------------------------------

                                                          HELLER FINANCIAL, INC.

                                By  /s/   Richard J. Holston
                                    -------------------------------------------

                        Print Name:  Richard J. Holston
                                    -------------------------------------------

                            Title:     AVP
                                   --------------------------------------------


                                                      STANDARD FEDERAL BANK N.A.
                                                  (f/k/a Michigan National Bank)


                                By  /s/   Matthew Barbuscak
                                    -------------------------------------------

                       Print Name:  Matthew Barbuscak
                                   --------------------------------------------

                            Title:  Vice President
                                   --------------------------------------------



                                                   ORIX FINANCIAL SERVICES, INC.


                                By  /s/   Dawn M. Dieter
                                   --------------------------------------------

                        Print Name:  Dawn M. Dieter
                                    -------------------------------------------

                             Title:  Vice President
                                    -------------------------------------------

                                                              THE PROVIDENT BANK


                                By  /s/   Cary M. Sierzputowski
                                   --------------------------------------------

                        Print Name:  Cary M. Sierzputowski
                                   --------------------------------------------

                             Title:  Vice President
                                   --------------------------------------------



                                       IBJ WHITEHALL BUSINESS CREDIT CORPORATION


                                By  /s/   Bruce Kasper
                                   --------------------------------------------

                        Print Name: Bruce Kasper
                                    -------------------------------------------

                             Title: Vice President
                                    -------------------------------------------



                                                                   COMERICA BANK


                                By  /s/   Andrew Ottaway
                                   --------------------------------------------

                        Print Name: Andrew Ottaway
                                    -------------------------------------------

                             Title: Vice President
                                    -------------------------------------------